EXHIBIT NO. 10.6















                            MEZZANINE LOAN AGREEMENT

                           Dated as of March 19, 2003

                                  by and among

                  PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C.

                                   as Borrower

                                       and

                            LNR EASTERN LENDING, LLC

                                    as Lender





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                                Table of Contents

                                                                            Page




ARTICLE I      DEFINITIONS, PRINCIPLES OF CONSTRUCTION.......................2

      Section 1.1    Definitions.............................................2

      Section 1.2    Principles of Construction.............................30

ARTICLE II     GENERAL......................................................31

      Section 2.1    The Loan...............................................31

      Section 2.2    Interest...............................................32

      Section 2.3    Loan Payment...........................................35

      Section 2.4    Prepayment.............................................36

      Section 2.5    Release of the Collateral..............................37

      Section 2.6    [Intentionally Deleted]................................37

      Section 2.7    [Intentionally Deleted]................................37

      Section 2.8    Extension of Initial Maturity Date.....................37

      Section 2.9    [Intentionally Deleted]................................39

      Section 2.10   [Intentionally Deleted]................................39

      Section 2.11   Waiver of Exit Fee.....................................39

ARTICLE III    CONDITIONS PRECEDENT.........................................39

      Section 3.1    Conditions Precedent to the Loan.......................39

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE BORROWER...............44

      Section 4.1    Representations and Warranties of the Borrower.........44

      Section 4.2    Survival of Representations............................53

ARTICLE V      AFFIRMATIVE COVENANTS........................................53

      Section 5.1    Affirmative Covenants of the Borrower..................53

ARTICLE VI     NEGATIVE COVENANTS...........................................66

      Section 6.1    Negative Covenants.....................................66

      Section 6.2    Lender's Approval......................................75

ARTICLE VII    CONSTRUCTION.................................................75

      Section 7.1    Construction Covenants.................................75

      Section 7.2    No Reliance............................................78

      Section 7.3    Cooperation With Senior Lender.........................79

ARTICLE VIII   CASUALTY AND CONDEMNATION....................................79

      Section 8.1    Required Coverage......................................79

ARTICLE IX     DEFAULTS.....................................................86

      Section 9.1    Event of Default.......................................86

      Section 9.2    Remedies...............................................91

      Section 9.3    Construction Remedies..................................91

ARTICLE X      PROPERTY MANAGEMENT AND LEASING AGREEMENT....................93

      Section 10.1   Termination of Property Manager........................93

      Section 10.2   Termination of Leasing Agent...........................93

ARTICLE XI     MISCELLANEOUS................................................94

      Section 11.1   Survival...............................................94

      Section 11.2   Governing Law; Consent to Jurisdiction.................94

      Section 11.3   Modification, Waiver in Writing........................95

      Section 11.4   Failure to Enforce Not a Waiver........................96

      Section 11.5   Notices................................................96

      Section 11.6   Trial by Jury..........................................98

      Section 11.7   Headings...............................................98

      Section 11.8   Severability...........................................98

      Section 11.9   Preferences............................................98

      Section 11.10  Waiver of Notice.......................................98

      Section 11.11  Remedies of the Borrower; Deemed Consent...............99

      Section 11.12  Expenses, Indemnity....................................99

      Section 11.13  Exhibits and Schedules Incorporated...................100

      Section 11.14  Offsets, Counterclaims and Defenses...................100

      Section 11.15  No Joint Venture or Partnership.......................100

      Section 11.16  Publicity and Confidentiality.........................100

      Section 11.17  Waiver of Marshaling of Assets........................101

      Section 11.18  Conflict; Construction of Documents...................101

      Section 11.19  Brokers and Financial Advisors........................101

      Section 11.20  No Third Party Beneficiaries..........................101

      Section 11.21  Prior Agreements......................................102

      Section 11.22  Right of Setoff.......................................102

      Section 11.23  Loan Assignability....................................102

      Section 11.24  Exculpation of Lender; No Petition....................104

      Section 11.25  Limitation on Liability...............................104

      Section 11.26  Restricted Securities Account.........................105

      Section 11.27  Register; Ownership Interest in the Loan..............106


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                                TABLE OF CONTENTS
                                   (continued)




EXHIBITS

EXHIBIT A   - The Land
EXHIBIT B   - Approved  Construction Budget
EXHIBIT C   - Form  of  Project  Lease  EXHIBIT  D-1 - Form of
              Architect's  Certificate
EXHIBIT D-2 - Form of  Construction  Manager's  Certificate
EXHIBIT D-3 - Form of  Property  Manager's  Certificate
EXHIBIT E   - Current  Litigation
EXHIBIT F   - Insurance Claims
EXHIBIT G   - Obligations with respect to Tenant Allowances, Free
              Rent Periods and Tenant Improvements
EXHIBIT H   - Rights or Interests  of Real  Estate  Brokers  under  Leases
EXHIBIT I   - Rights to Purchase, Rights of First Refusal on Purchase
               and Termination Rights under the Leases
EXHIBIT J   -   Borrower's Structure
EXHIBIT K   -   Form of Tenant Estoppel Certificate
EXHIBIT L   -   [Intentionally Deleted]
EXHIBIT M   -   Operating Agreements
EXHIBIT N   -   Schedule of Payment and Performance Bonds

            THIS MEZZANINE LOAN AGREEMENT, dated as of March 19th, 2003 (this "Agreement"), by and among PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company (the "Borrower") and LNR EASTERN LENDING LLC, a Georgia limited liability company ("Lender").

      All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, Dearborn Center, L.L.C., a Delaware limited liability company (the "Property Owner"), owns that certain piece of land (the "Land") in Chicago, Illinois, situated north of Adams Street between State and Dearborn Streets and as more fully described on Exhibit A attached hereto, on which it is completing construction of a class "A" mixed use building (the "Building"), known as "Dearborn Center", which contains approximately 1,395,000 NRSF of office space, 107,000 NRSF of retail space and a parking facility containing at least 209 parking stalls (the "Project");

            WHEREAS, the Borrower is the owner of 100% of the issued and outstanding membership interests in the Property Owner (the "Borrower Equity Interests");

            WHEREAS, in connection with the construction and development of the Project, the Property Owner has entered into that certain Credit Agreement dated as of January 5, 2001 with Bayerische Hypo- Und Vereinsbank AG, New York Branch (the "Senior Lender"), as same has been amended by (i) that Omnibus First
Modification to Senior Loan Documents, (ii) that Amendment to Omnibus First Modification to Senior Loan Documents, (iii) that Omnibus Second Modification to Senior Loan Documents, and (iv) that Omnibus Third Modification to Senior Loan Documents (collectively; the "Senior Loan Agreement");

            WHEREAS, to provide additional financing for the construction and development of the Project (the "Existing Mezzanine Loan"), the Borrower and Bankers Trust Company, as agent and lender ("BT"), and other lenders (BT and such other lenders being referred to, collectively, as the "Prior Lenders"), entered into that certain Mezzanine Construction Loan Agreement dated as of January 5, 2001, as amended by that Omnibus First Modification to Mezzanine Loan Documents, that Omnibus Second Modification to Mezzanine Loan Documents and that Omnibus Third Modification to Mezzanine Loan Documents (collectively, the "Prior Loan Agreement");

            WHEREAS, Borrower has requested and the Lender has agreed, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as defined below), to make a loan to the Borrower in the principal amount of the Loan Amount (as defined below) for the refinancing of the Existing Mezzanine Loan relative to the Project.

            NOW, THEREFORE, in consideration of the making of the Loan (as defined below) by the Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE I
                   DEFINITIONS, PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein, capitalized terms in this Agreement shall have the following meanings:

            "Acceptable Development Team" shall mean (i) Prime Group Realty, L.P. (so long as no Change of Control shall occur with respect to Prime Group Realty, L.P.) and/or (ii) any other group of Persons that have day-to-day responsibility for the construction and development of the Project, who have relevant experience in the construction and development of facilities comparable to the Project in the Chicago area and are reasonably satisfactory to the Lender.

            "Acceptable Leasing Agent" shall mean (i) Guarantor, Prime Group Services, Inc. and their Affiliates or (ii) any other reputable and experienced professional leasing company which (A) shall have at least five (5) years experience in the leasing of facilities comparable to the Mortgaged Property,
(B) shall have under contract, at the time of its engagement as Leasing Agent, not fewer than three (3) similar office buildings (excluding the Mortgaged Property) and (C) shall be a Person approved by the Lender in advance, which approval shall not be unreasonably withheld, or delayed.

            "Acceptable Property Manager" shall mean (i) Guarantor (or any of its Affiliates) or Prime Group Realty Services Inc. (or any of its Affiliates), or (ii) any other reputable and experienced professional property management company which (A) shall have at least five (5) years experience in the management of facilities comparable to the Mortgaged Property, (B) shall have under management, at the time of its engagement as Property Manager, not fewer than three (3) similar office buildings (excluding the Mortgaged Property) and
(C) shall be a Person approved by the Lender in advance, which approval shall not be unreasonably withheld or delayed.

            "Accrued Management Fee" shall mean, at any time, the difference between (i) the aggregate of the management fees which have theretofore been earned pursuant to the Property Management Agreement (which amount shall not exceed $1.00 per square foot) and (ii) the amount of management fees that have theretofore been paid pursuant to the Property Management Agreement.

            "Additional Subordinate Collateral" shall mean those second priority interests in the Construction Agreement, the Architect's Agreement, the Property Management Agreement, the Leasing Agreement and certain other "Agreements" (as defined in the Assignment of Agreements) granted by the Property Owner in favor of the Lender, pursuant to the Loan Documents.

            "Advance" shall have the meaning set forth in Section 2.1.1 hereof.

            "Affiliate" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with the Person or Persons in question.

            "Affiliate  Contracts" shall mean any contract or agreement  between
(i) the Borrower or the Property Owner or the Guarantor and (ii) an Affiliate of any of the Borrower Parties.

            "Agreement" shall have the meaning set forth in the preamble to this Agreement.

            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "Applicable  Interest  Rate"  shall  have the  meaning  set forth in
Section 2.2.2 hereof.

            "Approval", "Approved", "approval" or "approved" shall mean as the context so determines, an approval in writing given to the party seeking approval.

            "Approved Banks" shall mean banks or other financial institutions which have (i) (A) a minimum net worth of $500,000,000 or (B) total assets of at least $5,000,000,000 and (ii) a minimum long-term senior unsecured debt rating from the Rating Agencies at least equivalent to the Required Rating.

            "Approved Construction Budget" shall mean the budget for total estimated Construction Costs, dated as of the date hereof and attached hereto as Exhibit B, as the same may be amended from time to time with the approval of the Lender or as otherwise specifically permitted in this Agreement.

            "Approved Lease" shall mean (i) the Bank One Lease, the Holland & Knight Lease, the Citadel Lease and the Market Foods Lease; (ii) any Project Lease for less than 10,000 NRSF that meets the criteria set forth in clause
(i)(B) of the definition of "Qualifying Lease" (provided that Approved Leases pursuant to this clause (ii) may not amount in the aggregate to more than 200,000 NRSF); (iii) any Lease which meets the Minimum Net Effective Rent
Requirements; and/or (iv) any Lease approved by the Lender prior to the execution thereof, in any case as the same shall have been executed and delivered by all parties thereto (including any guarantors), it being agreed that so long as a final copy of a Lease executed by the Tenant is submitted for the Lender's approval, together with a copy of such Lease marked against the form set forth in Exhibit C attached hereto, (A) the Lender shall endeavor to approve or disapprove such Lease within seven (7) Business Days after the Borrower's request for approval, (B) if the Lender fails to approve or disapprove of a Lease in the period set forth in the immediately preceding clause and the Borrower notifies the Lender of such failure (which second notice shall reference this provision and shall state, in bolded language, "FAILURE TO APPROVE OR DISAPPROVE OF A LEASE SHALL RESULT IN A DEEMED APPROVAL OF SUCH LEASE"), the Lender shall endeavor to approve or disapprove of such Lease within three (3) Business Days of receipt of such second notice and (C) in the event that the Lender fails to approve or disapprove of such Lease in the period set forth in the immediately preceding clause, the Lease shall be deemed to be an Approved Lease.

            "Architect" shall mean DeStefano and Partners, Ltd., and its permitted successors and assigns, or any other architect approved by the Lender.

            "Architect's Consent" shall mean that certain Second Priority Architect's Consent and Subordination of Architect's Agreement relating to the Mortgaged Property entered into by the Architect in favor of the Lender.

            "Architect's Agreement" shall mean the applicable contract for architectural services between the Property Owner and the Architect, with respect to the design of the Improvements which has been approved by the Lender.

            "Assignment" shall have the meaning set forth in Section 5.1(v) hereof.

            "Assignment of Agreements" shall mean that certain Second Priority Assignment of Agreements, Licenses, Permits and Contracts, dated as of the date hereof, from the Property Owner, as assignor, to the Lender, as assignee, assigning to the Lender as security for the Loan all of the Property Owner's interest in and to all licenses, permits and contracts necessary or desirable for the construction, use and operation of the Improvements.

            "Bank One" shall mean Bank One, NA, a national banking association and its permitted successors and assigns.

            "Bank One Lease" shall mean that certain Office Lease relating to the Mortgaged Property, dated January 24, 2000, between the Property Owner, as landlord, and Bank One, as tenant, as amended by that First Amendment to Office Lease and Work Letter Agreement dated as of November 14, 2002, as same may be amended from time to time in accordance with the terms of this Agreement.

            "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy" as the same may be amended, modified, succeeded or replaced, from time to time.

            "Base Building Improvements" shall mean the Improvements to the Land which comprise the Building, in furtherance of the Project, excluding tenant fit-out work and any other so called "tenant improvements" with respect to Approved Leases.

            "Base Management Fee" shall mean a fee payable to the Property Manager in the amount of sixty-four cents ($0.64) per square foot with respect to space at the Project which is subject to Approved Leases.

            "Basic Carrying Costs" shall mean the sum of the following costs associated with the Mortgaged Property: (i) Taxes and Other Charges; and (ii) Insurance Premiums.

            "Beneficial", when used in the context of beneficial ownership, shall have the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            "Borrower" shall have the meaning set forth in the preamble to this Agreement.

            "Borrower Equity Interests" shall have the meaning set forth in the recitals to this Agreement.

            "Borrower Party" shall mean any of the Borrower, the Property Owner, the Managing Member, the Guarantor or any of their respective successors and assigns as permitted hereunder.

            "Breakage Fee" shall mean the amount equal to all the amounts referred to in Section 2.2.2(e) below.

            "Building" shall have the meaning set forth in the recitals to this Agreement.

            "Business Day" shall mean any day (other than a Saturday and a Sunday) on which commercial banks are not authorized or required to close in New York City.

            "Capital Expenditures" shall mean the costs incurred by the Property Owner with respect to capital replacements and repairs made to the Mortgaged Property (including, without limitation, repairs to, and replacements of, the structural components, roofs, building systems, parking garages and parking lots), in each case to the extent required to be capitalized in accordance with GAAP.

            "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

            "Cash and Cash Equivalents" shall mean (i) Cash, (ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal
National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall be rated "AAA" by the Rating Agencies or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least A-1+ (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, (v) floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than six (6) months after the date of purchase of such obligation by Borrower or Lender, the note, instrument or letter of credit must be issued by a bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vi) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term senior unsecured debt rating at least equal to the Required Rating), and (viii) investments in money market funds and money market mutual funds substantially all of the assets of which are comprised of investments described in clauses (i) through (vii) above. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as "derivatives", any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips.

            "Casualty" shall mean a fire, explosion, flood, collapse or other casualty affecting the Mortgaged Property.

            "Citadel" shall mean Citadel Investment Group, L.L.C. and its permitted successors and assigns.

            "Citadel Lease" shall mean that certain Lease Agreement dated as of February 9, 2001, as same has been amended by (i) that certain First Amendment to Lease Agreement, dated as of February 21, 2001, (ii) that certain Second Amendment to Lease Agreement and First Amendment to Work Letter Agreement dated as of August 19, 2002 and (iii) that certain Third Amendment to Lease Agreement and Second Amendment to Work Letter Agreement dated as of August 19, 2002, between the Property Owner, as landlord, and Citadel, as tenant, as amended from time to time in accordance with the terms of this Agreement.

            "Change of Control" shall mean with respect to Guarantor and Prime Group Realty Trust ("PGRT"), the sale or transfer of more than forty-nine and nine tenths percent (49.9%) of the aggregate of the common shares of PGRT and the common limited partnership units of Guarantor to any one person or group of related persons (as defined or used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than PGRT or any of its Affiliates, including any successive sales and transfers of such ownership interests, but excluding repurchases thereof by PGRT or Guarantor and their respective Affiliates, as the case may be.

            "Closing Date" shall mean March ___, 2003.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral"  shall  mean (i) all of  Borrower's  right,  title  and interest in, under and to the Organizational Documents of the Property Owner, including the Borrower Equity Interests and all proceeds thereof, and (ii) all of the Guarantor's right, title and interest in, under and to the Organizational Documents of the Borrower, (iii) all Receipts, (iv) all other rights appurtenant to the property described in clauses (i), (ii), and (iii) above (including, without limitation, all voting rights), (v) the Additional Subordinate Collateral, (vi) all accounts, certificated securities, chattel paper, commodity accounts, commodity contracts, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, inventory, investment property, money, payment intangibles, proceeds, securities, securities accounts, security entitlements, and uncertificated securities of the Borrower, as those terms are defined in the Uniform Commercial Code and (vii) any stock certificates, other certificates or instruments evidencing any of the foregoing.

            "Combined Debt Service" shall mean, for any period, the sum of (x) Monthly Debt Service Payments payable for such period, plus (y) "Debt Service" as defined in and calculated under the Senior Loan Agreement.

            "Completion Guaranty" shall mean that certain Guaranty of Completion and Indemnity, dated as of the date hereof, made by Guarantor in favor of the Lender.

            "Condemnation" shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Mortgaged Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

            "Condemnation Proceeds" shall have the meaning set forth in the definition of Net Proceeds.

            "Conforming  Estoppel   Certificate"  shall  mean  (i)  an  estoppel
certificate pursuant to which a Tenant has certified, at least, that (A) all rental due and payable under the applicable Lease is paid and, if Final Completion has occurred, Tenant has accepted and is in occupancy of the premises demised by such Lease, (B) the Lease has not been amended or otherwise modified and (C) neither the Property Owner (to such Tenant's actual Knowledge), as landlord, nor Tenant is in default of any of its obligations under the Lease and knows of no event which with notice or the passage of time, or both, would result in a default by either the Property Owner or the Tenant under such Lease, or (ii) if acceptable to the Lender, the form of estoppel certificate attached as an exhibit to an Approved Lease.

            "Consolidated Net Worth" shall mean at any time,

(i) the total assets of a Person and its Subsidiaries which would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

(ii) the total liabilities of such Person and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, minus

(iii) the net book amount of all assets of such Person and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP.

            "Construction Agreement" shall mean that certain Contract for Construction dated as of July 21, 2000 entered into by and between the Borrower and MDI.

            "Construction Consultant" shall mean either an officer or employee of the Lender or consulting architects, engineers or inspectors appointed by the Lender which are identified by the Lender to the Borrower.

            "Construction Costs" shall mean, for the Project, all costs and expenses of constructing the Improvements, including, without limitation, all Hard Costs, Soft Costs and other items delineated in the Approved Construction Budget and the costs of all Construction Personal Property.

            "Construction Documents" shall mean the Construction Agreement, the Approved Construction Budget, the Plans and Specifications and each other document executed by or on behalf of the Property Owner in connection with the construction of the Improvements.

            "Construction Manager" shall mean MDI.

            "Construction Personal Property" shall mean materials, furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by the Property Owner, wherever located, and either (i) to be incorporated into the Improvements, or (ii) used solely in connection with the construction of the Improvements.

            "Construction Schedule" shall mean the schedule, broken down by trade, of the estimated dates of commencement and completion of the construction of the Improvements, dated of even date herewith, and approved by the Construction Consultant.

            "Contingent Obligation" as to any Person shall mean, without duplication (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any Indebtedness, exclusive, however, of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or assets) and guaranties of non-monetary obligations (other than guaranties of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (A) with respect to a guaranty of interest or interest and principal, or an operating income guaranty, the net present value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the rate set forth in the note secured thereby, through (1) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder) or the expiration date of such guaranty, whichever is earlier, or (2) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guaranties not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Person. Notwithstanding anything contained herein to the contrary, guaranties of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the immediately preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person, the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person's guarantied obligation and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. All matters constituting "Contingent Obligations" shall be calculated without duplication.

            "Control" or "control" shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. "Controlling" and "controlled" shall have meanings correlative thereto.

            "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, the Note, together with all interest accrued and unpaid thereon, and all other sums due to the Lender in respect of the Loan, including the IRR Amount (if any), the Make-Whole Amount (if any), the Exit Fee and the Breakage Fee, and including any sums due or any obligation of any kind owing under the Note, this Agreement, the Pledge Agreement or any other Loan Document (including, without limitation but without duplication, any then unpaid [at the time of determination] reimbursement or indemnity obligation).

            "Debt Securities" shall mean debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (i) are not subject to prepayment or redemption prior to maturity, (ii) are rated not less than the then Required Rating or
(iii) any combination of the foregoing. Any Debt Securities delivered to the Lender as collateral for an obligation shall mature not less than one (1) Business Day prior to the due date of such obligation.

            "Debtor Relief Laws" shall mean applicable liquidation, bankruptcy, conservatorship, moratorium, rearrangement, insolvency, reorganization or similar laws, domestic or foreign, affecting the rights of creditors generally, including, without limitation, Title 11 of the United States Code.

            "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            "Default Rate" shall mean a rate per annum equal at all times to the lesser of (i) the maximum non-usurious rate permitted by law and (ii) four hundred basis points (4.00%) in excess of the Applicable Interest Rate.

            "Eligible Account" shall mean (i) an account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account (A) shall be a separate and identifiable account from all other funds held by the holding institution, (B) shall be established and maintained in the name of the Lender, and (C) shall be under the sole dominion and control of the Lender, and may contain only funds held for its benefit. Following a rating downgrade, withdrawal, qualification or suspension of an Eligible Institution which maintains an Eligible Account each such Eligible Account must promptly (and in any case within not more than sixty (60) calendar days) be moved to a qualifying Eligible Institution.

            "Eligible Assignee" shall mean any entity other than an equity real estate investment trust ("REIT") (or any twenty-five percent [25%] or greater owner of a REIT or any Affiliate, director, officer or shareholder owning twenty-five percent [25%] or more of the securities of a REIT or its Affiliate), which REIT, Affiliate, director, officer or shareholder, either individually or in the aggregate, owns office and/or industrial real estate in Chicago, Illinois that competes with assets owned by Guarantor.

            "Eligible Institution" shall mean an institution whose (i) commercial paper, short-term debt obligations or other short-term deposits are rated at least "A-1+" or the equivalent by the Rating Agencies, if the deposits are to be held in the account for less than thirty (30) days, or (ii) long-term senior unsecured debt obligations are rated at least "AA" or the equivalent, if the deposits are to be held in the account for more than thirty (30) days.

            "Engineering Report" shall mean the structural engineering report or reports with respect to the Mortgaged Property prepared by an Independent Engineer and delivered to the Lender in connection with this Agreement, and any amendments or supplements thereto delivered to Lender.

            "Environmental Auditor" shall mean LAW Engineering &
Environmental Services, Inc. or any other independent environmental engineer or auditor approved by the Lender in its sole discretion.

            "Environmental Claim" shall mean any written notice, claim, proceeding, investigation, demand or other communication by any Person alleging or asserting liability with respect to the Borrower, the Property Owner or the Mortgaged Property arising out of, based on or resulting from (i) the presence, use or Release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

            "Environmental Indemnity" shall mean the Environmental Indemnity Agreement, dated as of the date hereof, executed by the Borrower and the Guarantor in connection with the Loan for the benefit of the Lender.

            "Environmental Laws" shall mean any and all of the following as applicable to Borrower, the Property Owner and/or the Property: present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of Governmental Authorities relating to any Hazardous Substances or Hazardous Substance Activity (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601, et seq.) as heretofore or hereafter amended from time to time "CERCLA").

            "Environmental Reports" shall mean the Environmental Site Assessment relating to the Mortgaged Property, and any amendments or supplements thereto delivered to the Lender, and shall also include any other environmental reports delivered to the Lender in connection with this Agreement and the Environmental Indemnity.

            "Environmental Site Assessment" shall mean a "Phase 1 Site Assessment" in respect of the Mortgaged Property, performed by an Environmental Auditor in accordance with ASTM Standard 1527-97 as modified by additional requirements of the Lender, if any, and any "Phase 2" environmental site assessment required by the Lender to be undertaken by the Borrower.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" shall mean any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA
(including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Event of Default" shall have the meaning set forth in Section 9.1(a) hereof.

            "Existing Mezzanine Loan" shall mean that mezzanine construction loan made by the Prior Lenders to the Borrower in the original principal amount of $65,000,000, which mezzanine construction loan has been satisfied on this date with the proceeds from the Loan.

            "Exit Fee" shall mean an amount equal to one percent (1%) of each and every principal amount of the Loan prepaid or paid upon maturity of the Loan.

            "Extended Maturity Date" shall have the meaning set forth in Section
2.8 hereof.

            "Extension Fee" shall have the meaning set forth in Section 2.8 hereof.

            "Extension Notice" shall have the meaning set forth in Section 2.8 hereof.

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum (based on a 360-day year) equal, for each day of such period, to the rate of interest quoted at 11:00 a.m. New York time charged on overnight federal funds transactions with member banks of the Federal Reserve System.

            "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

            "Final Completion", with respect to the Base Building Improvements, shall mean the date when all of the following conditions have been satisfied:

            (i) all Work (including Punch List Items) shall have been completed in a good and workmanlike manner and in accordance with the Plans and Specifications and the Construction Agreement (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value);

            (ii) copies of all required receipts, releases of Liens, affidavits, waivers, guaranties, warranties and bonds applicable to the Work, as well as any other documents required under this Agreement with respect to the Work, shall have been issued and delivered to the Lender;

            (iii) the Property Owner shall have obtained and the Borrower shall have delivered to the Lender copies of all of the Governmental Approvals and all sign-offs, permits, licenses and certificates required by any Governmental Authority relating to the Work and the Base Building Improvements; and

            (iv) the Lender shall have received as-built drawings for the Work reasonably acceptable to Lender, and such other documents, instruments, certificates and materials as are required to be delivered to the Lender on or prior to completion of the Work under this Agreement and the other Loan Documents.

            "Financing Statements" shall mean those certain Uniform Commercial Code Financing Statements relating to the Loan executed by the Borrower, the Property Owner and the Guarantor, as debtors, in favor of the Lender, as secured party.

            "Fiscal Year" shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing occurs and thereafter each twelve-month period commencing on January 1 and ending on December 31 until the Debt is repaid in full.

            "Force Majeure Event" shall mean any event or circumstance that is beyond the Borrower's reasonable control, including, without limitation, any of the following (in each case, but only to the extent that such event or circumstance has actually caused a delay):

            (i) acts of declared or undeclared war by a foreign enemy;

            (ii) civil commotion, national emergency or riots;

            (iii) accidents, fire or other casualty or condemnation;

            (iv) floods;

            (v) earthquakes or acts of God;

            (vi) labor strikes or lock outs not within the reasonable control of a Borrower Party or any contractor;

            (vii) unavailability in the general market of fuel, power or materials;

            (viii) the passage or application of any Law or Regulation or moratorium of any Governmental Authority that has the effect of preventing or delaying any Work or the progress thereof;

            (ix) unusual adverse weather conditions; or

            (x) any failure of the Lender to grant or deny a consent or approval within the time periods herein provided, but only to the extent such failure has actually caused a delay.

            "Four-Party Agreement" shall mean that certain Agreement, dated as of the date hereof, among the Lender, the Senior Lender, Borrower and the Property Owner.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as of the relevant date in question, consistently applied.

            "Governmental Approvals" shall mean all approvals, consents, waivers, orders, acknowledgements, authorizations, permits and licenses required under applicable Laws and Regulations to be obtained from any Governmental Authority, including, without limitation, for the construction of the Improvements and the use, occupancy and operation thereof following completion of construction.

            "Governmental Authority" shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

            "Guaranties" shall mean the Completion Guaranty, the Interest and Operating Cost Guaranty and the Non-Recourse Carveout Guaranty.

            "Guarantor" shall mean Prime Group Realty, L.P., a Delaware limited partnership, and its permitted successors and assigns.

            "Guaranty Obligations" shall mean any obligations guarantying any Indebtedness of any other Person in any manner, whether direct or indirect, and including, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor,
(ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase any property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided, however, that Guaranty Obligations shall exclude endorsements of negotiable instruments for collection or deposit, in either case in the ordinary course of business or guaranties of customary non-recourse carve-outs.

            "Hard Costs" shall mean the direct costs of building, improving or repairing the Project and the Improvements, including, without limitation, the cost of land, construction, bricks, mortar, steel, glass, painting and related building maintenance, carpeting, roof repair and replacement, landscaping, heating, ventilation and air conditioning equipment, sprinkler systems, site improvements, hard Construction Costs delineated in the Approved Construction Budget and other items generally considered hard costs under construction industry practice.

            "Hazardous Substance" shall mean (A) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity" and (B) petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or reduction of crude oil, natural gas, or geothermal resources. Without limiting the foregoing, Hazardous Substances shall also include asbestos and asbestos-containing materials and polychlorinated biphenyls.

            "Holland & Knight" shall mean Holland & Knight, LLP, a Florida limited liability partnership, and its permitted successors and assigns.

            "Holland & Knight Lease" shall mean that certain Lease Agreement relating to the Mortgaged Property, dated as of July 20, 2000, entered into by and between the Property Owner, as landlord, and Holland & Knight, as tenant, as the same was amended by that certain First Amendment to Lease and Work Letter, dated as of November 1, 2000, that certain Second Amendment to Lease, dated as of December 13, 2000, that certain Third Amendment to Lease, dated as of January 2, 2001, that certain Third Amendment to Work Letter Agreement dated as of May 31, 2002, that certain Fourth Amendment to Lease and Work Letter Agreement dated as of October 1, 2002, and that certain side letter agreement dated as of February 28, 2003, and as same may be further amended from time to time in accordance with the terms of this Agreement.

            "Improvements" shall mean all buildings, structures, fixtures and improvements, together with any additions thereto or alterations or replacements thereof, now or hereafter on the Land.

            "Indebtedness" shall mean, with respect to any Person, without duplication, the following, whether direct or contingent:

            (i) all indebtedness for borrowed money (excluding trade and construction payables and other similar working capital items up to $1,300,000 in the aggregate outstanding at any time, provided that real estate taxes and capital expenditures shall not be included in the calculation of the amount of such payables or working capital amounts unless and until the same are actually due and owing);

            (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

            (iii) all Guaranty Obligations;

            (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (A) supporting other Indebtedness of the Borrower or the Guarantor, or (B) to the extent offset by Cash or Cash Equivalents held in escrow to secure such letter of credit and draws thereunder);

            (v) all lease obligations required to be capitalized under GAAP;

            (vi) all Indebtedness of another Person secured by any lien on any property of the Borrower, the Property Owner or the Guarantor, whether or not such indebtedness has been assumed;

            (vii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements;

            (viii) indebtedness created or arising under any conditional sale or title retention agreement (other than conditional sale and title retention agreements entered into in the ordinary course of business for assets incidental to the management and operation of the Mortgaged Property); and

            (ix) obligations of such Person with respect to withdrawal liability to or on behalf of any Multiemployer Plan;

provided, however, that Indebtedness shall not include (1) current accounts payable (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business (provided that all such liabilities, accounts and claims shall be paid when due or in conformity with customary trade terms or customary dispute resolution procedures) which do not exceed $1,300,000 in the aggregate outstanding at any time, (2) accrued expenses (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business, (3) indemnification and similar Contingent Obligations which are not assurances of payment of the items described in subclauses (i) through (ix) of this definition or not otherwise described in the Completion Guaranty, (4) customary non-recourse carve-outs, (5) indebtedness in respect of which Cash or Cash Equivalents have been deposited with a lender or its agent as collateral to defease such indebtedness and (6) dividends and distributions payable by such Person.

            "Independent Engineer" shall mean any reputable engineer, approved by the Lender in its sole discretion, that is licensed or registered in the jurisdiction where the Mortgaged Property is located, if required by the laws of such jurisdiction, and is not affiliated with any Borrower Party.

            "Insufficiency" means, with any respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Initial Maturity Date" shall mean January 5, 2004.

            "Insurance Premiums" shall have the meaning set forth in Section 8.1.1(d) hereof.

            "Insurance Proceeds" shall have the meaning set forth in the definition of Net Proceeds.

            "Insurance Requirements" shall mean all terms of any insurance policy required hereunder covering or applicable to the Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof or any use of the Mortgaged Property or any part thereof.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and between the Lender and the Senior Lender.

            "Interest and Operating Costs Guaranty" shall mean that certain Guaranty of Interest and Operating Costs relating to the Loan, dated as of the date hereof, made by Guarantor in favor of the Lender.

            "Interest Payment Date" shall mean the date through which interest is accrued and on which interest is due. Interest shall be payable monthly in arrears, on the first Business Day of the first month following the initial funding of the Advance under this Loan Agreement and on the first Business Day of each month thereafter until the Note is repaid in full.

            "IRR Amount" shall mean, (x) as of the Initial Maturity Date, an amount which if paid to the Lender on the Initial Maturity Date, when added to the aggregate amount of all interest payments made at the Applicable Interest Rate (excluding the Lender Fees and any increased interest payable at the Default Rate) with respect to the Loan on or prior to such date (including any prior IRR Amounts or Make-Whole Amounts), is sufficient to provide the Lender with a return (compounded monthly) on the then-outstanding principal amount of the Loan being repaid on the Initial Maturity Date equal to fifteen percent (15%) per annum through such date, and (y) as of the Extended Maturity Date, an amount which if paid to the Lender on the Extended Maturity Date, when added to the aggregate amount of all interest payments made at the Applicable Interest Rate (excluding the Lender Fees and any increased interest payable at the Default Rate) with respect to the Loan prior to such date (including any prior IRR Amounts or Make-Whole Amounts), is sufficient to provide the Lender with a return (compounded monthly) on the then-outstanding principal amount of the Loan being repaid (I) for the period up to and including the Initial Maturity Date equal to fifteen percent (15%) per annum and (II) for the period that the Loan was outstanding after the Initial Maturity Date, an amount equal to the sum of 1,300 basis points (13.0%) and the LIBOR Rate in effect at the time of repayment on the then-outstanding principal amount of the Loan. Notwithstanding the foregoing, in the event the LIBOR Rate falls below 200 basis points (2%) at any time, for the purposes of calculating the IRR Amount, the LIBOR Rate shall be deemed to be equal to 200 basis points (2%).

            "Knowledge" or words of similar import shall mean the actual knowledge of a Person or, if such Person is not an individual, of such Person's representatives, agents, employees, officers or directors who would be likely to have material information as to the relevant subject matter.

            "Land" shall have the meaning set forth in the recitals to this Agreement.

            "Laws and Regulations" or "Law or Regulation" shall mean all laws, statutes, treaties, codes, permits, decrees, ordinances, orders, rules, regulations, determinations, or requirements of any governmental authority, arbiter or court, including, without limitation, any Environmental Laws, any building, use, zoning and land use laws or regulations (including set back requirements), whether now or hereafter enacted and in force, relating in any way to (i) the Mortgaged Property, or the construction, ownership, use, alteration or operation thereof, or any part thereof or (ii) the Borrower, Managing Member or the Property Owner.

            "Lease" shall mean any lease, sublease, license, letting, concession, occupancy or agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the date hereof or hereafter entered into by the Property Owner, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, or other agreement entered into pursuant thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            "Leasing Agent" shall mean (i) any Acceptable Leasing Agent or (ii) any other replacement Leasing Agent approved by the Lender.

            "Leasing Agreement" shall mean (i) the leasing provisions contained in the Property Management Agreement pursuant to which the Leasing Agent is to provide leasing and other services with respect to the Mortgaged Property and
(ii) any other leasing agreement entered into with the prior written consent of the Lender (not to be unreasonably withheld or delayed).

            "Leasing Commission" shall mean, with respect to the Mortgaged Property, all fees, commissions, expenses and other compensation (including, without limitation, any incentive fees) heretofore paid by the Property Owner or hereafter payable by the Property Owner to any party, including, without limitation, the Leasing Agent pursuant to the Leasing Agreement, which Leasing Commission shall reflect commercially reasonable, then current "market terms" for the area in which the Mortgaged Property is located for a property of similar type and quality, but in no event to exceed $19,432,698, in the aggregate (unless additional equity is (or has heretofore been) contributed to the Borrower by the Guarantor (and/or any other prior member of Borrower) in an amount equal to any such excess of aggregate Leasing Commissions over $19,432,698).

            "Legal Requirements" shall mean:

            (i) all Laws and Regulations,

            (ii) all permits, licenses and authorizations relating thereto, and

            (iii) all Operating Agreements and other covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Mortgaged Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or in any material way limit or restrict the use and enjoyment thereof.

            "Lender" shall have the meaning set forth in the preamble to this Agreement.

            "Lender Expenses" shall mean all origination costs and all out-of-pocket expenses and costs reasonably incurred by the Lender (or any of its Affiliates) with respect to the making of the Loan customarily includes in reimbursables, such as the duplication and binding of presentation books), including for preparation of audits, agreed-upon-procedures, reasonable travel expenses, preparation of environmental, seismic and engineering reports, credit reports, appraisals, preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (including reasonable attorneys' fees and disbursements in connection therewith and in connection with Lender's due diligence), UCC and other document filing fees; provided, however, that "Lender Expenses" shall not include the syndication costs and expenses and loan participation costs incurred by Lender after the Closing Date.

            "Lender Fees" shall mean the Exit Fee and the Extension Fee.

            "LIBOR Rate" shall mean for any day, as determined by Lender in its good faith judgment, the interest rate per annum offered for deposits in U.S. Dollars for a thirty (30) day period in the London interbank market which appears on Telerate page 3750 or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") at approximately 11:00 A.M. New York time on the date that is two (2) Business Days prior to the first day of an Interest Payment Date, as determined by Lender in its good faith judgment. If the interest period is of a duration falling between the interest periods for which such rate appears on Telerate Page 3750, the LIBOR Rate shall be the rate determined by interpolation between rates for the next shorter and the next longer interest periods for which such rate appears on Telerate Page 3750, as determined by Lender in its good faith judgment, whose determination shall be conclusive in the absence of manifest error. In the event that (i) more than one such LIBOR Rate is provided, the average of such rates shall apply or (ii) no such LIBOR Rate is published, then the LIBOR Rate shall be determined from such comparable financial reporting company as the Lender, in its good faith judgment, shall determine.

            "Licenses" shall have the meaning set forth in Section 4.1(v) hereof.

            "Lien" shall mean any mortgage,  deed of trust,  lien  (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Mortgaged Property, the Collateral or any portion thereof or the Property Owner or Borrower (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics, materialmen's and other similar liens and encumbrances).

            "Loan" shall mean the Advance made pursuant to this Agreement and the other Loan Documents, and evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

            "Loan Amount" shall mean $75,000,000.00.

            "Loan Documents" shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Assignment of Agreements, the Environmental Indemnity, the Guaranties, the Four-Party Agreement, the Construction Manager's Consent, the Architect's Consent, the Property Manager's Consent and the Financing Statements and any other document executed in connection with the Loan, as well as all other documents executed and/or delivered in connection with the Loan or hereafter delivered by or on behalf of the Borrower pursuant to the requirements hereof or of any other Loan Document.

            "Make-Whole Amount" shall mean with respect to any prepayment of the Loan before the expiration of the Initial Maturity Date, an amount equal to the difference between (x) the interest payments that would have been payable by the Borrower on the amount of the Loan being prepaid from and after the date of such prepayment to the Initial Maturity Date if such amount had remained outstanding through the Initial Maturity Date at the rate of fifteen percent (15%) per annum, compounded monthly, and (y) the amount of interest which would have been payable over the same period, compounded monthly, at a rate equal to the yield at the time of such prepayment on the U.S. Treasury issue with a maturity date closest to, but not before the Initial Maturity Date (with such yield based on the bid price for such issue as determined by the Lender).

            "Managing Member" shall mean the Guarantor.

            "Market Foods" shall mean Market Foods Limited L.L.C., an Arkansas limited liability company, and its permitted successors and assigns.

            "Market Foods Lease" shall mean that certain Lease Agreement dated as of January 24, 2003 by and between Property Owner and Market Foods, as same may be further amended from time to time in accordance with the terms of this Agreement.

            "Market Lease" shall have the meaning set forth in Section 5.1(t) hereof.

            "Material Adverse Effect" shall mean any material adverse effect upon (i) the business operations, economic performance, assets or condition (financial or otherwise) of any Borrower Party or the Mortgaged Property, (ii) the ability of any Borrower Party to perform, in all material respects, its material obligations under each of the Loan Documents, (iii) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any Loan Document, (iv) the value of, or cash flow from, the Mortgaged Property or the operations thereof or (v) the rights, interests and remedies of the Lender under the Loan Documents.

            "Material Agreements" shall mean each contract and agreement relating to the ownership, development, construction, use, operation, leasing (excluding Approved Leases), management, maintenance, repair or improvement of the Mortgaged Property or any portion thereof, or otherwise imposing obligations on the Property Owner or the Borrower, under which the Property Owner or the Borrower would have the obligation to pay more than $500,000 per annum or which has an unexpired term in excess of one (1) year and cannot be terminated by the Property Owner or the Borrower without cause, penalty or premium upon thirty
(30) days notice or less.

            "Maturity Date" shall mean the Initial Maturity Date or the Extended Maturity Date, as appropriate, or if such day is not a Business Day then on the first Business Day prior thereto, or such other date on which the final payment of principal of the Note becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

            "Mezzanine Debt Service Coverage Ratio" shall mean, on any date of determination, the ratio for the three-month period ending on such date of determination, of (i) the aggregate Net Operating Income for such period to (ii) the aggregate Combined Debt Service for such period.

            "MDI" shall mean AMEC Construction Management, Inc., successor in interest to Morse Diesel International, Inc., and its permitted successors and assigns.

            "Minimum Net Effective Rent Requirements" shall mean, with respect to any Lease of all or any portion of the Project described below, that such Lease provides for the applicable Net Effective Rent in accordance with the following schedule:

                                    Gross Sq Ft      Net Sq Ft          NER

            Retail - LL       Sub    135,014          56,755         $20.42

            Retail - Ground   1     incl. above       27,828         $38.23

            Retail - 2nd      2     incl. above       30,179         $24.84

            Low Rise          3-11    656,514        558,038         $16.73

            Mid Rise         12-24    472,095        401,278         $14.20

            High Rise        25-37    514,644        437,449         $15.35

               Total                1,778,267      1,511,527         $16.35

            "Monthly Debt Service  Payment"  shall have the meaning set forth in
Section 2.3.1 hereof.

            "Mortgage" shall mean that certain first priority Mortgage, Security Agreement, Assignment of Leases, Rents and Revenues, and Fixture Filing, dated as of the date hereof, executed and delivered by the Property Owner as security for the Senior Loan and encumbering the Mortgaged Property.

            "Mortgaged Property" shall have the meaning set forth in the Senior Loan Agreement.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Borrower Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower Party or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Effective Rent" shall mean, with respect to any Lease, the actual rent per rentable square foot for the first year of such Lease, minus (i) tenant allowance costs per rentable square foot divided by the term of such Lease, (ii) leasing commissions costs per rentable square foot divided by the term of such Lease, (iii) all free rent allowances and/or rental abatements allowable to the Tenant at any time during the term of such Lease per rentable square foot divided by the term of such Lease and (iv) any amount of operating expense reimbursements for the Project with respect to which the Tenant is not required to pay its pro rata share under such Lease and for which the Property Owner is not otherwise entitled to be reimbursed.

            "Net Operating Income" shall mean, with respect to the Mortgaged Property for any period, Operating Income less Operating Expenses.

            "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by the Lender as a result of any Casualty to the Mortgaged Property, after deduction of the Lender's reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"); and/or (ii) the net amount of all condemnation awards, proceeds and payments received by the Lender with respect to any Partial Condemnation or Total Condemnation (as applicable), after deduction of the Lender's reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds").

            "Net  Proceeds  Deficiency"  shall  have the  meaning  set  forth in
Section 8.1.4(e) hereof.

            "Non-Recourse Carveout Guaranty" means that certain Non-Recourse Carveout Guaranty relating to the Loan, dated as of the date hereof, made by Guarantor in favor of the Lender.

            "Note" shall mean that promissory note made by the Borrower in favor of the Lender evidencing the Loan Amount, as such promissory note may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time.

            "NRSF" shall mean net rentable square feet determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996).

            "Occupies" or "Occupancy" in respect of a Lease shall mean that Tenant under such Lease (i) has executed and delivered such Lease, (ii) has accepted the premises demised pursuant to such Lease and has provided evidence of acceptance thereof reasonably satisfactory to the Lender, and (iii) either occupies the premises demised pursuant to such Lease or takes possession of such premises for the purpose of constructing tenant improvements.

            "Officer's Certificate" shall mean, with respect to any Borrower Party, a certificate made by an individual authorized to act on behalf of such Borrower Party. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer, Treasurer or Controller (or the equivalent) with respect to such corporation and if the certificate is being delivered in connection with any financial statement, report or record, then such certificate shall be signed by the Chief Financial Officer, Senior Vice President - Finance, Controller or Treasurer of such Borrower Party.

            "Operating Agreements" shall mean (i) reciprocal easement and/or operating agreements, (ii) covenants, conditions and restrictions, and (iii) similar agreements affecting the Mortgaged Property and binding upon and/or benefiting the Property Owner and a third party. A list of Operating Agreements is attached hereto as Exhibit M.

            "Operating Expenses" shall mean, in respect of the Mortgaged Property and for any specified period, on an accrual basis, all expenses paid (or due and payable) by the Property Owner (or by an Acceptable Property Manager for the account of the Property Owner) during such period in connection with the operation of the Mortgaged Property (including Basic Carrying Costs), as well as bookkeeping, accounting, insurance costs, Base Management Fees, Leasing Commissions, wages and other costs and expenses incurred for the Mortgaged Property and legal expenses incurred in connection with the operation of the Mortgaged Property, determined, in each case, consistently with GAAP; but "Operating Expenses" shall not include (i) depreciation or amortization or other noncash items (other than expenses that are accrued but not yet paid), (ii) the principal of and interest on the Senior Loan or any other Indebtedness of the Property Owner, (iii) income taxes or other taxes in the nature of income taxes,
(iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the Senior Loan, (v) the cost of any actual Capital Expenditures, (vi) distributions to the members of the Property Owner of any management fees or similar compensation (other than Base Management Fees and Leasing Commissions) or similar compensation payable to any Affiliate of the Property Owner, and (vii) any item of expense which otherwise would be considered within Operating Expenses but is paid directly by any Tenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

            "Operating Income" shall mean, in respect of the Mortgaged Property and for any specified period, all revenue received by the Property Owner (or by an Acceptable Property Manager for the account of the Property Owner) from any Person during such period in connection with the operation of the Mortgaged Property, determined on an accrual basis of accounting consistent with GAAP, including, without limitation, the following:

            (i) all Rents and, without duplication, all charges received by the Property Owner (or by an Acceptable Property Manager for the account of the Property Owner) for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance and cleaning fees, charges for improvements, parking revenues and income, Taxes and Other Charges and other amounts payable to the Property Owner (or to an Acceptable Property Manager for the account of the Property Owner) under any Lease (including tenant security deposits but only to the extent the Property Owner is entitled to apply or retain the security deposit in accordance with the Lease and any interest income earned thereon and retained by the Property Owner) or other agreement relating to the Mortgaged Property (it being expressly agreed that all rent shall be adjusted to eliminate the effect of straight lining);

            (ii) all amounts payable to the Property Owner (or to an Acceptable Property Manager for the account of the Property Owner) pursuant to Operating Agreements relating to the Mortgaged Property;

            (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

            (iv) business interruption and loss of "rental value" insurance proceeds to the extent such proceeds are allocable to such specified period; and

            (v) all other income, which is recurring and collected in the ordinary course of business of operating the Mortgaged Property.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (iii) and (iv) above, (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Mortgaged Property (other than of the types described in clause (iii) above),
(C) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than the Property Owner or its agents and (D) any fees or other amounts payable by a Tenant or another Person that are reimbursable by the Property Owner to such Tenant or other Person.

            "Organizational Documents" shall mean (i) with respect to any Person that is a corporation, the certificate of incorporation or charter and by-laws of such Person, (ii) with respect to any Person that is a partnership, the partnership agreement and, if a limited partnership, the certificate of limited partnership of such Person and the limited partnership agreement, and (iii) with respect to any Person that is a limited liability company, the certificate of formation or the articles of organization and the operating agreement of such Person.

            "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults and similar areas adjoining the Mortgaged Property, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof and payable by the Property Owner.

            "Other Taxes" shall have the meaning set forth in Section 2.2.2(b) hereof.

            "Outside  Completion  Date"  shall mean the  earlier to occur of (i)
Substantial Completion of construction of the Base Building Improvements with the understanding being that the only remaining items required to be completed to cause Substantial Completion of construction of the Base Building Improvements relate solely to those matters reflected in subpart (iv) of the definition of "Substantial Completion" herein contained, and (ii) August 31, 2003, subject to delays caused by Force Majeure Events.

            "Partial Condemnation" shall mean any condemnation or eminent domain proceeding or action (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental
Authority, whether for any permanent or temporary use, occupancy or other interest affecting such portion of the Mortgaged Property other than a Total Condemnation.

            "Participation" shall have the meaning set forth in Section 5.1(v) hereof.

            "Payment and Performance Bonds" shall mean those dual-obligee payment and performance bonds identified on Exhibit N.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "PCB" shall have the meaning set forth in the definition of Hazardous Substance.

            "Permits" shall mean all licenses, permits, variances and certificates used or required in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person).

            "Permitted Encumbrances" shall have the meaning ascribed to such term in the Senior Loan Agreement.

            "Permitted Indebtedness" shall mean (i) the Debt, (ii) written indemnities entered into in the ordinary course of business and on customary terms and conditions in connection with the acquisition of goods or services, and, (iii) any other unsecured indebtedness approved by the Lender in its sole discretion.

            "Person" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, endowment fund, any Governmental Authority or any other form of entity.

            "Plan" shall mean a Single Employer or a Multiple Employer Plan.

            "Plans and Specifications" shall mean for the Project, the architectural plans and specifications for the Improvements prepared by the Architect and delivered to Lender, as the same may be amended and supplemented from time to time in accordance with the terms of this Agreement.

            "Pledge Agreement" shall mean that certain Pledge and Security Agreement, dated as of the date hereof, made by Guarantor and Borrower in favor of the Lender.

            "Policies" shall have the meaning set forth in Section 8.1.1(c) hereof.

            "Prepayment"  shall  have the  meaning  set forth in  Section  2.4.2 hereof.

            "Prepayment Date" shall have the meaning set forth in Section 2.4.2 hereof.

            "Prepayment  Notice"  shall  have the  meaning  set forth in Section
2.4.2 hereof.

            "Prohibited Amendment" shall have the meaning set forth in Section 6.1(v) hereof.

            "Project" shall have the meaning set forth in the recitals to this Agreement.

            "Project Lease" shall mean a Lease substantially in the form attached hereto as Exhibit C, which form has been approved by the Lender as the standard office lease for the Project.

            "Property Management Agreement" shall mean (i) the amended and restated property management agreement entered into by the Property Owner and the Property Manager and approved by the Lender as set forth in Section 10.1 hereof, pursuant to which the Property Manager is to provide management and other services with respect to the Mortgaged Property and (ii) any other management agreement entered into with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed).

            "Property Manager" shall mean (i) any Acceptable Property Manager or
(ii) any replacement Property Manager appointed in accordance with Section 10.1 hereof.

            "Property Manager's Consent" shall mean that certain Second Priority Property Manager's Consent and Subordination of Property Management Agreement relating to the Mortgaged Property entered into by the Property Manager in favor of the Lender.

            "Property Owner" shall have the meaning set forth in the recitals to this Agreement.

            "Punch List Items" shall have the meaning set forth in the definition of Substantial Completion.

            "Qualified Survey" shall mean that survey of the Mortgaged Property prepared by Chicago Guaranty Survey Company dated June 20, 2002 under Order #0206004.

            "Qualified Title Policy" shall mean that owner's title insurance policy #N0001567P issued on Ticor Title Insurance Company or any new owner's title insurance policy acceptable to Lender.

            "Qualifying Lease" shall mean a Lease that (i) (A) is an Approved Lease and (B) when considered together with all other Qualifying Leases other than the Bank One Lease, provides for an average base rental rate (weighted pro rata to the area of the applicable leased premises) of at least $22.50 per NRSF, which rate assumes that the Tenant under the applicable Qualifying Lease must pay its pro rata share (payable on a "net" basis) of Taxes and Operating Expenses or (ii) the Lender otherwise approves as a Qualifying Lease.

            "Rating Agency" shall mean any one or more of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency and their respective successors, as selected by the Lender.

            "Receipts" shall mean (i) all of the Borrower's distributions, and rights to distributions, from the Property Owner, and (ii) all of the Guarantor's distributions and rights to distributions from the Borrower.

            "Regulation D" shall mean Regulation D of the Federal Reserve Board, as in effect from time to time.

            "Related  Party"  shall  mean  any  member,  shareholder,   partner,
principal, Affiliate, employee, officer, director, agent or representative of any Borrower Party.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata).

            "Rents" shall mean all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account or benefit of the Property Owner or its agents or employees from any and all sources arising from or attributable to the Mortgaged Property and/or the use and occupancy by Tenants thereof, including, without limitation, any obligations now existing or hereafter arising or created out of the sale, Lease, sublease, license, concession or other grant of the right of the use and occupancy of the Mortgaged Property or rendering of services by the Property Owner and proceeds, if any, from business interruption or other loss of income insurance.

            "Required Equity" shall mean an amount equal to $70,000,000, which amount shall have been fully invested (or contributed in the form of land) by the Borrower Parties in the Project in a manner reasonably satisfactory to the Lender.

            "Required Rating" shall mean "AA" (or its equivalent) by the Rating Agencies.

            "Required Records" shall have the meaning set forth in Section 5.1(k)(x) hereof.

            "Restoration" shall mean the repair and restoration of the Mortgaged Property to a substantially comparable condition as existed immediately prior to a Casualty or Partial Condemnation, as applicable, together with such alterations and additions as may be reasonably approved by the Lender or required by a Governmental Authority.

            "Restricted  Securities Account" shall have the meaning set forth in
Section 11.26 hereof.

            "Retainage" shall mean, for each construction contract and subcontract, the greater of (i) ten percent (10%) of all Hard Costs funded to the contractor or subcontractor under the contract or subcontract relating to such contractor's or subcontractor's services until such time as the labor or materials provided under such contract or subcontract is fifty percent (50%) complete as certified by the Construction Consultant, at which time no further Retainage under such contract or subcontract shall be required and (ii) the actual retainage required under such contract or subcontract. There shall be no Retainage on Soft Costs, unless retainage on Soft Costs is required under such construction contract or subcontract, in which case the Retainage for such Soft Costs shall be as set forth in such construction contract or subcontract.

            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

            "Senior Lender" shall have the meaning set forth in the recitals to this Agreement.

            "Senior Loan" shall mean that certain loan contemplated pursuant to the Senior Loan Agreement between the Property Owner and the Senior Lender.

            "Senior Loan Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Senior Loan Amount" shall mean, from time to time, the "Loan Commitment Amount" as defined in and calculated under the Senior Loan Agreement.

            "Senior Loan Documents" shall mean the Senior Loan Agreement and all additional documents executed or delivered by or on behalf of the Property Owner in connection with the Senior Loan as of the date hereof, as heretofore amended, and as may be further amended from time to time in accordance with the terms of the Intercreditor Agreement.

            "Single  Employer Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower Party or any ERISA Affiliate and no Person other than the Borrower Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower Party or any ERISA Affiliate could have liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Soft Costs" shall mean all Construction Costs that are not Hard Costs, and which are delineated in the Approved Construction Budget.

            "Stabilized Occupancy" shall mean Occupancy by Tenants accounting for 92% of the NRSF of the Project pursuant to Approved Leases.

            "Subsidiary" shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, trust, joint venture, limited liability company or other entity in which such Person directly or indirectly through subsidiaries has more than a 50% equity interest at any time and (iii) any partnership, association, trust, joint venture, limited liability company or other business entity which is required to be consolidated with another such business entity in accordance with GAAP.

            "Substantial Completion" shall mean the date when all of the following conditions have been satisfied:

            (i) all Work associated with the Base Building Improvements has been completed in accordance with the Plans and Specifications and the Construction Agreement (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended use or their value) and shall satisfy the requirements of all "Landlord's Work" (other than tenant improvements) under the Bank One Lease, the Holland & Knight Lease and the Citadel Lease, subject only to the completion of non-material details of correction, construction or mechanical adjustment, the non-completion of which does not interfere with the use and occupancy of the Mortgaged Property for its intended purpose (the "Punch List Items");

            (ii) the Property Owner shall have obtained and the Borrower shall have delivered or cause to be delivered to the Lender all required Governmental Approvals and all sign-offs, permits, licenses and certificates of any Governmental Authority regarding work associated with the Base Building Improvements, issued, in each case, by the appropriate Governmental Authority;
            (iii) the Mortgaged Property shall be free of any Lien pertaining to the Work (other than Permitted Encumbrances) and the Lender shall have received such releases of liens, waivers and affidavits with respect thereto as it may reasonably require; and

            (iv) the Lender shall have received all other documents, sign-offs, approvals, licenses and permits, including copies of completed AIA Form G704 (Certificate of Substantial Completion), to determine that all conditions to substantial completion of the Work have been met under the terms of the Senior Loan Documents.

            "Taxes" shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against the Property Owner or the Mortgaged Property or rents therefrom or which may become Liens.

            "Tenant" shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

            "Title Company" shall mean Near North National Title Corporation, as agent, and Ticor Title Insurance Company, Lawyers Title Insurance Corporation, First American Title Insurance Company, Stewart Title Insurance Company and Old Republic Title Insurance Company, as co-insurers.

            "Total Condemnation" shall mean any condemnation or eminent domain proceeding or action (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental
Authority, whether for any permanent or temporary use, occupancy or other interest affecting such portion of the Mortgaged Property as, when so taken or condemned, would leave, in the Lender's reasonable determination, a balance of the Mortgaged Property that, due either to the area so taken or the location of the part so taken in relation to the part not taken, would not, under economic conditions, physical constraints, zoning laws, building regulations and other Laws and Regulations then existing, readily accommodate a new or reconstructed building or buildings and other improvements of a type comparable to the Improvements existing as of the date of such taking or condemnation.

            "UCC" or "Uniform Commercial Code" shall mean (i) with respect to any tangible Collateral, the Uniform Commercial Code as in effect on the date hereof in the state where such Collateral is located, as amended from time to time, and (ii) with respect to any intangible Collateral, the Uniform Commercial Code as in effect on the date hereof in (A) the state in which the chief executive office of the Person with ownership of such Collateral is located, and
(B) the state in which such Person is organized, in each case, as amended from time to time.

            "U.S. Government Securities" shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

            "U.S. Tax" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof (excluding any franchise and income taxes due from and payable by Lender).

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "Work" shall mean all construction, labor, materials, supplies, monitoring, supervision, administration, contracting and other services or materials necessary or desirable for the satisfactory performance, execution and Final Completion of the construction of the Base Building Improvements in accordance with the Plans and Specifications, the Construction Agreement and good construction practice.

     Section 1.2 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "includes", "including" and similar terms shall be construed as if followed by the words "without limitation". The terms "Mortgaged Property" and "Collateral" shall be construed to be followed by the phrase "or any part or portion thereof". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Any reference herein to any Loan Document shall refer to such Loan Document as such Loan Document may be amended, restated or otherwise modified from time to time. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the nomenclature of Standard & Poor's Ratings Services, it being understood that unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency. Whenever in this Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person, provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of the Lender.

     (b) Whenever in this Agreement the phrase the Borrower "shall, or shall cause the Property Owner to" or "shall not permit the Property Owner to" appears, or the Borrower otherwise undertakes and/or covenants to cause the Property Owner to take, or refrain from taking, any action pursuant to this Agreement or any other Loan Document, it shall be understood that Borrower's actions in connection with such undertakings or covenants will be (i) pursuant to proper limited liability company action and in observance of proper limited liability company and entity formalities and capacities in accordance with the Organization Documents of the Borrower and the Property Owner, (ii) not in derogation of any contractual or legal obligations of the Property Owner, and
(iii) not in derogation of the Borrower's obligation to maintain its corporate separateness from the Property Owner.

                                   ARTICLE II
                                     GENERAL

     Section 2.1 The Loan.

     2.1.1 Loan. On the date of funding of the Loan, the Lender shall, subject to the terms and conditions set forth herein, advance the full amount of the proceeds of the Loan Proceeds (the "Advance"). The Loan shall mature on the Maturity Date. The Borrower hereby agrees to accept the Loan as of the date hereof, subject to and upon the terms and conditions set forth herein. The proceeds of the Advance shall only be used by the Borrower to repay the Existing Mezzanine Loan.

     2.1.2 Miscellaneous. The making of the Advance by the Lender shall not constitute the Lender's approval or acceptance of the construction theretofore completed or the materials furnished in connection therewith. The Lender's prior or future inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on the Lender.

     2.1.3 No Re-advances. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.4 The Note. The Loan shall be evidenced by a Note from the Borrower in the principal amount of the Loan. The Note shall bear interest at the Applicable Interest Rate with respect to the principal amount thereof advanced and outstanding to and including the Maturity Date and thereafter (and at any time during the continuance of an Event of Default) until repayment at the Default Rate. The Note shall be subject to repayment as provided in Section 2.3 hereof, shall be entitled to the benefits of this Agreement and shall be secured by the Pledge Agreement and the Financing Statements and by certain of the other Loan Documents.

     Section 2.2 Interest.

     2.2.1 Generally. Interest on the outstanding principal balance of the Loan and the Note shall accrue at the Applicable Interest Rate and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the applicable calendar month.

     2.2.2 Determination of Interest Rate. (a) The rate at which the outstanding principal amount of the Loan bears interest from time to time as set forth below shall be referred to as the "Applicable Interest Rate". The Loan shall bear interest at:

     (i) A fixed rate of ten percent (10%) per annum through and including the Initial Maturity Date; and

     (ii) In the event the Maturity Date is extended to the Extended Maturity Date in accordance with Section 2.8 below, a floating rate equal to 800 basis points (8%) over the LIBOR Rate that is in effect two (2) Business Days prior to the first day of a monthly interest period.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or the Loan (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.2.2) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
(30) days after the date the Lender makes written demand therefor. Notwithstanding the foregoing, in no event shall the Borrower be required to indemnify the Lender (and the terms "Taxes" and "Other Taxes" shall specifically exclude in the case of the Lender) in respect of taxes imposed on the Lender's income (including penalties and interest in respect thereof) and franchise taxes imposed by any Governmental Authority.

     (d) If the Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, the Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of the Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

     (i) to any payment to any Person unless such Person (or if such Person is not the beneficial owner of the Loan, such beneficial owner) has contemporaneously with its becoming a party to an Assignment or Participation, complied with its obligations under Section 11.23(b) hereof;

     (ii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes unless such Person is legally unable to do so;

     (iii) with respect to any Person who is a fiduciary or a partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under the Note to a fiduciary or a partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note; or

     (iv) to any U.S. Tax imposed as a result of any act or omission by a Person that is a holder or beneficial owner of the Note that would cause the Person to be unable to comply with Section 11.23(b) hereof.

     (e) (i) Without limiting the effect of any other provision of this Agreement, Borrower shall pay to Lender on the last day before each and every Interest Payment Date, so long as and to the extent that the Lender may directly or indirectly be required in connection with the Loan to maintain reserves against "Eurocurrency liabilities" under Federal Reserve Regulation D (as at any time amended), for the monthly period immediately preceding such Interest Payment Date (the "Interest Period") at an interest rate per annum equal, at all times during such Interest Period for the Loan, to the excess of (i) the rate obtained by dividing the LIBOR Rate for such Interest Period by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage is so applicable, minus the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including without limitation, any marginal reserve requirement) for Lender in respect of liabilities or assets consisting of or including "Eurocurrency liabilities" under Federal Reserve Regulation D (as at any time amended) having a term equal to such Interest Period over (ii) the LIBOR Rate for such Interest Period. Terms used in Regulation D shall have the same meanings when used herein. Each such determination made by Lender and each such notification by Lender to Borrower under this subparagraph of the amount of additional interest payable hereunder shall be conclusive as to the matters set forth therein, absent manifest error.

     (ii) Borrower shall, from time to time, upon demand by Lender pay to Lender amounts as shall be sufficient to compensate Lender for (i) any loss, cost, fee, breakage or other expenses incurred or sustained directly or indirectly by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain the Loan during any Interest Period as a result of any prepayment of the Loan or any portion thereof or any attempt by Borrower to rescind the selection of the LIBOR Rate as the applicable interest rate for the Loan and (ii) any increased costs incurred by Lender, by reason of:

            (x) taxes (or the withholding of amounts for taxes) of any nature whatsoever, including, without limitation, income, excise and interest equalization taxes (other than United States or state income taxes) as well as all levels, imports, duties, or fees whether now in existence or as the result of a change in, or promulgation of, any treaty, statute or regulation or interpretation thereof, or any directive, guideline or otherwise, by a central bank or fiscal authority or any other entity (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

            (y) any reserve or special deposit requirements against or with respect to assets or liabilities or deposits outstanding under a LIBOR Rate (including, without limitation, those imposed under the Monetary Control Act of 1978) currently required by, or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law); and

            (z) any other costs resulting from compliance with treaties, statutes, regulations, interpretations or any directives or guidelines or otherwise, promulgated by or of a central bank or fiscal authority or other entity (whether or not having the force of law).

A certificate as to the amount of any such costs prepared by Lender, signed by an authorized officer of Lender and submitted to Borrower, shall be conclusive as to the matters therein set forth, absent manifest error. The Loan shall not be deemed to have been paid and/or satisfied in full until all such additional costs, in addition to the principal balance hereof and all interest thereon, shall have been paid. Lender shall use commercially reasonable efforts to mitigate Borrower's exposure to Breakage Fees.

          (f) Within thirty (30) days after paying any amount from which it is required by law to make any deduction or withholding, and within thirty
     (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).

          (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.2.2 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

     2.2.3 Default Rate. If an Event of Default shall have occurred and be continuing (including the failure of the Borrower to make a payment of principal or interest on an Interest Payment Date after any applicable cure periods have expired), the Borrower shall pay interest at the Default Rate on the outstanding amount of the Loan and accrued but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after the Lender has obtained a judgment with respect to the Loan), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this Section 2.2.3 is not a permitted alternative to timely payment or full performance by the Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of the Lender.

     2.2.4 Late Payment Premium. The Borrower shall pay to the Lender a late payment premium in the amount of five percent (5%) of any principal amortization payment, interest, fee or other amount payable under the Loan made more than five (5) calendar days after the due date thereof, which late payment premium shall be due with any such late payment. The acceptance of a late payment premium shall not constitute a waiver of any default then existing or thereafter arising under this Agreement. Further, the Lender's failure to collect a late payment premium at any time shall not constitute a waiver of the or Lender's right to thereafter, at any time and from time to time (including, without limitation, upon acceleration of the Note or upon payment in full of the Loan), collect such previously uncollected late payment premiums or to collect subsequently accruing late payment premiums (unless Lender agrees to so waive such rights in writing).

     Section 2.3 Loan Payment.

     2.3.1 Monthly Debt Service Payment. From and after the Advance, and on each and every Interest Payment Date thereafter until the Debt has been paid in full, the Borrower shall pay interest in arrears at the Applicable Interest Rate on the outstanding principal balance of the Loan as computed in accordance with
Section 2.2.2 hereof (the "Monthly Debt Service Payment").

     2.3.2 Payment on Maturity Date. The Borrower shall repay any and all outstanding principal indebtedness of the Loan in full on the Maturity Date, together with all accrued and unpaid interest thereon to (but excluding) the date of repayment, together with the required IRR Amount and, except as hereinafter provided, the Exit Fee and all other amounts due to the Lender hereunder or under the Note, the Pledge Agreement and the other Loan Documents.

     2.3.3 Making of Payments. Each payment by the Borrower hereunder or under the Note shall be made in funds immediately available to the payee thereof by 12:00 p.m. New York City time, on the date such payment is due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds. Payments of interest and principal in respect of the Note shall be made to the Lender pursuant to the wiring instructions provided by the Lender to the Borrower. Any funds received by the Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Except as otherwise provided herein, whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day immediately subsequent thereto (except in the case of payments due on the Maturity Date, which if not a Business Day shall be made on the first Business Day immediately prior thereto).

     2.3.4 Application of Payments. Payments made by the Borrower in respect of the principal and interest of the Loan shall be applied in accordance with Paragraph 4 of the Note; provided, however, that notwithstanding any provision herein or therein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Lender may apply any payments received to the Debt in such order, manner and amount as the Lender in its sole discretion shall determine and the Lender may exercise any remedies available under this Agreement, at law and in equity.

     2.3.5 No Setoffs. All amounts due hereunder or under the Note or the other Loan Documents shall be payable without setoff, counterclaim or any other deduction whatsoever.

     Section 2.4 Prepayment.

     2.4.1 Mandatory Prepayments.

     (a) Except as described in Section 2.4.1(b) below, if the Mortgaged Property or the Property Owner's interest therein is sold, transferred or otherwise disposed of, voluntarily or involuntarily (other than as permitted by Section 6.1(h) below), or if the Lien of the Senior Loan Documents is released from the Mortgaged Property, then, not later than the closing date or effective date of such sale, transfer, disposition or release, the Borrower shall repay the Loan, in full, together with interest thereon through the date of such prepayment, the Make-Whole Amount (if such prepayment occurs prior to the Initial Maturity Date), the Exit Fee and the Breakage Fee.

     (b) If there shall occur a Casualty or Condemnation in respect of the Mortgaged Property and as a result thereof the Senior Loan is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available to either the Property Owner or the Borrower following the application of such proceeds or awards pursuant to the terms of the Senior Loan Documents, the Borrower shall apply the amount of such available excess proceeds or awards first, to any outstanding default interest, fees, late charges or other costs due and owning to the Lender; second, to any accrued and unpaid interest on the Loan at the Applicable Interest Rate; third, to the outstanding principal balance of the Loan; fourth, to the Make-Whole Amount then due (but only in the event such Casualty or Condemnation occurs prior to the Initial Maturity Date); fifth, to the Exit Fee; sixth, to the Breakage Fee; and seventh, the remainder of such proceeds, if any, to the Borrower. Payments required under this subsection (b) shall be due on the first Interest Payment Date occurring after the determination under the Senior Loan Agreement that the related proceeds or awards will be applied to the Senior Loan.

     2.4.2 Permitted Prepayment. Subject to the terms and conditions set forth in this Section 2.4.2, the Borrower may prepay (without penalty, premium or other prepayment charge other than the Make-Whole Amount [if the prepayment occurs prior to the Initial Maturity Date], the Exit Fee and the Breakage Fee) the Loan in whole or in part (hereinafter, a "Prepayment"); provided that the Borrower gives an irrevocable written notice (the "Prepayment Notice") to the Lender not less than thirty (30) days prior to the date on which such Prepayment is to be made (the "Prepayment Date") specifying the date and amount of the Prepayment. On the Prepayment Date, the Borrower shall pay to the Lender the principal amount of the Loan specified in the Prepayment Notice, all accrued and unpaid interest thereon, the Make-Whole Amount (if such Prepayment occurs prior to the Initial Maturity Date), the Exit Fee, the Breakage Fee, all other sums then due under the Note, this Agreement, the Pledge Agreement and the other Loan Documents with respect to the amount so prepaid, and all actual, out-of-pocket costs and expenses of the Lender incurred in connection with the Prepayment, including reasonable attorneys' fees and disbursements. The Lender shall not be obligated to accept any Prepayment of the principal balance of the Loan unless it is accompanied by all sums due in connection therewith pursuant to the terms hereof.

     2.4.3 Repayment upon Event of Default. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default, the Borrower shall be obligated to pay all amounts that would be payable in connection with a prepayment under Section
2.4.2 hereof, including all accrued and unpaid interest on the principal balance of the Note to the date of repayment (including interest owed at the Default
Rate), the IRR Amount, the Make-Whole Amount (if such repayment occurs prior to the Initial Maturity Date), the Exit Fee, the Breakage Fee, all other sums then due under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and all out-of-pocket costs and expenses of the Lender incurred in connection with such Event of Default including reasonable attorneys' fees and disbursements.

     Section 2.5 Release of the Collateral. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Loan Documents on the Collateral. The Lender shall, at the expense of the Borrower, upon payment in full of all principal and interest on the Loan (including the IRR Amount, the Make-Whole Amount [if applicable], the Exit Fee and Breakage Fee) and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, promptly release the Lien of the Pledge Agreement and related Loan Documents and shall deliver documents evidencing such release in a form suitable for filing and shall promptly return to Borrower the original Note marked "Cancelled and Paid in Full."

     Section 2.6 [Intentionally Deleted].

     Section 2.7 [Intentionally Deleted].

     Section 2.8 Extension of Initial Maturity Date.

     (a) Subject to the provisions of this Section 2.8, the Borrower may, by notice (the "Extension Notice") delivered to the Lender not later than ninety
(90) days prior to the Initial Maturity Date, extend the Maturity Date to the date that is the first anniversary of the Initial Maturity Date (the "Extended Maturity Date"). The Borrower's right to extend the Maturity Date shall be subject to the satisfaction of each of the following conditions precedent as of the delivery of the Extension Notice and as of the Initial Maturity Date:

     (i) no Event of Default shall have occurred;

     (ii) the Borrower shall have delivered to the Lender together with the Extension Notice a certificate which shall be deemed remade as of the Initial Maturity Date executed by an authorized signatory of the Borrower having actual Knowledge sufficient to make such certification, representing and warranting, as of the date of such certification, to the Lender that (A) the Loan Documents are in full force and effect, (B) the Loan Documents constitute the valid and binding obligations of the Borrower and the other Borrower Parties enforceable in accordance with their terms, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (C) the Borrower and the other Borrower Parties do not have any offsets, counterclaims or defenses with respect to the payment of the Loan or to the Loan Documents or the Borrower or the Borrower Parties' obligations and liabilities under the Loan Documents, and (D) all of the representations and warranties contained in the Loan Documents, or otherwise made with respect to the Loan, remain true and correct in all material respects;

     (iii) the Project shall generate Net Operating Income (giving no effect to any free rent period or rental abatement period under any Lease) over the term of the extension, as projected by the Lender upon receipt from the Borrower of the Extension Notice, of not less than $26,500,000 based on Approved Leases representing not more than eighty percent (80%) of the total NRSF of the office and retail space in the Project;

     (iv) the Tenants under the Approved Leases described in the immediately preceding clause shall be in Occupancy of their demised premises in the Project;

     (v) the Lender shall have received evidence and be reasonably satisfied that the then-current Net Operating Income from the Project (computed on a going forward basis), together with any interest reserve or holdback established under the Senior Loan Agreement, will be sufficient to cover debt service payments on both the Senior Loan and the Loan (at the Applicable Interest Rate) through the Extended Maturity Date;

     (vi) the Guarantor shall have delivered to the Lender a confirmation that the Guaranties and the Environmental Indemnity shall continue in full force and effect during such period in a form reasonably acceptable to the Lender and the Guarantor shall be in compliance with all covenants under the Guaranties;

     (vii) Substantial Completion of the Project shall have occurred;

     (viii) The Property Owner shall have obtained an extension of the Senior Loan as contemplated under Section 2.9 of the Senior Loan Agreement; and

     (ix) Borrower shall pay to the Lender on the date of delivery of the Extension Notice to the Lender an amount equal to one-half of one percent (0.5%) of the amount of the Loan that will be outstanding as of the Initial Maturity Date.

     (b) As soon as practicable following an extension of the Maturity Date pursuant to this Section 2.8, the Borrower Parties and the Lender shall (if reasonably requested by the Lender) execute and deliver an amended and restated Note and shall enter into such amendments to the related Loan Documents as may be necessary or appropriate to evidence the modifications of the terms of the Advance provided in this Section 2.8; provided, however, that no failure by the Borrower Parties or the Lender to enter into any such amendments shall affect the rights or obligations of the Borrower Parties or the Lender with respect to the Advance or extension of the Loan.

     Section 2.9 [Intentionally Deleted].

     Section 2.10 [Intentionally Deleted].

     Section 2.11 Waiver of Exit Fee. If Borrower so requests, and Lender elects (in its sole and absolute discretion) to lend against or participate in a senior, permanent loan to the Project (by reason of a refinancing of the Senior
Loan) or provide or participate in permanent mezzanine financing related to the Project (by reason of a refinancing of the Loan or an extension of the Maturity Date beyond the Extended Maturity Date for a term of not less than two (2) years), then one-half (1/2) of the Exit Fee that would otherwise be due and payable shall be waived by Lender.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

     Section 3.1 Conditions Precedent to the Loan. To induce the Lender to enter into this Agreement, the Borrower hereby agrees that the following conditions precedent shall be satisfied not later than the Closing Date:

     (a) Representation and Warranties; Compliance with Conditions. Each of the representations and warranties of any Borrower Party contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing, and each Borrower Party shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

     (b) Loan Agreement, Note and Pledge Agreement. The Lender shall have received an original of this Agreement, the Note and the Pledge Agreement, in each case duly executed by and delivered on behalf of the Borrower.

          (c) Delivery of Certain Loan Documents; Title Insurance; Reports; Leases.

     (i) Financing Statements. The Lender shall have received from the Borrower fully-executed and acknowledged counterparts of the Financing Statements, each in form satisfactory for recording or filing in the appropriate public records, and evidence that counterparts of the Financing Statements shall have been delivered to the Title Company for recording or filing, so as to effectively create upon such recording a valid and enforceable Lien upon the Collateral, of first priority with respect to all Collateral other than the Additional Subordinate Collateral, and of second priority with respect to the Additional Subordinate Collateral, in favor of the Lender.

     (ii) Title Insurance. The Lender shall have received a Qualified Title Policy with respect to the Mortgaged Property in the form and manner required hereunder and evidence that all premiums in respect thereof have been paid.

     (iii) Survey. The Lender shall have received a survey that is, in all respects, a Qualified Survey with respect to the Mortgaged Property.

     (iv) Insurance. The Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to the Lender, and evidence of the payment of all premiums then due and payable for the existing quarterly policy period. Such certificates shall indicate that the Lender is named as an additional insured, and shall contain a loss payee endorsement in favor of the Lender (where applicable) with respect to the insurance policies to be maintained hereunder.

     (v) Environmental Reports. The Lender shall have received a copy of the Environmental Site Assessment and any other Environmental Report required by the Lender, each being satisfactory to Lender, together with a reliance letter confirming that the Lender may rely fully on the content thereof, and shall be reasonably satisfied that the Borrower, the Property Owner and the Mortgaged Property are not subject to any present or contingent environmental liability.

     (vi) Zoning. The Lender shall have received letters or other evidence with respect to the Mortgaged Property from the appropriate Governmental Authority concerning applicable zoning and building laws, and the Qualified Title Policy shall have a zoning endorsement, each in form reasonably satisfactory to the Lender.

     (vii) Encumbrances. The Borrower shall have taken or caused to be taken such actions in such a manner so that the Lender has a valid and perfected first priority Lien on the Collateral other than the Additional Subordinate Collateral and a second priority Lien on the Additional Subordinate Collateral as of the Closing Date with respect to the Pledge Agreement and Financing Statements, and evidence thereof satisfactory to the Lender shall have been received by the Lender.

     (viii) Engineering Reports. The Lender shall have received Engineering Reports in respect of the Mortgaged Property satisfactory to the Lender, together with a reliance letter confirming that the Lender may rely fully on the contents thereof.

     (ix) Material Agreements. The Lender shall have received true and complete copies of all Material Agreements, certified by the Borrower as true and complete.

     (x) Operating Agreements. The Lender shall have received true and complete copies of all Operating Agreements set forth on, certified by the Borrower as true and complete.

     (xi) Lien Search Reports. The Lender shall have received search reports satisfactory to it with respect to UCC financing statements, tax lien and judgment searches conducted by a search firm acceptable to the Lender with respect to the Mortgaged Property and Borrower Parties in such jurisdictions as the Lender shall have reasonably requested.

     (xii) Construction Consultant's Report. The Lender shall have received from the Construction Consultant a preliminary Project report satisfactory to the Lender.

     (xiii) [Intentionally Deleted].

     (xiv) [Intentionally Deleted].

     (xv) Other Documents. The Lender shall have received fully-executed copies of each of the following documents, in each case in form and substance satisfactory to the Lender: (A) the Guaranties, (B) the Environmental Indemnity,
(C) the Construction Agreement, (D) [Intentionally Deleted], (E) the Architect's Agreement, (F) the Architect's Consent, (G) the Property Manager's Agreement,
(H) the Property Manager's Consent, (I) the Intercreditor Agreement, (J) the Leasing Agreement, (K) the Assignment of Agreements, (L) the Leasing Agent's Consent, (M) estoppel letters from each of the Construction Manager, the Architect, MDI and the Property Manager confirming (among other things) that no default exists under their respective agreements with the Property Owner or relative to the Project and (N) the Four-Party Agreement.

     (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and the Lender shall have received and approved certified copies thereof.

     (e) Authority. Borrower shall deliver or cause to be delivered to the Lender copies certified by an officer or other authorized Person of the applicable Borrower Party (i) all such Organizational Documents related to the Borrower, the Property Owner and the Guarantor in each case together with each amendment thereto and certified (as of a date reasonably near the Closing Date) by the applicable Secretary of State as being a true and correct copy, (ii) a certificate of the Secretary of State of the jurisdiction of each such Borrower Party's formation (dated reasonably near the Closing Date), certifying that the Borrower, the Property Owner and the Guarantor are duly formed and in good standing under the laws of the State of the jurisdiction of their respective organization, (iii) a certificate of the Secretary of State of the State of Illinois (dated reasonably near the Closing Date), stating that the Borrower, the Property Owner and the Guarantor are duly qualified and in good standing in such State, (iv) a certificate of the Borrower signed by a duly authorized officer or other authorized Person of the Managing Member (dated as of the Closing Date), certifying (A) as to the truth of the representations and warranties in all material respects contained in the Loan Documents, both before and after giving effect to the making of the Loan by the Lender and to the application of the proceeds therefrom and (B) that to such Person's Knowledge no material event has occurred and is continuing, or would result from the making of the Loan by the Lender or from the application of the proceeds therefrom, that constitutes an Event of Default, (v) a certified copy of the resolution of Prime Group Realty Trust approving the Loan, this Agreement, the Note and each other Loan Document to which the Borrower is or is to be a party, and of all documents evidencing other necessary partnership or corporate action and governmental and other third party approvals and consents, if any, with respect to the Loan, this Agreement, the Note and each other Loan Documents, and (vi) a notarized certificate of Prime Group Realty Trust certifying the names and true signatures of the Persons authorized to sign this Agreement, the Note and each other Loan Document to which the Borrower is or is to be a party and the other documents to be delivered hereunder and thereunder.

     (f) Opinions of Counsel. The Lender shall have received legal opinions from counsel satisfactory to the Lender with respect to (i) the due organization and existence of each Borrower Party, (ii) the due execution, delivery, authority, enforceability of the Pledge Agreement, the Financing Statements, this Agreement, the Note, the Environmental Indemnity, the Guaranties and each of the other Loan Documents, and such other matters as the Lender may reasonably require, all such opinions in form, scope and substance satisfactory to the Lender in its reasonable discretion, (iii) the creation and perfection of the security interests granted with respect to the Collateral, and (iv) such other matters as the Lender may reasonably require.

     (g) Construction Budget; Construction Schedule. The Borrower shall have delivered the Approved Construction Budget and the Construction Schedule and a summary setting forth and comparing the "Estimated Segment Delivery Dates" under and as defined in the Bank One Lease, the "Required Delivery Date" under and as defined in the Holland & Knight Lease, and the "Project Delivery Dates" under the Citadel Lease to the applicable dates in the Construction Schedule.

     (h) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Lender.

     (i) No Material Adverse Change. The Lender shall be satisfied that, as of the Closing Date, there shall have been no change or development, since February 13, 2003, that has or will have a Material Adverse Effect on the financial condition, business, business prospects or operations of any Borrower Party.

     (j) Reserve Account Agreement. Lender and Borrower shall have agreed upon the terms and conditions of the so-called Reserve Account Agreement.

     (k) Operating Agreement Estoppels. The Lender shall have received an executed estoppel letter from each party to an Operating Agreement which is required to deliver an estoppel pursuant to such Operating Agreement, which shall be in form and substance reasonably satisfactory to the Lender (or in the form required to be delivered under the applicable Operating Agreement).

     (l) Appraisal. The Lender shall have received an appraisal for the Mortgaged Property satisfactory to the Lender in all respects.

     (m) Financial Statements. The Guarantor shall have provided the required financial statements of Guarantor and Prime Group Realty Trust for the fiscal quarter ending September 30, 2002, all of which statements shall be reasonably satisfactory to the Lender and accompanied by an Officer's Certificate certifying that each such financial statement presents fairly in all material respects the financial condition or operating results, as applicable, of the Guarantor and has been prepared in accordance with GAAP.

     (n) [Intentionally Deleted].

     (o) Consents, Licenses, Approvals, Etc. The Lender shall have received copies or other evidence of all material consents, Licenses, Permits and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability of, the Loan Documents, and such consents, Licenses, Permits and approvals shall be in full force and effect.

     (p) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Agent would enjoin, prohibit or restrain, or impose or result in a Material Adverse Effect upon, the making or repayment of the Loan or the consummation of the transactions contemplated hereby.

     (q) Payment of Lender Expenses by the Borrower. The Borrower shall have paid all Lender Expenses.

     (r) Additional Information. The Lender shall have received such other information and documentation with respect to the Borrower, the Property Owner, the other Borrower Parties and their respective Affiliates, the Collateral, the Mortgaged Property and the transactions contemplated herein as Lender may reasonably request, such information and documentation to be reasonably satisfactory in form and substance to the Lender.

     (s) Site Inspections. The Lender shall have performed or caused to be performed on its behalf, on-site due diligence reviews of the Mortgaged Property, satisfactory to Lender in its sole discretion.

     (t) Leases. The Lender shall have received (i) a copy of the fully-executed Bank One Lease, the Holland & Knight Lease, the Citadel Lease and the Market Foods Lease, each certified by Borrower as to accuracy and completeness, and
(ii) an estoppel letter in favor of the Lender and copies of a subordination, non-disturbance and attornment agreement in favor of the Senior Lender from Bank One in respect of the Bank One Lease, from Holland & Knight in respect of the Holland & Knight Lease and from Citadel in respect of the Citadel Lease, each in form and substance satisfactory to the Lender.

     (u) Senior Loan. Lender shall have received a complete set of the Senior Loan Documents (including any and all amendments thereto) and an estoppel letter from the Senior Lender in form and substance satisfactory to Lender.

     (v) Deliveries. The following items or documents shall have been delivered to the Lender:

          (i)  Plans  and   Specifications.   One  (1)   complete   set  of  the
     architectural plans for the Project.

          (ii) Payment and Performance Bonds. Copies of all existing Payment and Performance Bonds.

          (iii) Third Party Certificates. Certificates from the Architect (the "Architect's Certificate"), and the Property Manager (the "Property Manager's Certificate"), substantially in the forms attached hereto as Exhibits D-1 and D-2 respectively.

     (w) Construction Consultant Approval. The Construction Consultant has advised the Lender that all matters relating to the construction of the Project are progressing in substantial accordance with the Plans and Specifications and the Construction Schedule.

     (x) Required Equity. The Lender shall have received satisfactory evidence that the Required Equity has been funded.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that, as of the Closing Date:

     (a) Organization. It has been duly organized and is validly existing and is in good standing with requisite power and authority to own 100% of the issued and outstanding equity interests in the Property Owner and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations or, if not, the failure to do so would not have a Material Adverse Effect. It possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the equity interests in the Property Owner and to operate the businesses in which it is now engaged.

     (b) Proceedings. All necessary action has been taken by it to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and other Loan Documents have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No consent, approval, authorization or order of, or qualification with, any Governmental Authority is required in connection with the execution, delivery or performance by it of this Agreement or the other Loan Documents that has not been obtained.

     (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents and the Senior Loan Documents) upon the Collateral or applicable assets pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, trust agreement or other agreement or instrument to which it or any of the Borrower Parties is a party or by which it or any of the Borrower Parties' properties or assets is subject, nor, to the Borrower's Knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its Affiliates' properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

     (d)  Litigation.  Except (i) as set forth on Exhibit E attached  hereto and
(ii) for matters as to which individually the exposure to the Borrower or the Property Owner is reasonably estimated at less than $500,000 and the Borrower can demonstrate (at the Lender's request) are (or are reasonably anticipated to be) entirely covered by insurance (other than with respect to the deductible for such insurance), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's Knowledge, threatened against or affecting it, the Property Owner or the Mortgaged Property. Each of the matters set forth on Exhibit E satisfies the criteria in clause (ii) above.

     (e) Agreements. It is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement.

     (f) Title. The Borrower has good, marketable and indefeasible title to 100% of the issued and outstanding equity interests in the Property Owner, free and clear of all Liens whatsoever (other than pursuant to the Loan Documents). With respect to the Collateral, the Pledge Agreement, together with the Financing Statements, when properly filed, will create a valid, perfected first priority Lien on the Collateral (other than with respect to the Additional Subordinated Collateral, as to which the Financing Statements will create a valid, perfected second priority Lien). The Property Owner has good, marketable and indefeasible title in fee to the real property comprising part of the Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, and such other Liens as are permitted pursuant to or created by the Senior Loan Documents. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or intended use or operation, of the Mortgaged Property, or the Borrower's ability to repay the Note or any other Loan Document in accordance with the terms of the Loan Documents. Except as indicated in and insured over by a Qualified Title Policy, there are no claims for payment for work, labor or materials affecting the Mortgaged Property (other than mechanics or materialmens Liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with Section 5.1(b)(ii)). Nothing in this Section 4.1(f) may be relied on by the Title Company issuing any policies covering the Mortgaged Property. No Person other than the Property Owner and the Senior Lender owns any interest in any payments due under the Leases.

     (g) No Bankruptcy Filing. Neither Borrower nor the Property Owner has filed or is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of their assets or property, and the Borrower has no Knowledge of any Person contemplating the filing of any such petition against it or the Property Owner.

     (h) Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or, to Borrower's Knowledge, on behalf of it pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. To
Borrower's Knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise would have a Material Adverse Effect. The Borrower has disclosed to the Lender all material facts of which it has Knowledge and has not failed to disclose any material fact of which it has Knowledge that would cause any representation or warranty made herein to be materially misleading. There is no fact or circumstance presently known to it which has not been disclosed to the Lender and which has, or is likely to have, a Material Adverse Effect.

     (i) Compliance with ERISA.

          (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

          (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (iii) Neither any Borrower Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (iv) Neither any Borrower Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

     (j) Compliance. It, the Property Owner and the Mortgaged Property and the use thereof comply in all material respects with all applicable existing Legal Requirements and Insurance Requirements, including building and zoning ordinances and codes. The Mortgaged Property is not a non-conforming use or legal non-conforming use. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by or on behalf of Borrower or, to Borrower's Knowledge, any other Person involved with the operation or use of the Land and the Improvements any act or omission affording the federal government or any state or local government the right of forfeiture as against the Land and the Improvements or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents.

     (k) Material Agreements. Other than the Property Management Agreement, the Architect's Agreement, the Construction Agreement, and that Space Disposition Agreement dated March 19, 2002 with Julien J. Studley, Inc. (as amended by that instrument dated as of ___________, 2003), there currently are no Material Agreements. A true and complete copy of each Material Agreement has been delivered to the Lender. Each Material Agreement has been entered into at arm's length in the ordinary course of business by or on behalf of the Borrower or the Property Owner and provides for the payment of fees in amounts and upon terms not less favorable to it than market rates and terms.

     (l) Financial Information. All financial data and statements prepared by or on behalf of it and delivered to the Lender prior to the date hereof (i) are true, complete and correct, in all material respects to the extent not subsequently corrected in a written document delivered to the Lender, (ii) accurately represent in all material respects the financial condition or operating results, as applicable, of the applicable Borrower Parties and the Mortgaged Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP. It does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and that are reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements.

     (m) Condemnation. No Condemnation or other similar proceeding has been commenced or, to its Knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

     (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     (o) Utilities and Public Access. The Mortgaged Property has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Mortgaged Property for its current uses. All public utilities necessary for the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the Mortgaged Property or in or through a recorded irrevocable easement in favor of the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property (or, if not, such services are readily available and will be connected to the Mortgaged Property by Substantial Completion), except to the extent that such utilities are accessible to the Mortgaged Property by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of the Mortgaged Property for its current purposes have been completed and are either part of the Mortgaged Property (by way of deed or recorded easement) or dedicated to public use and accepted by all Governmental Authorities.

     (p) Not a Foreign Person. Neither it nor any of its Subsidiaries is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     (q) Separate Lots. The Mortgaged Property is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of the Mortgaged Property.

     (r) Basic Carrying Costs, Assessments. All Basic Carrying Costs due and payable as of the date hereof have been paid. To its Knowledge there are no pending or proposed special or other assessments for public improvements or other matters affecting the Mortgaged Property (except as shown in the financial statements described in Section 5.1(l) hereof), nor, to its Knowledge, are there any contemplated improvements to the Mortgaged Property that are likely to result in such special or other assessments.

     (s) Enforceability. Each Loan Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by it or the Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and it has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     (t) No Prior Assignment. Other than pursuant to the Senior Loan Documents, there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with indebtedness to be repaid in full concurrently with the Closing Date.

     (u) Insurance. It or the Property Owner has obtained or caused to be obtained and has delivered to the Lender insurance policies or certificates thereof reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current quarterly policy period. Other than in connection with the matters set forth in Exhibit F attached hereto, no claims have been made under any such policy, with respect to the Mortgaged Property and, to its Knowledge, no Person, including the Borrower and Property Owner, has done, by act or omission, anything which would impair the coverage of any such policy.

     (v) Licenses. The Property Owner (a) has obtained all certifications, permits, licenses, approvals, registrations, authorizations, accreditations or consents (collectively, the "Licenses") required as of the Closing Date by, and accomplished all filings, notifications, registrations and qualifications with (or obtained exemptions from any of the foregoing from) and (b) will obtain, during the course of construction as and when required, all Licenses, and accomplish all filings, notifications, registrations and qualifications with (or obtain exceptions from any of the foregoing from), all applicable Governmental Authorities to properly and legally own, develop, construct, manage and operate the Property and necessary for the conduct of its business. Each License has been or will be, as applicable, duly obtained, is or will be, as applicable, valid and in full force and effect, and is not or will not be, as applicable, subject to any pending or, to its Knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid. The
Property Owner is not in default or violation with respect to any of the Licenses in a manner that would have a Material Adverse Effect, and no event has occurred which constitutes, or, to Borrower's Knowledge, with due notice or lapse of time or both may constitute, a default by the Property Owner under, or a violation of, any License that would have a Material Adverse Effect.

     (w) Flood Zone. The Mortgaged Property is not located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and, to the extent that any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain," the Mortgaged Property is covered by flood insurance meeting the requirements set forth in Section 8.1.1(b)(i) hereof.

     (x) Physical Condition. The Mortgaged Property is in good condition, order and repair in all respects material to its current use, operation or value. To the Borrower's Knowledge, there exist no structural or other material defects or damages in the Mortgaged Property, whether latent or otherwise, which will materially impair the value of the Mortgaged Property or the construction of Improvements. Neither it nor the Property Owner has received written notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property or any part thereof, which would, alone or in the aggregate, adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     (y) Leases. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases and that certain parking license agreement with J. Paul Beitler Development Company dated on or about the date hereof, and true and complete copies of Leases have been delivered to the Lender. The Leases are in full force and effect and there are no material defaults thereunder by the lessor and, to the Borrower's Knowledge, there are no material defaults thereunder by the applicable lessee and to its Knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. As to all Leases at the Mortgaged Property:

          (i) (A) except as set forth on Exhibit G attached hereto, there are no outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work, (B) all of the obligations and duties of the landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and (C) there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim;

          (ii) except as set forth on Exhibit H attached hereto, all of the Leases are free and clear of any right or interest of any real estate broker or any other person (whether or not such brokers or other persons have negotiated the Leases or have contracted with the Property Owner or the Borrower for the collection of the rents thereunder), and no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

          (iii) the Property Owner is the sole owner of the lessor's interest in all of the Leases and the Property Owner has not given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder (other than pursuant to the Senior Loan Documents), and the Property Owner has the sole right to collect rents and other amounts due under the Leases (subject to the rights of the Senior Lender under the Senior Loan Documents);

          (iv) no Tenant is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease; and

          (v) except for the provisions of the Bank One Lease, the Holland & Knight Lease and the Citadel Lease described on Exhibit I attached hereto, none of the Leases contains any option to purchase, any right of first refusal to purchase or any right to terminate the lease term (except in the event of a Casualty or Condemnation affecting all or substantially all of the Mortgaged Property).

     (z) Material Agreements. Neither it nor the Property Owner is in default of any of their respective material obligations under any Material Agreement, and neither of them has delivered any notice of default with respect to any Material Agreement to the other party thereunder which has not been cured.

     (aa) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable existing Legal Requirements currently in effect in connection with the transfer of the Mortgaged Property to the Property Owner have been paid in full or deposited with the issuer of a Qualified Title Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable existing Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents and the Senior Loan Documents, including the Mortgage and the Financing Statements, and the Liens intended to be created thereby, have been paid or deposited with a title company for payment upon recordation of the Mortgage and filing of the Financing Statements.

     (bb) Taxes. It, the Property Owner and the Guarantor have each filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes (including intangible fees, assessments and other governmental charges or taxes) owing (or necessary to preserve any Liens in favor of the Lender), by it, the Property Owner and the Guarantor except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No extension of time for assessment or payment by it, the Property Owner or the Guarantor of any federal, state or local tax is in effect.

     (cc) Investment Company Act. Neither it nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (dd) Fraudulent Transfer. It (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and
(ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

     (ee) Material Agreements and Management Agreements. Each Material Agreement and the Property Management Agreement are in full force and effect and are valid and enforceable against the applicable Borrower Party in all material respects, subject in each case to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) with the exception of the Construction Agreement, there are no defaults, breaches or violations under any such agreement by the Property Owner or, to Borrower's Knowledge, any other party thereto, and to Borrower's Knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where with respect to any such Material Agreement or the Property Management Agreement the effect of one or more of any such defaults would have a Material Adverse Effect. As to the Construction Agreement, no parties thereto have delivered any notice of default thereunder. Neither the execution and delivery of the Loan Documents, its performance thereunder, filing of the Financing Statements, nor the exercise of any remedies by the Lender, will adversely affect the Property Owner's rights under any Material Agreement or the Property Management Agreement relating to the Mortgaged Property.

     (ff) Ownership. The current direct and indirect ownership interests in each Borrower Party are as set forth in Exhibit J attached hereto.

     (gg) Illegal Activity. The Property Owner has not purchased any portion of the Mortgaged Property with proceeds of any illegal activity.

     (hh) Acquisition Documents. It has delivered to the Lender true and complete copies of all agreements and other instruments under which it or any of its Affiliates or any other Person has rights or obligations in respect of the Property Owner's acquisition of the Mortgaged Property.

     (ii)   Environmental   Matters.   Except  for  matters  set  forth  in  the
Environmental Reports:

          (i) To the Borrower's Knowledge, the Land and the Improvements are in compliance with all applicable existing Environmental Laws (which compliance includes, but is not limited to, the possession by the Property Owner or the Property Manager of all environmental health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Land and the Improvements under all existing Environmental Laws).

          (ii) There is no Environmental Claim pending or, to the actual Knowledge of any Borrower Party, threatened.

          (iii) There are no present, or to the Knowledge of Borrower, past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim.

          (iv) Without limiting the generality of the foregoing, to the Knowledge of the Borrower, there is not present at, on, in or under the Land and the Improvements, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all existing Environmental Laws), or lead-based paint.

          (v) No Liens are presently recorded with the appropriate land records under or pursuant to any existing Environmental Law with respect to the Land and the Improvements and, to the Borrower's actual Knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject the Land and the Improvements to Liens under any existing Environmental Law.

          (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by the Borrower or the Property Owner or that are in their possession in relation to the Land and the Improvements which have not been made available to the Lender.

     (jj) Plans and Specifications. It has furnished to the Lender true and complete sets of the Plans and Specifications and the same comply (except for non-material instances of non-compliance that do not adversely affect the use or operation of the Property or the value thereof) with all Laws and Regulations, all Governmental Approvals, and all restrictions, covenants and easements affecting the Mortgaged Property, and have been approved by Construction Manager, the Architect and by each such Governmental Authority as is required for construction of the Improvements.

     (kk) Construction Budget. The Approved Construction Budget heretofore submitted to the Lender accurately reflects all construction costs heretofore incurred or currently contemplated to be incurred by or on behalf of the Property Owner in connection with the construction of the Improvements.

     (ll) Qualifying Leases. There are fully-executed, delivered and effective Qualifying Leases and Approved Leases which represent not less than 1,016,362 NRSF of the Project, and the Borrower has provided the Lender with a copy of each such Qualifying Lease and Approved Lease certified as to its accuracy and completeness.

     (mm) Parking. Other than (i) that certain amendment to the City of Chicago Zoning Ordinance known as Business Planned Development Number 743, published in City of Chicago Journal on pages 33848-33864, (ii) that parking license agreement with J. Paul Beitler Development Company dated on or about the date hereof, and (iii) that side letter agreement with Holland & Knight dated February 28, 2003, there are no restrictions with respect to required parking spaces at the Project and there are no agreements with any Person other than Tenants under Approved Leases in respect of parking at the Project. Pursuant to the referenced amendment to the City of Chicago Zoning Ordinance, the Project is required to have at least 209 parking spaces and the Plans and Specifications currently provide for at least 209 parking spaces. To the Borrower's Knowledge, the parking spaces provided under the Plans and Specifications are sufficient to comply with applicable Laws and Regulations. Except as noted in the first sentence of this subpart (mm), Borrower shall not, and shall not permit the Property Owner to (x) enter into any arrangement with respect to parking, other than pursuant to Approved Leases or (y) reduce the number of parking spaces below 209 in either case without the prior written consent of the Lender.

     (nn) Operating Agreements. The Borrower hereby represents that no Operating Agreements exist as of the Closing Date, other than those identified on Exhibit M.

     Section 4.2 Survival of Representations. The parties hereto agree that all of the representations and warranties set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt is outstanding. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by the Borrower or the Guarantor, as applicable, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or on behalf of the Lender.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

     Section 5.1 Affirmative Covenants of the Borrower. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Lender, as follows:

     (a) Existence; Compliance with Legal Requirements; Insurance. The Borrower shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its and the Property Owner's existence, rights, Licenses, Permits and franchises and comply in all respects with all Legal Requirements applicable to them and the Mortgaged Property to the extent that the failure to do so would have a Material Adverse Effect. The Borrower shall cause the Property Owner to at all times maintain and preserve the Mortgaged Property and keep the Mortgaged Property in good working order and repair for its intended purpose, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto, other than to the extent that the failure to do so would not have a Material Adverse Effect. The Borrower shall cause the Property Owner to operate, maintain, repair and improve the Mortgaged Property in compliance in all material respects with all Legal Requirements. Promptly upon receipt thereof (but in any event within five (5) Business Days), the Borrower shall deliver, or cause to be delivered, to the Lender copies of any and all notices from any licensing and/or certifying agencies that any Permit relating to the operation of any of the Improvements is being suspended or revoked or that the Improvements are being downgraded to a substandard category or that any investigation or proceeding with respect to any such action is pending.

     (b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.

          (i) Subject to the provisions of Section 5.1(b)(ii) hereof, the Borrower shall cause the Property Owner to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof prior to the date on which such sums become delinquent. The Borrower shall deliver or cause to be delivered to the Lender, upon request, receipts for payment or other evidence reasonably satisfactory to the Lender that the Taxes and Other Charges have been so paid. Subject to the provisions of Section 5.1(b)(ii) hereof and other than Permitted Encumbrances, the Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever that may be or become a Lien against the Mortgaged Property, and shall promptly cause to be paid all utility services provided to the Mortgaged Property. Subject to Section 5.1(b)(ii) hereof, the Borrower shall cause the Property Owner to pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property, or on the Rents arising therefrom. The Borrower shall not suffer or permit any mechanics' Lien claims to be filed or otherwise asserted against the Project, and will discharge or cause the Property Owner to discharge within thirty (30) Business Days the same in case of the filing of any claims for Lien or proceedings for the enforcement thereof; provided, however, that the Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such Lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce said Title Company to issue an endorsement to the Qualified Title Policy insuring against all such claims or Liens.

          (ii) Notwithstanding the foregoing, after prior written notice to the Lender, the Borrower, at its own expense (or the expense of the Property
     Owner), may contest or cause to be contested by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or Hazardous Substance Claim (as defined in the Environmental Indemnity), or the application of any instrument of record affecting the Borrower, the Property Owner, the Mortgaged Property or any part thereof (other than any of the foregoing relating to or arising under the Loan Documents and the Senior Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Event of Default then exists, except for, prior to acceleration, an Event of Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the Mortgaged Property, Borrower Party or the Lender, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Borrower or the Property Owner is subject, (D) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) upon the Lender's request, the Borrower shall have furnished the Lender with security (in an amount and form reasonably approved by the Lender, without duplication of and except for amounts provided to the Senior Lender under Section 5.1(b)(ii) of the Senior Loan Agreement) to ensure the payment of any such Taxes or Other Charges, or the cost of the contested Legal Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (F) in the case of an Insurance Requirement, failure by the Borrower to comply therewith shall not impair the validity of any insurance required to be maintained hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to the Mortgaged Property, any contest or failure to pay will not result in a discontinuance of any such service, (H) in the case of any instrument of record affecting the Mortgaged Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on the Mortgaged Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and, upon the Lender's request, the removal costs for such Lien have been escrowed with the Lender or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I) neither the failure to pay or perform any obligation which the Borrower is permitted to contest under this Section 5.1(b)(ii) nor an adverse determination of any such contest shall result in a Material Adverse Effect, and (J) the Borrower shall promptly upon final determination thereof pay or cause to be paid the amount, if any, of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties that may be payable in connection therewith and the Lender shall disburse all amounts deposited by the Borrower as security therefor to the Borrower to be used to pay applicable Taxes, Other Charges or Liens. The Lender may pay over any such cash deposit or part thereof held by the Lender to the claimant entitled thereto at any time when, in the reasonable judgment of the Lender, the entitlement of such claimant is finally determined, and the Lender shall otherwise remit any remaining such amounts to the Borrower. The Lender shall give the Borrower written notice of any such payments prior to the making thereof.

          (iii) If the Borrower shall fail to, or shall fail to cause the Property Owner to, within sixty (60) days after becoming aware of same, either (A) discharge, or (B) contest claims asserted and give security or indemnity in the manner provided in Sections 5.1(b)(i) and 5.1(b)(ii) hereof, or after having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security as required by the Loan Documents or by the Title Company for its full amount, or upon adverse conclusion of any such contest, cause any judgment or decree to be satisfied and Lien to be released, then and in any such event the Lender upon prior notice to the Borrower (except if an Event of Default then exists) may, at its election (but shall not be required to), procure the release and discharge of any claim and any judgment or decree thereon and, further, may in its reasonable discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by the Lender in excess of the amount of Cash or Cash Equivalents security posted by the Borrower, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for Lien, the Lender shall not be required to inquire into the validity or amount of any such claim. Notwithstanding the foregoing, the Lender shall have no obligation to make disbursements of the Advance under the terms of this Agreement at any time prior to such time as the Borrower shall have discharged or contested or caused the Property Owner to have discharged or contested any claims in accordance with clauses (i) and (ii) above.

     (c) Litigation. It shall give prompt written notice to the Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower Party or against or affecting the Mortgaged Property that, if determined adversely to such Borrower Party or the Mortgaged Property, would reasonably be expected to result in a Material Adverse Effect.

     (d) Inspection. Subject to the terms of any Leases, it shall (i) permit and shall cause the Property Owner to permit agents, representatives and employees of the Lender (including any servicer) to (A) enter upon the Mortgaged Property,
(B) inspect the progress of any work being performed by or on behalf of the Borrower or the Property Owner thereupon and the Improvements and all materials to be used in the construction thereof, (C) examine the Plans and Specifications and shop drawings related thereto which will be kept at the construction site at all times, and (D) undertake any other type of inspection at the Mortgaged
Property, including, without limitation, the performance of appraisals and environmental inspections thereof, all on any Business Day at reasonable hours upon reasonable advance notice and with reasonable efforts not to interfere with any work (except to a de minimus extent), and (ii) cooperate and shall cause the Property Owner to cooperate in all reasonable respects, and use commercially reasonable efforts to cause all contractors and subcontractors to cooperate, with any such inspector to perform all required functions hereunder, unless there exists an Event of Default, in each case at the Lender's sole cost and expense and in accordance with all safety and security procedures in place at the Mortgaged Property.

     (e) Notice of Default. It shall promptly advise the Lender of any change in the condition (financial or otherwise) of any Borrower Party that could be expected to have a Material Adverse Effect or materially impair its ability to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default of which any Borrower Party has Knowledge.

     (f) Cooperate in Legal Proceedings. It shall cooperate in all reasonable respects with the Lender with respect to any proceedings before any court, board or other Governmental Authority that may in any way affect the rights of the Lender hereunder or under the other Loan Documents and, in connection therewith, permit the Lender, at its election, to participate in any such proceedings.

     (g) Perform Loan Documents. It shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it and shall pay when due all costs, fees and expenses required to be paid by it under the Loan Documents, subject to any cure periods provided therein. It shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior written consent of the Lender.

     (h) Insurance Benefits. After payment in full of the Senior Loan, the Borrower shall cooperate and shall cause the Property Owner to cooperate with the Lender in all reasonable respects in obtaining for the Lender the benefits of any insurance proceeds lawfully or equitably payable in connection with the Mortgaged Property, and the Lender shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of the Lender in case of a fire or other casualty affecting the Mortgaged Property or any part thereof) out of such insurance proceeds, subject to Article VIII below.

     (i) Development Team. The Borrower shall cause the Property Owner to maintain an Acceptable Development Team for the Project at all times.

     (j) Further Assurances. The Borrower shall, at its sole cost and expense:

          (i) furnish to the Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by any Borrower Party pursuant to the terms of the Loan Documents or reasonably requested by the Lender in connection therewith;

          (ii) execute and deliver to the Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to evidence, preserve and/or protect the Lien of the Lender at any time securing or intended to secure the obligations of any Borrower Party under the Loan Documents, as the Lender may reasonably require (provided that none of the foregoing has the result of increasing the Borrower's monetary or other obligations or decreasing or impairing Borrower's rights under the applicable Loan Documents, with respect to rights and obligations not of a monetary nature, other than to a de minimis extent);

          (iii) be responsible for, and pay within thirty (30) days after demand therefor, all Lender Expenses; and

          (iv) use commercially reasonable efforts to deliver to the Lender within thirty (30) days of a one-time written request by the Lender to the Borrower a substantive non-consolidation opinion in form and substance reasonably satisfactory to the Lender.

     (k) Financial Reporting and Other Information.

          (i) Each of the Borrower, the Property Owner and the Guarantor will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, to the extent applicable, proper and accurate books, records and accounts reflecting all of its financial affairs and all items of Operating Income, Operating Expenses and Capital Expenditures. The Lender shall have the right from time to time (at the Lender's sole cost and expense, prior to an Event of Default having occurred and thereafter during the continuance of such Event of Default at the Borrower's sole cost and expense) at all times during normal business hours upon reasonable advance notice to examine such books, records and accounts at the office of any Borrower Party or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as the Lender shall desire; provided, however, that the Lender shall use commercially reasonable efforts to keep such books, records and accounts confidential, except that the Lender may disclose any such information (A) to prospective co-lenders and participants, auditors and other consultants in connection with the transaction described in this Agreement (provided each such recipient is informed of the confidential nature of such information and directed to keep the same confidential), (B) to the extent required by any Law or Regulation, and (C) if such information is otherwise available to the public not through a breach hereof.

          (ii) The Borrower shall furnish or cause to be furnished to the Lender within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of the annual financial statements of Borrower and the Property Owner, audited by Ernst & Young or another "Big Four" accounting firm or another independent certified public accounting firm acceptable to Lender, in accordance with GAAP (subject to normal year-end adjustments), together with an audit certificate from such accounting firm, for such Fiscal Year and containing a balance sheet, income statement and cash flow statement for the Borrower and the Property Owner, all in such detail as the Lender may reasonably request. Such annual financial statements shall be accompanied by an Officer's Certificate from the Borrower certifying that such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Mortgaged Property being reported upon and has been prepared in accordance with GAAP (subject to normal year-end adjustments). Together with such annual financial statements, the Borrower shall furnish to the Lender [x] an
     Officer's Certificate of the Borrower certifying as of the date thereof whether, to the Knowledge of the Person executing the Officer's Certificate (so long as such Person is a member of the Managing Member), there exists a Default or Event of Default, and if such a Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and [y] an annual report, for the most recently completed Fiscal Year, containing (A) Capital Expenditures made in respect of the Mortgaged Property, including separate line items with respect to any Capital Expenditure costing in excess of $50,000, and (B) Leasing levels for the Mortgaged Property (including a then-current occupancy report as at the end of the Fiscal Year and rental rates).

          (iii) The Borrower shall furnish, or cause to be furnished, to the Lender the following items, accompanied by an Officer's Certificate of the Borrower, certifying that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of the Borrower, the Property Owner and the Mortgaged Property, to the extent applicable:

                        (A) within  fifteen (15) Business Days after  Borrower's
                  receipt thereof, any notice received from a Person representing or claiming to represent a Tenant, alleging or acknowledging a default by landlord under the applicable Lease, requesting a termination or modification of any Lease, or any other similar correspondence received by Borrower or the Property Owner during the subject month; and

                        (B) within  fifteen (15)  Business Days after the end of
                  the month in question, monthly leasing reports (including rents, deposits, closing dates, information regarding potential Tenants and ongoing leasing efforts and such other information as the Lender may reasonably request from time to time), and other information necessary and sufficient, to the extent applicable, to fairly represent the financial position and results of operations of the Mortgaged Property during such calendar month, all in form reasonably satisfactory to the Lender.

          (iv) The Borrower shall furnish, or cause to be furnished, to the Lender in respect of the first three (3) fiscal quarters of each Fiscal Year, the following items, accompanied by an Officer's Certificate of the Borrower, certifying that such items are true, correct and complete and fairly present, in all material respects, the financial condition and results of the operations of the Borrower, the Property Owner and the Mortgaged Property in a manner consistent with GAAP (except for the absence of footnotes), to the extent applicable:

                  (A) on or before the  forty-fifth  (45th) day after the end of each fiscal quarter, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to the Borrower and the Property Owner, including a balance sheet and operating statement for such quarter;

                  (B) on or before the  forty-fifth  (45th) day after the end of each fiscal quarter during the extension period permitted pursuant to Section 2.8 hereof, if any, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Mortgaged Property, together with a detailed explanation of any unfavorable variances of five percent (5%) or more between budgeted and actual amounts in the aggregate and ten percent (10%) or more on a line-item basis for such period and year to date;

                  (C) on or before the  forty-fifth  (45th) day after the end of each fiscal quarter, an Officer's Certificate of the Borrower certifying as of the date thereof whether to the Knowledge of the Person executing the Officer's Certificate (so long as such Person is the Managing Member of the Borrower), there exists a Default or an Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action being taken to remedy the same; and

                  (D) on or before  the  twentieth  (20th)  day after the end of each fiscal quarter, a current rent roll for the Project together with a report detailing all Tenant receivables for such quarter.

          (v) The Borrower shall provide to the Lender (x) on or before January 19th and July 19th of each year, an updated schedule of all contingent obligations of the Guarantor (regardless of whether such obligations are required to be disclosed on balance sheets, in footnotes or otherwise in accordance with GAAP), showing each such contingent obligation in excess of $1,000,000 and (y) promptly after the creation thereof, notice that the Guarantor has incurred any new contingent obligation in excess of $5,000,000 (regardless of whether such obligations are required to be disclosed in accordance with GAAP or disclosed in footnotes).

          (vi) The Borrower shall furnish to the Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of the Borrower and the Property Owner as may be reasonably requested by the Lender.

          (vii) The Borrower shall furnish to the Lender, promptly after receipt, a copy of any written notice received by or on behalf of the Borrower or the Property Owner from any Governmental Authority having jurisdiction over the Mortgaged Property with respect to any Hazardous Substance alleged to exist or emanate therefrom or thereat.

          (viii) The Borrower shall, at any and all times, within a reasonable time after written request by the Lender, furnish or cause to be furnished to the Lender, in such manner and in such detail as may be reasonably requested by the Lender, such information as may be necessary to permit the Lender to comply with any request for information made by an investor in or prospective institutional holder of the Note in connection with an Assignment or Participation to be furnished under Rule 144A(d) under the Securities Act (including any of the same relating to a Borrower Party).

          (ix) The Borrower shall simultaneously furnish or cause to be furnished to the Lender copies of all financial statements, reports, certificates, notes and information delivered to the Senior Lender under the Senior Loan Documents.

          (x) If the Borrower fails to provide to the Lender or its designee any of the financial statements, certificates, reports or information (the
     "Required Records") required by this Section 5.1(k) within ten (10) Business Days after written notice from the Lender of the date upon which such Required Record is due, the same shall constitute an Event of Default.

          (xi) The Lender shall have the right at any time and from time to time to audit the financial information provided by the Borrower pursuant to the terms of this Agreement in accordance with the then customary audit policies and procedures of the Lender. The Lender shall pay for the costs of its auditors; provided, however, if (A) such audit shall have been commenced during an Event of Default or (B) such audit reveals a material discrepancy from the information previously provided to the Lender, the Borrower shall pay the reasonable, out-of-pocket costs and expenses of such audit.

          (xii) At the Lender's request, and to the extent not confidential and available to the Borrower, the Borrower shall also cause any of the Required Records to be delivered in electronic format (it being agreed that the Borrower shall not be responsible for the inaccuracies in such information resulting solely from the electronic transmission of the same).

     (l) Business and Operations; Material Agreements. The Borrower and the Property Owner shall continue to engage in the businesses currently conducted by each of them as and to the extent the same are necessary for the ownership, development, construction, maintenance, management and operation of the Mortgaged Property or the terms hereof, or, if not, to the extent that the failure to do so would not have a Material Adverse Effect. The Borrower shall and shall cause the Property Owner to qualify to do business and shall remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, development, construction, maintenance, management and operation of the Mortgaged Property or the terms hereof. The Borrower shall and shall cause the Property Owner to at all times (i) maintain the Mortgaged Property or cause the Mortgaged Property to be maintained or, prior to Final Completion, such that the Mortgaged Property can, upon completion, be operated as a Class "A" mixed use project; (ii) maintain such Licenses or arrangements in connection therewith so as to permit the Mortgaged Property to be maintained at a standard at least equal to that maintained by Class "A" office managers of similar facilities located near the Mortgaged Property; (iii) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by each of them under the Property Management Agreement, the Leasing Agreement and any other Material Agreement, and do all things reasonably required to preserve and to keep unimpaired their rights thereunder; (iv) promptly notify the Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which either of them is aware, including, without limitation, the Property Management Agreement and the Leasing Agreement; and (v) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement, including, without limitation, the Property Management Agreement.

     (m) Title to the Property. The Borrower shall cause the Property Owner to warrant and defend against the claims of all Persons whomsoever the Property Owner's title to the Mortgaged Property and every part thereof.

     (n) Title to Collateral. The Borrower shall warrant and defend against the claims of all Persons whomsoever (i) its title to the Borrower Equity Interests and every part thereof and (ii) the validity and priority of the Liens granted by the Pledge Agreement and the Financing Statements.

     (o) Cost of Enforcement. In the event (i) that the Pledge Agreement is foreclosed in whole or in part or the Note, any Loan Document, including such Pledge Agreement, is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any Lien or pledge prior to or subsequent to the Pledge Agreement in which proceeding the Lender is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or an assignment by the Borrower for the benefit of its creditors, or (iv) the Lender shall attempt to remedy any Event of Default hereunder, the Borrower shall be chargeable with and agrees to pay all out-of-pocket costs incurred by the Lender as a result thereof, including costs of collection and defense (including reasonable attorneys, experts, consultants and witnesses fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

     (p) Estoppel Statement.

          (i) After written request by the Lender, the Borrower shall within fifteen (15) Business Days furnish the Lender with a statement, duly acknowledged and certified, setting forth (i) the unpaid principal amount of the Note, (ii) to Borrower's Knowledge, the Applicable Interest Rate,
     (iii) the date  installments of interest  and/or  principal were last paid,
     (iv) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and whether any of such Loan Documents have been modified and, if modified, giving particulars of such modification, and (v) such other matters as the Lender may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

          (ii) The Borrower shall cause the Property Owner to request and use reasonable good faith efforts to obtain for the Lender, upon request, estoppel certificates (A) as applicable, from Bank One in respect of the Bank One Lease, from Holland & Knight in respect of the Holland & Knight Lease, and from Citadel in respect of the Citadel Lease, each in form and substance similar to that attached to each such lease (if so attached), and, if not attached, then in form and substance satisfactory to the Lender (it being agreed that the estoppel certificate attached hereto as Exhibit K is acceptable to the Lender), and (B) from any other Tenant in the form set forth on Exhibit K attached hereto (or other form reasonably approved by the Lender); provided that the Borrower shall not be required to deliver such certificates more frequently than once in any calendar year (unless an Event of Default hereunder or under any of the Loan Documents then exists, in which case the Borrower shall endeavor to obtain, or cause the Property Owner to obtain, as many such certificates as the Lender shall request and, in any event, shall be obligated to obtain, or cause to be obtained, all those as to which the Tenant under the applicable Lease has committed to provide pursuant to such applicable Lease).

          (iii) After written request by the Borrower, but not more often than two (2) times in any twelve-month period, the Lender shall within fifteen
     (15) Business Days furnish the Borrower with a statement, duly acknowledged and certified, setting forth (i) the unpaid principal amount of the Note,
     (ii) the Applicable Interest Rate, (iii) the date installments of interest and/or principal on the Loan were last paid, and (iv) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents have not been modified or, if modified, giving particulars of such modification.

     (q) Advance. The Borrower shall use the proceeds of the Loan received by it only for the purposes set forth in Section 2.1.1 hereof.

     (r) Performance by Borrower. The Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by it, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior written consent of the Lender.

     (s) No Joint Assessment. The Borrower shall not and shall not allow the Property Owner to suffer, permit or initiate the joint assessment of the Mortgaged Property (i) with any other real property constituting a tax lot separate from the Mortgaged Property (provided, however that, subject to the Borrower's obtaining, or causing to be obtained, a property identification number endorsement to a Qualified Title Policy satisfactory to the Lender and thus demonstrating to the Lender that such division would not result in a change of ownership of any portion of the Mortgaged Property, the tax lot(s) comprising the Mortgaged Property may be divided to provide for separately assessed tax lots), and (ii) unless required by applicable law, with any portion of the Mortgaged Property that may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property.

     (t) Leasing Matters.

          (i) All new Leases entered into from and after the date hereof, unless otherwise specifically approved by the Lender, (A) shall be the result of arm's-length negotiations, (B) shall satisfy Minimum Effective Rental Requirements and provide for other market terms (including acceptable subordination, non-disturbance and attornment agreements), (C) shall not contain any terms that would materially adversely affect the Lender's rights under the Loan Documents, (D) shall be Approved Leases and (E) shall specifically provide that any right of first offer, right of first refusal, expansion option or other right to lease additional space granted to the Tenant under such Lease (however described) shall be expressly subordinate to the rights of the Tenants under the Bank One Lease and, to the extent applicable, the Holland & Knight Lease and the Citadel Lease.

          (ii) With respect to any Lease which does not meet the Minimum Net Effective Rent Requirements, no approval of the Lender shall be required hereunder (i) if the Borrower demonstrates to the Agent's reasonable satisfaction that such proposed Lease reflects then-current "market" terms and conditions for similar leases to similar tenants for similar space in Chicago's "Loop" area (a proposed Lease containing such terms and conditions, a "Market Lease") or (ii) in the event of a disagreement between the Borrower and the Lender as to whether a proposed Lease constitutes a Market Lease, if CB Richard Ellis, Inc. or another independent third party acceptable to the Borrower and the Lender, determines (which determination shall be binding on both Borrower and Lender), after a review and comparison of the terms of such proposed Lease to comparable leases in Chicago's "Loop" area (which review shall be completed within thirty (30) days after the date such Lease is received by CB Richard Ellis, Inc. or such other third party) that such Lease does constitute a Market Lease.

          (iii) The Borrower shall cause the Property Owner to (A) observe and perform in all material respects the obligations imposed upon the lessor under the applicable Leases (within the time frames and subject to any notice and/or cure periods contained therein); (B) enforce the material terms, covenants and conditions contained in such Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) not collect any of the base or minimum rents more than one (1) month in advance (other than security deposits); (D) require that all security deposits under Leases be in the form of either Cash or a letter of credit; and (E) not execute any assignment of lessor's interest in the Leases or the Rents (other than to the Senior Lender).

     (u) ERISA. The Borrower shall comply in all material respects with the applicable provisions of ERISA and the Code and shall furnish to the Agent (i)
(A) promptly and in any event within 10 Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Managing Member of the Borrower describing such ERISA Event and the action, if any, that such Borrower Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information; (ii) promptly and in any event within two
(2) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; and (iv) promptly and in any event within five (5) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Borrower Party or any ERISA Affiliate in connection with any event described in clause
(A) or (B).

     (v) Assignment or Participation of Note. In the event that the Lender notifies the Borrower that a sale of the Note or any interest in any thereof (an "Assignment") to an Eligible Assignee (including, without limitation, a sale or transfer of the Note held by the Lender to a trust, partnership, business trust or other issuance vehicle accompanied by the simultaneous issuance by such vehicle of a security backed by or representing an interest in the Note, either alone or together with other assets transferred by the Lender or other parties), or a sale of a participation interest in the Note in accordance with the terms of Section 11.23 below (a "Participation"), to one or more other parties is desirable, then the Borrower and the other Borrower Parties agree reasonably to cooperate, at no material cost or additional liability to any such Borrower Party, with the Lender in order to effectuate such Assignment or Participation.

     (w) Splitting of Loan and Note. The Lender has the right, without any Borrower Party's consent, on one or more occasions, to split the Loan into two
(2) or more separate loans, each in a principal amount as determined by the Lender and providing for such subordination as between such split loans as the Lender shall elect. The interest rate and economic and other terms for the split loans shall be in the aggregate the same as that of the Loan as determined pursuant to this Agreement and the Note. The Lender shall have the right to allocate the security for the split loans in its sole and absolute discretion, including, without limitation, the right to allocate the security provided by the Guaranties and the Pledge Agreement. In connection with any such splitting of the Loan, conforming changes shall be made to the Loan Documents as required to reflect such splitting. Each Borrower Party agrees to cooperate in all material respects in any such splitting of the Loan, at no material cost or additional liability to any such Borrower Party, including, without limitation, amending, modifying or restating this Agreement or any of the other Loan Documents, or entering into such new documentation as reasonably required by the Lender to effectuate the splitting of the Loan.

     (x) Easements and Restrictions. The Borrower shall submit, and shall cause the Property Owner to submit, to the Lender for the Lender's written approval (which shall not be unreasonably withheld or delayed) prior to the execution thereof by the Property Owner all proposed easements, restrictions, covenants, Permits, Licenses and other instruments (including any redevelopment agreement entered into by or on behalf of the Property Owner) which would affect the title to the Mortgaged Property, accompanied by a survey or site plan showing the proposed location thereof and such other information as the Lender shall reasonably require. The Borrower shall not permit the Property Owner to subject the Mortgaged Property or any part thereof to any easement, restriction or covenant (including any restriction or exclusive use provision in any Lease or other occupancy agreement other than in an Approved Lease) without the prior written approval of the Lender.

     (y) Further Assurance of Title. To further assure title, if at any time the Lender reasonably believes that the Advance is not secured or will or may not be secured by the Pledge Agreement and the other Loan Documents as a first and prior Lien on or security interest in the Collateral other than the Additional Subordinate Collateral and/or a second priority Lien on or security interest in the Additional Subordinate Collateral, then Borrower shall, within ten (10) Business Days after written notice from the Lender, do all things and matters reasonably necessary (including execution and delivery to the Lender of all further documents and performance of all other acts which the Lender reasonably deems necessary or appropriate) to assure to the satisfaction of the Lender that the Advance is secured or will be secured by the Pledge Agreement as a first and prior Lien or security interest with respect to the Collateral.

     (z) Commercial Leasing. The Borrower shall cause the Property Owner to market in a commercially reasonable manner all vacant space in the Project.

     (aa) Cooperation for Syndication. Subject to the terms of Section 11.23 below, the Borrower shall, and shall cause the Property Owner, (i) to reasonably assist the Lender in the syndication of the Loan, which assistance may include, among other things, providing to the Lender information prepared by or on behalf of the Borrower Parties relating to the Project and the business, assets, financial condition, operations and prospects of the Borrower and the Property Owner with respect to the Project; (ii) to supplement such information from time to time after request by the Lender, or otherwise to ensure the accuracy of such information, until such time as the syndication of the Loan has been completed; and (iii) to make members of the Borrower Parties' management and their consultants and advisors available during regular business hours upon reasonable advance written notice (A) to answer questions regarding the Project and the Loan, (B) to review, comment on and assist in the preparation of the syndication memorandum relating to the Loan, (C) to meet with prospective participants and
(D) to use their reasonable efforts, in light of their lending relationships, to benefit the syndication efforts of the Lender.

     (bb) Compliance with Senior Loan Documents. Borrower shall cause Property Owner to (i) pay all principal, interest and other sums required to be paid by Borrower or Property Owner under and pursuant to the provisions of the Senior Loan Documents, (ii) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Property Owner to be performed and observed, unless such performance or observance shall be waived or not required in writing by Senior Lender and (iii) promptly notify Lender of the giving of any notice by the Senior Lender to Property Owner or Borrower of any default by Property Owner in the performance or observance of any of the material terms, covenants or conditions of the Senior Loan Documents on the part of Property Owner to be performed or observed and deliver to Lender a true copy of each such notice.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Section 6.1 Negative Covenants. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Lender hereunder, as follows:

     (a) Operation of Property. The Borrower shall not and shall not permit the Property Owner to (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreement (unless, with respect to a Material Agreement that is not the Property Management Agreement or the Leasing Agreement, the other party thereto is in default thereunder and the termination of such agreement would be commercially reasonable), (ii) surrender or terminate any Property Management Agreement or Leasing Agreement (unless the applicable Property Manager or Leasing Agent is in default thereunder and the termination of such agreement would be commercially reasonable or unless such Property Manager or Leasing Agent is being replaced with an Acceptable Property Manager or an Acceptable Leasing Agent, as the case may be, pursuant to a commercially reasonable agreement reasonably acceptable to Lender), or permit or suffer any significant delegation or contracting of the Property Manager's or Leasing Agent's duties except as permitted under the Property Management Agreement or the Leasing Agreement, as the case may be, (iii) increase or consent to the increase of the amount of any charges under any Material Agreement, except as provided therein or on an arm's-length basis and commercially reasonable terms,
(iv) amend, modify, surrender or, except in accordance with the terms and conditions thereof, terminate a Lease (provided, however, that the Borrower may, or may permit the Property Owner to, amend or modify an Approved Lease of less than 10,000 NRSF without the Lender's prior consent) , or (v) amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, any Material Agreement in each case without the Lender's approval, which approval shall not be unreasonably withheld or delayed, unless, in the case of any such termination, the Borrower causes the Property Owner to replace the terminated Material Agreement within a commercially reasonable period with another agreement that provides substantially equivalent benefits to the Property Owner, on terms and conditions no worse to the Property Owner than the corresponding benefits, terms and conditions which applied under the agreement replaced.

     (b) Liens. Subject to Section 5.1(b)(ii) hereof, the Borrower shall not create, incur, assume, permit or suffer to exist any Lien on any portion of the Collateral other than Liens created pursuant to the Loan Documents (and, with respect to the Additional Subordinate Collateral only, the Senior Loan Documents). The Borrower shall not permit the Property Owner to create, incur, assume, permit or suffer to exist any Lien on any portion of the Mortgaged Property, except as specifically permitted pursuant to the Senior Loan Documents.

     (c) Dissolution and Disposal. Except as expressly permitted in this Agreement, none of the Borrower Parties shall (A) dissolve, terminate, wind up its affairs, liquidate, merge with or consolidate into another Person or (B) transfer, lease, assign, sell or otherwise dispose of in any way, in one transaction or any combination of transactions, all or any part of the Collateral or the Mortgaged Property.

     (d) Debt Cancellation. The Borrower shall not and shall not permit the Property Owner to cancel or otherwise forgive or release any material claim or material debt owed to either of them in connection with the Collateral or the Mortgaged Property, including any arising under any of the Leases and Material Agreements except (i) with respect to such Leases and Material Agreements, in accordance with and subject to the terms of this Agreement, and (ii) with the Lender's consent, with respect to other matters, for adequate consideration in the ordinary course of such Person's business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Loan Document.

     (e) Affiliate Transactions. The Borrower shall not, without the Lender's consent, which shall not be unreasonably withheld, enter into, or be a party to, any transaction with any other Borrower Party or any Affiliate of any Borrower Party relating to or which affects the Collateral or the Mortgaged Property, other than (i) transactions which are customary and in the normal course of business, and on terms and conditions substantially as favorable to the Borrower as would be obtainable by any of them in a comparable arm's-length transaction with a Person other than an Affiliate and (ii) after notice to the Lender.

     (f) Zoning and Uses. The Borrower shall not and shall not permit the Property Owner to (i) initiate or support any limiting change in the permitted uses of the Mortgaged Property (or, to the extent applicable, zoning reclassification of the Mortgaged Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in a manner that would result in such use becoming a nonconforming use under applicable land-use restrictions (and, if any, zoning ordinances) or that would violate the terms of any Lease, Legal Requirements or any Permitted Encumbrance, (ii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse to the interests of the Lender, (iii) other than the Permitted Encumbrances, impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Mortgaged Property in any manner that adversely affects in any material respect the value or utility of the Mortgaged Property, (iv) execute or file any subdivision plat affecting the Mortgaged Property, institute, or permit the institution of, proceedings to alter any tax lot comprising the Mortgaged Property (provided, however that, subject to the Borrower's obtaining, or causing to be obtained, a property identification number title insurance policy endorsement satisfactory to the Lender and there not occurring any change in ownership of any portion of the Mortgaged Property and there being no resulting breach of any Approved Lease, the tax lot(s) comprising the Mortgaged Property may be divided to provide for separately assessed tax lots) or (v) permit or suffer the Mortgaged Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

     (g) Debt. The Borrower shall not incur or assume any Indebtedness other than the Debt. The Borrower shall not permit the Property Owner to incur or assume any Indebtedness except as specifically permitted pursuant to this Agreement and the Senior Loan Agreement; provided, however, that notwithstanding anything to the contrary in the Senior Loan Documents, the Borrower shall not permit the Property Owner to incur trade or construction payables or other similar working capital items in excess of $1,300,000 in the aggregate outstanding at any one time (it being understood that real estate taxes and capital expenditures shall not be included in the calculation of the amount of such payables or working capital amounts unless and until the same are actually due and owing).

     (h) Transfers. Except in compliance with this Section 6.1(h) or another express provision of this Agreement, there shall be no transfer or other disposition of the Collateral or the Mortgaged Property or any portion thereof or direct or indirect interest therein. Notwithstanding the foregoing, (1) the Borrower may permit the sale or transfer of Equipment by the Property Owner in accordance with the provisions of the Senior Loan Agreement, and (2) so long as no Change of Control occurs as a result thereof, operating units or other securities in Guarantor, and shares or other securities of Prime Group Realty Trust may be issued, transferred, exchanged, converted and redeemed.

     (i) TIF Financing. Except in connection with a redevelopment agreement between the City of Chicago and the Property Owner and a note issued by the City of Chicago pursuant thereto (a "TIF Note"), the Borrower shall not, and shall not permit the Property Owner to, enter into any arrangement with respect to real estate tax abatements, tax increment financing, payments in lieu of real estate tax or any other financial contracts relating to the financing and development of the Project. Except any pledge to Senior Lender and/or to the Lender, any TIF Note shall not be pledged, transferred, encumbered, sold, factored or otherwise monetized or collateralized without the prior written consent of the Lender (such approval not to be unreasonably withheld or delayed).

     (j) Assignment of Licenses and Permits. Except in connection with a transfer permitted under Section 6.1(h) hereof or any express provision of any Loan Document, the Borrower shall not permit the Property Owner to assign or transfer any of its interest in any Licenses pertaining to the Mortgaged
Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Mortgaged Property other than to the Senior Lender pursuant to the Senior Loan Documents.

     (k) Place of Business. The Borrower shall not change its chief executive office or its principal place of business without giving the Lender at least thirty (30) days' prior written notice thereof and thereafter promptly providing the Lender such information as the Lender may reasonably request in connection therewith.

     (l) Operating Obligations. Except as otherwise permitted under this Agreement and the other Loan Documents, the Borrower shall not and shall not permit the Property Owner to enter into, assume or permit to exist, any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under Leases, subleases or similar arrangements as lessee other than operating leases, equipment leases and similar leases entered into in ordinary course of business for assets incidental to the management and operation of the Mortgaged Property.

     (m) Sale and Leaseback. The Borrower shall not and shall not permit the Property Owner to enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property.

     (n) Limitation on Distributions. If an Event of Default that can be cured solely by the payment of money exists hereunder, the Borrower shall not permit any distribution of any revenues received in connection with the Mortgaged Property, Receipts or other disbursements (including direct or indirect redemptions of membership interests) to any member, partner, shareholder or Affiliate of the Borrower other than pursuant to the Property Management Agreement and the Leasing Agreement until such Event of Default has been cured.

     (o) Limitation on Negative Pledge Clauses. The Borrower shall not enter into with any Person any agreement other than this Agreement and the other Loan Documents or documents with respect to the Senior Loan, which prohibit or limit the ability of the Borrower to create, incur, assume or suffer to exist any Lien on the Collateral.

     (p) Limitation on Securities Issuances. The Borrower shall not, and shall not permit the Property Owner to, issue any additional equity interests, or warrants, rights or options. Notwithstanding the foregoing, Lender agrees that it will consider requests from the Borrower regarding the admission of one or more additional members into the ownership structure of the Borrower, which additional members may be entitled to a preferred return on their equity investment; provided, however, that the terms and conditions governing the admission of any additional members shall be subject to the prior written consent of the Lender in its sole and absolute discretion.

     (q) Limitation on Subsidiary Formation. The Borrower shall not form any Subsidiaries other than the Property Owner. The Managing Member shall not form any Subsidiaries other than the Borrower; provided, however, that if Guarantor becomes the Managing Member in accordance with the provisions of the Borrower's Organizational Documents, Guarantor shall be permitted to form Subsidiaries so long as such Subsidiaries have no direct or indirect ownership interests in the Collateral or the Mortgaged Property.

     (r) Governing Documents. The Borrower shall not cause or permit (and shall not permit the Property Owner to cause or permit) any amendment, modification, supplement, waiver or termination of any of its Organizational Documents that would be reasonably likely to cause a Material Adverse Effect (it being understood that any changes to the "special purpose" or "independent manager" provisions of the Borrower's Organizational Documents shall be deemed to cause a Material Adverse Effect). None of the Borrower Parties (other than the Borrower) will cause or permit any amendment, modification, supplement, waiver or termination of any provisions of its respective organizational instruments, or other governing documents, in a manner that would impair or limit its ability to satisfy its obligations hereunder and under the other Loan Documents to which it is a party.

     (s) Third Party Fees. At no time during the term of the Loan (including any extension thereof pursuant to Section 2.8 hereof) shall Borrower permit the aggregate amount paid by the Property Owner (i) to the Property Manager to exceed the Base Management Fee plus any portion of the Accrued Management Fee which is payable in accordance with Section 10.1(c) below and (ii) in respect of Leasing Commissions to exceed $19,432,698, in the aggregate.

     (t) Leasing Matters. The Borrower shall not permit the Property Owner to enter into any Lease that is not an Approved Lease without the Lender's consent to the extent that the Borrower is required to obtain such consent hereunder. No additional consent shall be required with respect to an extension of an Approved Lease pursuant to the exercise of an option contained in such Approved Lease.

     (u) Single Purpose Covenants of Borrower. The Borrower hereby represents, warrants, covenants and agrees, and will cause its Organizational Documents to reflect, that while the Debt is outstanding it has not and shall not:

     (i) engaged or engage in any business or activity other than the ownership of the Borrower Equity Interests and activities incidental thereto;

     (ii) acquired or acquire or owned or own any material asset other than the Borrower Equity Interests;

     (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as specifically permitted herein) or change its legal structure;

     (iv) failed or fail to preserve its existence as an entity duly organized, validly existing and in good standing under the Laws and Regulations of the jurisdiction of its organization or formation, or, without the prior written consent of the Lender, amend, modify, terminate or fail to comply with the provisions of its partnership agreement, articles or certificate of incorporation, certificate of organization, operating agreement or similar Organizational Documents, as the case may be, whichever is applicable, as the same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would (A) create an amendment to the limitations on the amendment of such documents as contained therein, (B) affect the provisions of such documents pertaining to the matters set forth in this
Section 6.1(u), or (C) have a Material Adverse Effect;

     (v) owned or own any Subsidiary other than the Property Owner, or made or make any, investment in, any person or entity other than the Property Owner;

     (vi) commingled or commingle its assets with the assets of any of its Affiliates or of any other Person;

     (vii) incurred or incur any debt, secured or unsecured, direct or contingent (including guarantying any obligation), other than the Permitted Encumbrances, Permitted Indebtedness and obligations incurred under this Agreement, the Note and the Loan Documents;

     (viii) became or become insolvent or failed or fail to pay its debts and liabilities from its assets as the same shall become due;

     (ix) failed or fail to maintain its records, books of account and bank accounts separate and apart from those of its principals, Affiliates, general partners or managing members, as the case may be, and the Affiliates of any such general partner or managing member or principal, as the case may be, and any other Person;

     (x) failed or fail to maintain separate financial statements, showing its assets and liabilities, separate and apart from those of any other Person (though nothing herein contained shall restrict the Guarantor's ability or obligation to consolidate the financial statements of Guarantor's Affiliates for financial reporting purposes);

     (xi) entered or enter into any contract or agreement with any of its principals, Affiliates, general partners, managing members or any principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than its principals or Affiliates, or any principal or Affiliate thereof;

     (xii) seek the dissolution or winding up in whole, or in part, of the Borrower or any general partner or managing member thereof, as the case may be;

     (xiii) failed or fail to correct any known misunderstandings regarding the separate identity of the Borrower;

     (xiv) held or hold itself out to be responsible for the debts of another Person;

     (xv) made or make any loans or advances to any Person, including its general partners, managing members, principals or Affiliates;

     (xvi) other than pursuant to the Loan Documents, guaranty, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any Person, including its general partners, managing members, principals or Affiliates;

     (xvii) failed or fail to file tax returns;

     (xviii) failed or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not to (A) mislead others as to the identity of the Person with which such other party is transacting business, or (B) suggest that it is responsible for the debts of any third party (including its principals, Affiliates, general partner or managing member, as the case may be, or any principal or Affiliate thereof);

     (xix)  failed  or  fail  to  maintain   adequate  capital  for  the  normal
obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (xx) failed or fail to pay the salaries of its own employees (if any) from its own assets and maintain a sufficient number of employees in light of its contemplated business operations;

     (xxi) filed or file or consented or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

     (xxii) except as in existence on the date hereof, shared or share any common logo with or held or hold itself out as or be considered as a department or division of any of its principals or Affiliates, general partners or managing members, as the case may be, or any other Person;

     (xxiii) failed or fail to allocate any overhead for shared office space in a fair and reasonable manner; or

     (xxiv) failed or fail to use, on a consistent basis, separate stationery, invoices and checks, except that, so long as Borrower identifies the separateness of Borrower from Property Owner and/or Guarantor on its stationary, Borrower may use stationary that also identifies Property Owner thereon and/or Guarantor.

     (v) Single Purpose Covenants of Property Owner. The Borrower hereby represents, warrants, covenants and agrees, and will cause the Property Owner's Organizational Documents to reflect, that the Property Owner has not and Borrower shall cause the Property Owner to not:

     (i) engaged or engage in any business or activity other than the ownership of the Mortgaged Property and activities incidental thereto;

     (ii) acquired or acquire or owned or own any material asset other than (A) the Mortgaged Property, (B) the TIF Note and (C) such incidental personal property as may be necessary for the operation of the Mortgaged Property;

     (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as specifically permitted in this Agreement) or change its legal structure;

     (iv) failed or fail to preserve its existence as an entity duly organized, validly existing and in good standing under the Laws and Regulations of the jurisdiction of its organization or formation, or, without the prior written consent of the Lender, amend, modify, terminate or fail to comply with the provisions of its partnership agreement, articles or certificate of incorporation, certificate of organization, operating agreement or similar Organizational Documents, as the case may be, whichever is applicable, as the same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would (A) create an amendment to the limitations on the amendment of such documents as contained therein, (B) affect the provisions of such documents pertaining to the matters set forth in this
Section 6.1(v), or (C) have a Material Adverse Effect;

     (v) owned or own any Subsidiary, or made or make any, investment in, any Person or entity;

     (vi) commingled or commingle its assets with the assets of any of its Affiliates or of any other Person;

     (vii) incurred or incur any debt, secured or unsecured, direct or contingent (including guarantying any obligation), other than the Senior Loan, Permitted Encumbrances and Permitted Indebtedness (under and as defined in the Senior Loan Agreement);

     (viii) became or become insolvent or failed or fail to pay its debts and liabilities from its assets as the same shall become due;

     (ix) failed or fail to maintain its records, books of account and bank accounts separate and apart from those of its principals, Affiliates, general partners or managing members, as the case may be, and the Affiliates of any such general partner or managing member or principal, as the case may be, and any other Person;

     (x) failed or fail to maintain separate financial statements, showing its assets and liabilities, separate and apart from those of any other Person (though nothing herein contained shall restrict the Guarantor's ability or obligation to consolidate the financial statements of Guarantor's Affiliates for financial reporting purposes);

     (xi) entered or enter into any contract or agreement with any of its principals, Affiliates, general partners, managing members or any principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than its principals or Affiliates, or any principal or Affiliate thereof;

     (xii) seek the dissolution or winding up in whole, or in part, of the Property Owner, the Borrower or any general partner or managing member thereof, as the case may be;

     (xiii) failed or fail to correct any known misunderstandings regarding the separate identity of the Property Owner or the Borrower;

     (xiv) held or hold itself out to be responsible for the debts of another Person;

     (xv) made or make any loans or advances to any Person, including its general partners, managing members, principals or Affiliates;

     (xvi) other than with respect to the Additional Subordinate Collateral, guaranty, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any Person, including its general partners, managing members, principals or Affiliates;

     (xvii) failed or fail to file tax returns;

     (xviii) failed or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not to (A) mislead others as to the identity of the Person with which such other party is transacting business, or (B) suggest that it is responsible for the debts of any third party (including its principals, Affiliates, general partner or managing member, as the case may be, or any principal or Affiliate thereof);

     (xix)  failed  or  fail  to  maintain   adequate  capital  for  the  normal
obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (xx) failed or fail to pay the salaries of its own employees (if any) from its own assets and maintain a sufficient number of employees in light of its contemplated business operations;

     (xxi) filed or file or consented or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

     (xxii) except as in existence on the date hereof, shared or share any common logo with or held or hold itself out as or be considered as a department or division of any of its principals or Affiliates, general partners or managing members, as the case may be, or any other Person;

     (xxiii) failed or fail to allocate any overhead for shared office space in a fair and reasonable manner; or

     (xxiv) failed or fail to use, on a consistent basis, separate stationery, invoices and checks, except that, so long as Property Owner identifies the separateness of Property Owner from Borrower and/or Guarantor on its stationary, Property Owner may use stationary that also identifies Borrower and/or Guarantor thereon.

     (w) Covenants Regarding Senior Loan. Borrower shall not, and shall cause Property Owner not to, (i) amend or modify (by agreement on the part of the Property Owner or Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) those Senior Loan Documents which on the date of this Agreement evidence or secure the Senior Loan which would constitute a Prohibited Amendment without the prior written consent of the Agent. As used herein, a "Prohibited Amendment" shall mean an amendment or modification to the existing Senior Loan Documents that (A) is reasonably likely to have a Material Adverse Effect (provided that amendments pursuant to clauses
(1) and (2) below shall be deemed not to have a Material Adverse Effect), or (B) which (1) increases the principal amount of the Senior Loan to more than $230,000,000 (exclusive of protective advances), (2) increases the interest rate payable under the Senior Loan, other than an increase, not to exceed twelve percent (12%) per annum, applicable to any increase in the principal amount of the Senior Loan from $230,000,000 to $245,000,000 (with such increased rate to be payable only on the principal amount of the Senior Loan which exceeds $230,000,000), (3) provides for the payment of any additional interest, additional fees, reserve payments or escrows, (4) provides for any principal amortization of the Senior Loan, (5) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the existing Senior Loan Documents, (6) modifies the provisions governing replacement of the Property Manager under the existing Senior Loan Documents, (7) adds material additional obligations, liabilities or indemnities on the part of Property Owner, Borrower or Guarantor, (8) shortens any default cure periods under the existing Senior Loan Documents or (9) changes the maturity date of the Senior Loan. Any amendment or modification to the existing Senior Loan Documents in violation of this Section 6.1(w) shall be ineffective as between Borrower and the Lender, and, if not cured by Borrower (to the extent the same is susceptible of cure) or caused to be cured by Property Owner within fifteen (15) days after written notice from the Lender, shall constitute an Event of Default hereunder, unless the Lender consents thereto in writing in its sole and absolute discretion. In addition to the foregoing, any deed-in-lieu of foreclosure, consensual sale, consensual foreclosure or other similar voluntary transfer (excluding Leases) of all or any portion of the Mortgaged Property or any interest therein (except as expressly permitted in Section 6.1(h)) without the prior written consent of the Lender shall constitute an Event of Default hereunder.

     Section 6.2 Lender's Approval. In any instance in Section 6.1 hereof in which the Lender agrees to be reasonable in its approval or disapproval of a transaction that would otherwise be prohibited thereunder, it is agreed that such approval may be conditioned on, among other things, the Lender's satisfaction that the provisions of this Agreement and the other Loan Documents (including the Liens and security interests granted hereby and thereby) shall be applicable to any transferee of the business or assets of the Borrower or a Borrower Party.

                                  ARTICLE VII
                                  CONSTRUCTION

     Section 7.1 Construction Covenants. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Lender hereunder, as follows:

     7.1.1 Construction  Documents.  The Borrower shall cause the Property Owner
(a) to enforce in all material respects the terms of the Construction Documents in the best interests of the Improvements using sound business judgment, (b) to waive none of the material obligations of any of the parties thereunder, (c) to do no act which would relieve the contracting party thereto from its material obligations thereunder, (d) to not surrender or terminate the Construction Documents except in accordance with the terms thereof, and (e) to make no material amendments to or changes under the Construction Documents, without the prior approval of the Lender (which will not be, in each case, unreasonably withheld or delayed).

     7.1.2 Application of Advance. The Borrower shall use the Advance solely and exclusively for the purposes set forth in Section 2.1.1 above.

     7.1.3 [Intentionally Deleted].

     7.1.4 Fees. Borrower shall pay when due the reasonable fees of the Construction Consultant, all reasonable costs and expenses, including, without limitation, appraisal fees, recording fees and charges, abstract fees, title policy fees, escrow fees, reasonable attorneys' fees, fees of inspecting architects and engineers to the extent provided hereunder in connection with the Project, fees of environmental consultants and all other reasonable costs and expenses of every character which have been incurred or which may hereafter be incurred by the Lender in connection with the preparation and execution of the Loan Documents, including any extension, amendment, syndication or modification thereof, the funding of the Loan, the administration and enforcement of the Pledge Agreement, the Note, and the other Loan Documents, reasonable attorneys' fees relating to the syndication of or participation in the Loan, if any, and the release of any Collateral, including, without limitation, attorneys' fees in any action for the foreclosure of the Pledge Agreement and the collection of the Loan, and all such fees incurred in connection with any bankruptcy or insolvency proceeding; and the Borrower shall, within twenty (20) Business Days after written demand by the Lender, reimburse the Lender for all such reasonable expenses which have been incurred. All amounts incurred or paid by the Lender under this Section 7.1.4, together with interest thereon at the Default Rate from the due date until paid by the Borrower, shall be added to the indebtedness secured hereby and shall be secured by the Lien of the Pledge Agreement and the other Loan Documents.

     7.1.5 Completion of Construction. Borrower shall, or shall cause the Property Owner to, (a) diligently pursue and complete construction of each portion of the Project demised by an Approved Lease by the related Lease Completion Date in all material respects in accordance with the requirements of such Approved Lease and obtain evidence of such completion from the Tenant under such Approved Lease in accordance with Section 7.1.6; (b) diligently pursue and complete construction of the entire Base Building Improvements to Substantial Completion and obtain evidence of such completion satisfactory to Lender on or prior to the Outside Completion Date in accordance with the Plans and Specifications (except for changes thereto in accordance with Section 7.1.10) and in compliance in all material respects with all restrictions, covenants and easements affecting the Mortgaged Property, all Laws and Regulations, and all Governmental Approvals, and with all terms and conditions of the Loan Documents; and (c) pay all sums and perform such duties as may be necessary to complete such construction of the Base Building Improvements to Substantial Completion substantially in accordance with the Plans and Specifications (except for changes thereto in accordance with Section 7.1.10) and in compliance with all restrictions, covenants and easements affecting the Mortgaged Property, all Laws and Regulations and all Governmental Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Outside Completion Date, free from any Liens, claims or assessments (actual or contingent) asserted against the Mortgaged Property for any material, labor or other items furnished in connection therewith except for Permitted Encumbrances and subject to Borrower's right to contest any of the foregoing in accordance with the terms and conditions of this Agreement. Evidence of satisfactory compliance with the foregoing shall be furnished by the Borrower to the Lender on or before the Outside Completion Date. In addition, the Borrower shall cause the Property Owner to diligently pursue construction of the entire Improvements to Final Completion after the Outside Completion Date. The failure of Substantial Completion to occur on or prior to the Outside Completion Date shall constitute an Event of Default hereunder for which there shall be no applicable cure period.

     7.1.6 [Intentionally Deleted].

     7.1.7 Construction Consultant. Borrower shall, and hereby does, acknowledge that (a) the Lender may receive reports from the Construction Consultant and as such the Construction Consultant may be retained by the Lender to act as a consultant and only as a consultant to the Lender in connection with the construction of the Improvements and has no duty to the Borrower, (b) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon the Lender, (c) the Lender reserves the right to make any and all decisions required to be made by the Lender under this Agreement and to give or refrain (subject to the terms and conditions hereof) from giving any and all consents or approvals required to be given by the Lender under this Agreement and to accept or not accept any matter or thing required to be accepted by the Lender under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, (d) the Lender reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to the Lender or any other Person, and (e) the Lender reserves the right to replace the Construction Consultant with another inspecting engineer at any time and with prior notice to but without the approval of the Borrower.

     7.1.8 Construction Consultant/Duties and Access. Borrower shall permit (and shall cause the Property Owner to permit) the Lender to retain the Construction Consultant, at the Borrower's reasonable cost, to perform the following services on behalf of the Lender:

     (a) Generally, to advise the Lender on matters relating to the construction of the Improvements;

     (b) To review and advise the Lender whether, in the opinion of the Construction Consultant, the Plans and Specifications are satisfactory; and

     (c) To complete any other task indicated in any Loan Document to be the responsibility of the Construction Consultant.

The fees of the Construction Consultant and expenses incurred by the Lender on account thereof shall be reimbursed to the Lender within ten (10) days of written notice thereof delivered to the Borrower, but neither the Lender nor the Construction Consultant shall have any liability to the Borrower on account of
(i) the services performed by the Construction Consultant or (ii) any approval by the Construction Consultant of construction of the Improvements. Neither the Lender nor the Construction Consultant assumes any obligation to the Borrower or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

     7.1.9 Correction of Defects. Borrower shall promptly correct or cause the Property Owner to correct all defects (other than of an immaterial nature that do not adversely affect the use of the Improvements for their intended purpose or their value) in the Improvements or any departure from the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value). The Borrower agrees that the advance of any proceeds of the Loan whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, the Lender shall not constitute a waiver of the Lender's right to require compliance with this covenant.

     7.1.10 Approval of Change Orders; Cost Savings. Borrower shall permit and cause the Property Owner to permit no deviations from the Plans and
Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) during construction without the prior approval of the Lender; provided, however, that the Borrower may make changes without the Lender's prior approval so long as (a) such changes do not result in changes in the Construction Costs that exceed $250,000 each, (b) such changes do not result in changes in the Construction Costs that exceed in the aggregate $1,000,000, (c) the Borrower uses commercially reasonable efforts to deliver to the Lender prior notice of such changes or, if the Borrower is unable to deliver prior notice, the Borrower delivers such notice as soon thereafter as is reasonably practicable and (d) such changes do not violate the terms of any Approved Lease. Notwithstanding the foregoing, the Borrower shall be allowed to make nonmaterial field changes which do not affect the scope, quality or character, or increase the cost, of the Improvements without the Lender's or the Construction Consultant's consent or approval (provided that no such changes shall be permitted if such changes would violate the terms of any Approved Lease).

     7.1.11 Bonds. To furnish copies to the Agent and cause the Property Owner to maintain such Payment and Performance Bonds with respect to the obligations of each contractor and each subcontractor which has commenced work on the Project, as applicable, to the extent requested by the Lender and the Senior Lender.

     7.1.12 Laborers, Subcontractors and Materialmen. To notify the Lender promptly, and in writing, if the Borrower or the Property Owner receives any written default notice, notice of Lien or demand for past due payment, from any contractor, subcontractor or materialman and, in respect of any Lien, from any contractor, subcontractor or materialman. The Borrower shall also furnish to the Lender at any time and from time to time upon reasonable demand by the Lender, Lien waivers in form reasonably satisfactory to the Lender and the Title Company bearing a then current date from the contractors and the subcontractors.

     Section 7.2 No Reliance. All conditions and requirements of this Agreement are for the sole benefit of the Lender and the Borrower Parties and no other Person or party (including, without limitation, the Construction Consultant and contractors, subcontractors, mechanics and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by the Borrower. The Agent shall have the right, in its sole and absolute discretion, to waive any such condition or requirement.

     Section 7.3 Cooperation With Senior Lender. The Lender hereby agrees to cooperate with the Senior Lender in connection with information regarding the Project and other matters reasonably requested by the Senior Lender.

                                  ARTICLE VIII
                            CASUALTY AND CONDEMNATION

     Section 8.1 Required Coverage. In addition to any insurance required to be maintained by the Borrower pursuant to any other Loan Document or the documents relating to the Senior Loan, or any other Lease or agreement, the Borrower, at its sole cost and expenses, shall maintain the following insurance policies:

     8.1.1 Insurance.

     (a) (i) Insurance against loss customarily included under standard "All Risk" policies including, flood, earthquake, terrorism (for "acts of terrorism" as defined in the Terrorism Risk Insurance Act), vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Project in nature, use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sublimit of $2,000,000). The amount of such insurance shall be not less than one hundred (100%) percent of the replacement cost value of the Improvements. Each such insurance policy shall contain an agreed amount replacement cost endorsement and shall cover, without limitation, all tenant improvements and betterments that the Borrower is required to insure on a replacement cost basis under this Agreement. If the insurance required under this Section 8.1.1 is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the Improvements and such tenant improvements constructed by the Property Owner and, as to such tenant improvements, may be required to be insured by the Property Owner under any Lease, in an amount to be subject to the approval of the Lender, which approval shall be unreasonably withheld. The Borrower shall make commercially reasonable efforts to cause the Lender to be named as a Loss Payee.

     (ii) Rent loss and/or business interruption insurance (x) until and including March 21, 2003, covering a period of eighteen (18) months and (y) from and after March 22, 2003, covering a period of thirty (30) months plus an extended period of indemnity of 365 days. The Lender shall be named as Loss Payee as respects this coverage.

     (iii) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to any Lease on a replacement cost basis and in the minimum amount of $10,000,000.

     (b) At all times during the term of the Loan:

     (i) General Public Liability insurance, including, without limitation, Commercial General Liability insurance; Owned, Hired and Non Owned Auto Liability; and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination no less than (i) $50,000,000 until and including March 21, 2003 and (ii) $75,000,000 from and after March 22, 2003 per occurrence and in the annual aggregate, per location. The policies described in this Section 8.1.1 shall cover, without limitation: elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, the Borrower's obligation to indemnify the Lender as required under this Agreement), Products and Completed Operations Liability coverage.

     (ii) Workers Compensation and Employer Liability insurance as required by Laws and Regulations. (iii) Such other types and amounts of insurance with respect to the Project and the operation thereof that are commonly maintained in the case of other property and buildings similar to the Project in nature, use, location, height, and type of construction, as may from time to time be reasonably required by the Lender.

     (c) All policies of insurance (the  "Policies")  required  pursuant to this
Section 8.1.1 shall be issued by companies reasonably approved by the Lender and licensed to do business in the state where the Mortgaged Property is located. Further, unless otherwise approved by the Lender in writing, the issuer(s) of the Policies required under this Section 8.1.1 shall have a claims paying ability rating of "A-" or better by the Rating Agencies or an A.M. Best rating of A:IX or better. The Policies: (i) shall name the Lender and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, the Lender shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender's Loss Payable Endorsement, or their equivalents, naming the Lender as the person to which all payments made in excess of $250,000 by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Borrower and the Property Owner) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to the Lender; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect (in proportion to the coverage maintained) than the deductible for such coverage on the date hereof unless approved by Lender; (vi) shall contain such provisions as the Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that none of any Borrower Party, the Lender or any other party shall be a co-insurer under said Policies and that no adverse modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or thirty (30) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit the Lender to pay the premiums and continue any insurance upon failure of the Borrower or the Property Owner to pay premiums when due, upon the insolvency of the Borrower or the Property Owner or through foreclosure or other transfer of title to the Mortgaged Property (it being understood that the Property Owner's rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds in excess of $250,000 thereunder be payable to the Lender and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Borrower, the Property Owner, the Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of the Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Mortgaged Property for purposes more hazardous than permitted by the terms of the Policy,
(C) any foreclosure or other proceeding or notice of sale relating to the Mortgaged Property or (D) any change in the possession of the Mortgaged Property without a change in the identity of the holder of actual title to the Mortgaged Property (provided that with respect to items (C) and (D) above, any notice requirements of the applicable Policies are satisfied).

     (d) Insurance Premiums, Certificates of Insurance.

     (i) The Borrower shall cause the Property Owner to pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to the Lender receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Lender (provided, however, that such evidence shall not be required if such Insurance Premiums are to be paid by the party acting as agent under the Senior Loan Agreement). Within thirty (30) days after request by the Lender, the Borrower shall cause the Property Owner to obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by the Lender, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event the Property Owner satisfies the requirements under this Section 8.1.1 through the use of a Policy or Policies covering properties in addition to the Mortgaged Property, then, the Borrower shall provide evidence satisfactory to the Lender that the Insurance Premiums for the Mortgaged Property are separately allocated under such Policy or Policies to the Mortgaged Property and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy or Policies as to the Mortgaged Property and (B) shall otherwise provide the same protection as would a separate policy or policies that complying with the terms of this Agreement as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums.

     (ii) The Borrower shall deliver to the Lender on or prior to the Closing Date certificates setting forth in reasonable detail the material terms
(including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be reduced, cancelled or terminated in amount of, or materially changed (other than increased) in coverage without thirty (30) days' prior notice to the Lender, or thirty (30) days' notice with respect to nonpayment of premium as required pursuant to
Section 8.1.1(c)(vi). The Borrower shall deliver to the Lender, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by the Borrower pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by the Borrower, the Borrower may deliver an Officer's Certificate to such effect in lieu thereof). Notwithstanding the delivery of any Policies to the Lender, the Lender shall not be deemed by reason of the receipt thereof to have any Knowledge of the contents thereof.

     (iii) From time to time, the Lender may request that the Borrower deliver or cause the Property Owner to deliver to the Lender, within ten (10) Business Days of receipt of such request, a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all Policies obtained by the Property Owner pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers (or the insurance brokers on behalf of the insurers), that such Policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such Policies otherwise comply with the requirements of this Section 8.1.1.

     (e) Renewal and Replacement of Policies.

     (i) Not less than fifteen (15) days prior to the expiration, termination or cancellation of any Policy, the Borrower shall cause the Property Owner to renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective not later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Lender a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered pursuant to clause (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

     (ii) If the certificates as required under clause (d)(i) above are not furnished to the Lender, the Lender may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and the Borrower agrees to reimburse the Lender for the cost of such Insurance Premiums promptly on demand, together with interest at the Default Rate from the date the Lender paid such Insurance Premiums to and including the date of repayment of the Lender by the Borrower.

     (iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (e), the Borrower, upon Lender's request, shall deliver to the Lender a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all Policies obtained by the Borrower pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 8.1.1.

     (f) Separate Insurance. No Borrower Party shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 8.1.1 unless such insurance complies with clause (c) above.

     8.1.2 Casualty. (a) Notice; Restoration. The Borrower shall or shall cause the Property Owner to give the Lender prompt written notice of the occurrence of any Casualty affecting the Mortgaged Property or any portion thereof. In the event of any Casualty affecting the Mortgaged Property, the Borrower shall cause the Property Owner to promptly commence and diligently prosecute Restoration of the Mortgaged Property, provided the Net Proceeds are made available to the Borrower or the Property Owner in accordance with this Agreement and the Senior Loan Agreement.

     (b) Availability of Net Proceeds for Restoration. The terms and provisions of Article VIII of the Senior Loan Agreement shall control regarding the Net Proceeds so long as the Senior Loan is outstanding; provided, however, that notwithstanding any other provision of this Agreement, Net Proceeds which do not exceed $250,000 in total shall be distributed to the Borrower without the Lender's approval.

     8.1.3 Condemnation. (a) Notice; Restoration. The Borrower shall or shall cause the Property Owner to give the Lender prompt written notice of the actual or threatened commencement of any Partial Condemnation or Total Condemnation affecting the Mortgaged Property and shall deliver to the Lender copies of any and all documents received or prepared by the Borrower or the Property Owner in connection therewith. The Borrower shall cause the Property Owner, at the Property Owner's expense, to diligently prosecute any such proceeding. The Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award or otherwise from the Borrower interest at the Applicable Interest Rate provided for herein. The terms and provisions of Article VIII of the Senior Loan Agreement shall control the distribution of the Condemnation Proceeds, so long as the Senior Loan is outstanding.

     (b) Partial Condemnation. So long as the Senior Loan is outstanding, the terms and provisions of Article VIII of the Senior Loan Agreement shall control the distribution of the Net Proceeds resulting from a Partial Condemnation of the Mortgaged Property.

     (c) Total Condemnation. So long as the Senior Loan is outstanding, the terms and provisions of Article VIII of the Senior Loan Agreement shall control the distribution of Net Proceeds resulting from a Total Condemnation.

     8.1.4 Disbursement of Net Proceeds. (a) If Net Proceeds are required to be made available for Restoration pursuant to either Section 8.1.2 or 8.1.3 hereof, the Lender shall make such Net Proceeds available to the Property Owner for the Restoration; provided that, except in respect of Net Proceeds which do not exceed $250,000 in total, each of the following conditions are met:

     (i) no Event of Default shall have occurred and be continuing;

     (ii) no Lease of greater than 15,000 NRSF or having an annual base rent of greater than $360,000 shall be terminated as a result of such Casualty or Partial Condemnation and neither the Property Owner nor the Borrower has received notice of termination relating to any such Lease (or otherwise has Knowledge that a party to any such Lease intends to terminate such Lease);

     (iii)  the  Borrower  causes  the  Property  Owner  to  promptly   commence
Restoration and diligently pursue the same to completion to the Lender's reasonable satisfaction;

     (iv) Restoration is done and diligently completed by the Property Owner in material compliance with all Legal Requirements and the Property and the use thereof after Restoration will be in material compliance with and permitted under all Legal Requirements and the terms hereof;

     (v) the quality and character of the Mortgaged Property after Restoration shall be comparable to the quality and character of the Mortgaged Property immediately prior to such Casualty or Partial Condemnation;

     (vi) the estimated time to complete the Restoration, as estimated by the Construction Consultant, does not exceed the effective period of business interruption insurance available to the Lender on account of such Casualty or Partial Condemnation;

     (vii) the Property Owner delivers to the Lender a written undertaking that it will expeditiously commence and satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement; and

     (viii) the Borrower delivers to the Lender reasonable evidence that the Net Proceeds, together with any Net Proceeds Deficiency, are sufficient to cover all costs of the Restoration as determined by the Construction Consultant and that the full undisbursed amount of the Senior Loan will be made available in accordance with and subject to the provisions of the Senior Loan Documents notwithstanding such Casualty, Condemnation and/or Restoration.

     In the event any of the foregoing conditions are not satisfied at any time, the disbursement of Net Proceeds shall be made in accordance with Section 8.1.5 hereof.

     (b) The Net Proceeds shall be held in an interest-bearing escrow account designated by the Lender, and until disbursed in accordance with the provisions of this Section 8.1.4 shall constitute additional security for repayment of the Loan. The Net Proceeds shall be disbursed by the Lender to the Borrower from time to time during the course of Restoration (but not more frequently than once in any calendar month), upon (x) receipt of evidence (including lien waivers) reasonably satisfactory to the Lender and the Title Company, providing that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (ii) there exist no notices of pendency, stop orders, mechanic's or materialman's Liens or notices of intention to file same (other than notices of Lien or other inchoate Liens with respect to amounts not yet due and payable), or any other Liens or encumbrances of any nature whatsoever affecting the Mortgaged Property arising out of the Restoration which have not either been fully bonded to the satisfaction of the Lender and discharged of record or in the alternative fully insured to the satisfaction of the Lender by the Title Companies or are being contested as permitted under Section 5.1(b)(ii) hereof and (y) the satisfaction of disbursement procedures reasonably required by Lender. The Lender's expenses for processing the payment of Net Proceeds to the Borrower shall be deducted, as applicable, from each disbursement of Net Proceeds.

     (c) All plans and specifications required in connection with any Restoration (other than plans and specifications conforming to the approved Plans and Specifications) shall be reviewed and reasonably approved by the Construction Consultant and the Lender. The Lender shall have the use of the plans and specifications and all Permits, Licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in such Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by the Lender and the Construction Consultant (which approval shall not be unreasonably withheld or delayed). All reasonable, out-of-pocket costs and expenses incurred by the Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Construction Consultant's fees, shall be paid by the Borrower.

     (d) In no event shall the Lender be obligated to make disbursements of Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Construction Consultant, minus the Retainage for the applicable contracts or subcontracts. The final advance of Retainage for the applicable contracts and subcontracts shall not be made until (i) thirty (30) days after the Construction Consultant certifies to the Lender that (A) the Restoration has been completed in accordance with the provisions of this Section 8.1.4, and (B) all Governmental Approvals necessary for the occupancy or re-occupancy and use of the Mortgaged Property have been obtained from all appropriate Governmental Authorities, (ii) the Lender receives evidence satisfactory to the Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Retainage, and (iii) the Lender receives and approves an endorsement to the Qualified Title Policy insuring that the Mortgaged Property is subject to no Liens other than Permitted Encumbrances. If required by the Lender, the release of the final portion of the retainage shall be approved by the surety company, if any, which has issued a Payment and Performance Bond with respect to the contractor, subcontractor or materialman.

     (e) If at any time the Net Proceeds or the undisbursed balance thereof shall not be sufficient to pay the balance of the total costs which are estimated by the Construction Consultant to be incurred in connection with the completion of the Restoration, the Borrower shall promptly deposit with the Lender Cash or Cash Equivalents in an amount equal to the deficiency, without duplication of and except for any amounts deposited with the Senior Lender under
Section 8.1.4 of the Senior Loan Agreement (the "Net Proceeds Deficiency"), before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with the Lender shall be held by the Lender in an interest-bearing account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 8.1.4(e) hereof shall constitute additional security for the obligations of the Borrower hereunder.

     (f) Provided that no Event of Default shall then exist, if at any time the Net Proceeds, together with any Net Proceeds Deficiency, or the undisbursed balance thereof, shall be in excess of the balance of the total costs which are estimated by the Construction Consultant to be incurred in connection with the completion of the Restoration, the Lender shall pay such excess to the Borrower. No payment made to the Borrower pursuant to this Section 8.1.4(f) shall in any event prevent the Lender from requiring the Borrower to make further Net Proceeds Deficiency deposits in the event same shall be required pursuant to
Section 8.1.4(e) hereof.

     (g) Any excess of Net Proceeds (together with any earnings thereon) and the remaining balance, if any, of the Net Proceeds Deficiency deposited with the Lender (together with any earnings thereon) shall be remitted by the Lender to the Borrower (provided that no Event of Default shall have occurred and be continuing under this Agreement), after the Construction Consultant certifies to the Lender that Restoration has been substantially completed in accordance with the provisions of this Section 8.1.4 and the receipt by the Lender of evidence satisfactory to the Lender that all costs incurred in connection with Restoration have been paid in full.

     8.1.5 Retention of Net Proceeds by the Lender. All Net Proceeds (together with any earnings thereon) not required (a) to be made available for the Restoration, or (b) to be returned to the Borrower as excess Net Proceeds pursuant to Section 8.1.4(f) or Section 8.1.4(g) hereof, may be retained and applied by the Lender after such funds are received toward the payment of the outstanding principal of the Loan and all other amounts (including, without limitation, the IRR Amount, any Make-Whole Amount, the Exit Fee and the Breakage
Fee) provided for under this Agreement or any of the other Loan Documents, whether or not then due and payable or, at the discretion of the Lender, the same may be paid, either in whole or in part, to the Borrower.

     8.1.6 Assignment of Net Proceeds. The Lender may participate in any action, suit or proceeding relating to any insurance or condemnation proceeds, causes of action, claims, compensation, awards or recoveries, and, subject to the rights of the Senior Lender, the Lender is hereby authorized, in its own name or in the Borrower's or the Property Owner's name, to adjust any Casualty covered by insurance, or any Partial Condemnation or Total Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and the Borrower shall from time to time deliver to the Lender any instrument required to permit such participation or further evidence same.

     8.1.7 No Effect on Obligations. Notwithstanding any Partial Condemnation or Total Condemnation, the Borrower shall continue to make all payments required to be made pursuant to this Agreement at the time and in the manner provided for herein and the outstanding principal of the Loan shall not be reduced until any Net Proceeds shall have been actually received and applied by the Lender to the reduction or discharge of the outstanding principal of the Loan.

     8.1.8 Sale of Mortgaged Property Prior to Receipt of Net Proceeds. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Lender of the Insurance Proceeds or Condemnation Proceeds (as applicable) of any Casualty or Condemnation occurring prior to such sale, the Lender shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied, to receive such Insurance Proceeds or Condemnation Proceeds (as applicable), or a portion thereof sufficient to pay the outstanding principal of the Loan, plus all other amounts owed by the Borrower under the Loan Documents.

                                   ARTICLE IX
                                    DEFAULTS

     Section 9.1 Event of Default.

     (a) Each of the following events shall constitute an event of default hereunder (each, an "Event of Default"):

     (i) Payment. If any portion of the principal on the Loan is not paid when due including, without limitation, on the Maturity Date, or interest on the Loan or any other amount payable hereunder is not paid on the date such interest or other amount is due; or

     (ii) Taxes and Other Charges. If any of the Taxes or Other Charges are not paid prior to the date on which the same become delinquent, subject to Borrower's right to contest Taxes or Other Charges in accordance with Section 5.1(b) hereof; or

     (iii) Insurance Policies. If the Policies are not kept in full force and effect, or if the Policies are not delivered to the Lender upon request, and in the latter case, such Default is not cured within ten (10) days after written notice thereof from the Lender; or

     (iv) Transfers. If (A) the Borrower permits the Property Owner to transfer or encumber all or any portion of, or any interest in, the Mortgaged Property except as expressly permitted herein, (B) the Borrower does not apply the applicable Net Proceeds in accordance with Article VIII hereof, or (C) any Collateral is transferred, assigned, pledged or encumbered except as expressly permitted herein; or

     (v) Representations. If any representation or warranty made by any Borrower Party herein or in any other Loan Document shall be false in any material respect as of the date the representation or warranty was or shall be made or repeated or deemed repeated and not cured within ten (10) days of such date; or

     (vi) Inability to Pay Debts. If any Borrower Party shall make an assignment for the benefit of creditors, or if any Borrower Party shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts; or

     (vii) Bankruptcy. If a receiver, liquidator or trustee shall be appointed for any Borrower Party, or if any Borrower Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by any Borrower Party, or if any proceeding for the dissolution or liquidation of any Borrower Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by all of the Borrower Parties, upon the same not being discharged, stayed or dismissed within ninety (90) days; or

     (viii) Prohibited Assignment. If any Borrower Party attempts to assign or delegate or encumber its rights under this Agreement or under any other Loan Document or any interest herein or therein except in accordance with the terms and conditions of this Agreement; or

     (ix) Cross Default. If an Event of Default as defined or described herein or an event of default as defined or described in any of the other Loan Documents (other than covenant defaults under the Environmental Indemnity which are governed by Section 9.1(x) below) occurs; or

     (x) Covenant Defaults. If the Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any Borrower Party shall continue to be in default under any of the terms, covenants or conditions of any other Loan Document to which it is a party, in either such case to the extent not specified in clauses (i) to (ix) above or (xxvi) below for ten (10) days after notice from the Lender, in the case of any Default that can be cured by the payment of a sum of money, or for thirty (30) days after notice from the Lender in the case of any other Default; provided, however, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that such Borrower Party shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for such Borrower Party in the exercise of due diligence to cure such Default, but the aggregate cure period under this Section 9.1(a)(x) shall not exceed ninety (90) days; or

     (xi) Failure to Pay Indebtedness. With respect to Indebtedness in excess of $500,000 for the Borrower or the Property Owner and Indebtedness in excess of $1,000,000 for the Guarantor (A) the Borrower or the Property Owner or the Guarantor, as the case may be, shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such other Indebtedness, or (2) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of either (1) or (2), or other event or condition would permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity or
(B) any Indebtedness of any Borrower Party shall not be paid upon its scheduled maturity, shall be declared (or shall become) due and payable prior to the stated maturity thereof or shall be required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or

     (xii) ERISA. (A) Any ERISA Event shall have occurred with respect to a Plan, (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event), (B) any Borrower Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Party that it has incurred Withdrawal Liability to such Multiemployer Plan, or (C) any Borrower Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, which in any case described in any of clauses (A) through (C) hereof, alone or in the aggregate, would have a Material Adverse Effect; or

     (xiii) Invalidity. If any Loan Document shall fail to be in full force and effect or to give the Lender the Liens, rights, powers and privileges purported to be created thereby for ten (10) days after the notice to the Borrower from the Lender (it being agreed that the Lender shall cooperate with the Borrower to cure any such failure within the Lender's reasonable control), or if the Borrower or the Guarantor shall assert that any Loan Document is not in full force and effect or fails to give the Lender the Liens, rights, powers and privileges purported to be created thereby; or

     (xiv) Judgments. One or more final judgments or decrees shall be entered against (i) any Borrower Party (other than the Guarantor) involving a liability for which the creditor has recourse against such Borrower Party of $500,000 or more, individually or in the aggregate for all such judgments and decrees collectively and the amounts owing in respect of such final judgments or decrees are not paid within thirty (30) days of the entry of such judgments or decrees, or (ii) the Guarantor involving a liability for which the creditor has recourse against the Guarantor of $1,000,000 or more, individually or in the aggregate for all such judgments and decrees collectively and the amounts owing in respect of such final judgments or decrees are not paid within thirty (30) days of the entry of such judgments or decrees; or

     (xv) Construction Suspended. Construction of any Improvements shall cease or be suspended for seven (7) consecutive Business Days (except as provided for in the Construction Schedule) for any reason other than a Force Majeure Event, the status of such construction shall lag behind the date set forth for such work in the Construction Schedule and the Lender reasonably concludes that such delay will adversely affect the Outside Completion Date for any reason other than a Force Majeure Event, or the Construction Consultant reasonably believes that delivery of the premises demised under any Lease will be delayed past the applicable Lease Completion Date for any reason other than an event which is excused by the force majeure and/or tenant delay provisions, if any, of the applicable Lease; or

     (xvi) Survey. The appearance on any survey required hereunder of any material adverse condition not approved by the Lender if such condition is not remedied within thirty (30) days after notice thereof by the Lender to the Borrower; or

     (xvii) Permits. Any Governmental Approval or agreement obtained from or issued by any Governmental Authority is withdrawn, canceled, terminated or modified to the material detriment of the Borrower, the Property Owner or the construction of any of the Improvements, unless the Borrower reinstates and confirms in all respects such Governmental Approval, or agreement previously in effect within a period of thirty (30) days thereafter; or

     (xviii) Plans and Specifications. The failure to complete any Improvements strictly in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value); or

     (xix) Attachment. The Mortgaged Property shall be taken, attached or sequestered on execution or other process of law in any action against the Property Owner; or

     (xx) Abandonment. The Borrower requests a termination of the Loan, or confesses inability to cause the Property Owner to continue or complete construction of the Improvements in accordance with this Agreement, or the Borrower or the Property Owner ceases to do business; or

     (xxi) [Intentionally Deleted].

     (xxii) Solvency. The Borrower or any member of the Borrower is not solvent; or

     (xxiii) Default of Guarantor. Any default by the Guarantor occurs under the terms of any of the Guaranties (including, without limitation, the failure to comply with the financial covenants set forth therein); the Guarantor shall be dissolved, liquidated, wound-up or merged in violation of Section 6.1 hereof; the Guarantor shall be in default of any obligation under any secured or unsecured credit facility; the Guarantor shall for any reason contest, repudiate, or purport to revoke any Guaranty for any reason; or any Guaranty shall cease to be in full force and effect as to the Guarantor, or shall be judicially declared null and void as to the Guarantor, as applicable; or

     (xxiv) Change of Control. A Change of Control shall occur with respect to the Guarantor except as permitted under this Agreement; or

     (xxv) [Intentionally Deleted]; or

     (xxvi) Lease Defaults. Any breach of the covenant set forth in Section 5.1(t)(iii)(A); or

     (xxvii) Senior Loan Default. An "Event of Default" shall occur under (and as defined in) the Senior Loan Documents.

     (b) Upon the occurrence of an Event of Default and at any time thereafter, the Lender shall be entitled to exercise all remedies and actions available at law or in equity, and the Lender may take any such action, without notice or demand (except as otherwise required in this Agreement or if required by Laws and Regulations and not waived hereunder), that the Lender deems advisable to protect and enforce its rights (or less than all of its rights) against each and every Borrower Party and in and to the Collateral (or any part thereof), including declaring the Debt to be immediately due and payable (provided, however, with respect to an Event of Default described in clause (iv), (vi),
(vii), (viii) or (xxii) above, the Debt and all other obligations of the Borrower and each other Borrower Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without any additional notice or demand, and the Borrower and each Borrower Party hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding), and the Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrower or any other Borrower Party and all or any portion of the Collateral, including all rights or remedies available at law or in equity. Without limiting the generality of the foregoing, Lender agrees that with respect to any default hereunder or under any other Loan Document, each Borrower Party shall have the right, but not the obligation, to cure such default and that it shall accept full cure of such defaults by Guarantor or any other Borrower Party.

     (c) Upon the occurrence and during the continuation of an Event of Default, the Lender may, but without any obligation to do so and without (except as otherwise required in this Agreement or if required by Laws and Regulations and not waived hereunder) providing notice to or demand on any Borrower Party and without releasing any Borrower Party from any obligation hereunder, take any action to cure such Event of Default. The Lender may enter upon the Mortgaged
Property for such purposes or appear in, defend, or bring any action or proceeding to protect the Lender's interests in the Collateral or to foreclose the Pledge Agreement or collect the Debt. The costs and expenses incurred by the Lender in exercising rights under this Section 9.1(c) (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from the Lender that such costs or expenses were incurred to the date of payment to the Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and the other Loan Documents and shall be due and payable to the Lender upon demand therefor.

     Section 9.2 Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Lender against any Borrower Party under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, the Borrower or such other Borrower Party or at law (including, without limitation, an action for collection) or in equity may be exercised by the Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not the Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by the Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each Borrower Party agrees that if an Event of Default is continuing (a) the Lender is not subject to any "one action" or "election of remedies" law or rule, and (b) all Liens and other rights, remedies or privileges provided to the Lender shall remain in full force and effect until the Lender has exhausted all of its remedies against the Collateral and the Pledge Agreement has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     Section 9.3 Construction Remedies. Upon the occurrence and during the continuance of an Event of Default with the consent of the Senior Lender and subject to the terms of the Senior Loan Documents (so long as the Senior Loan is outstanding), the Lender may cause the Improvements to be completed and may enter upon the Mortgaged Property and construct, equip and complete the Improvements in accordance with the Plans and Specifications, with such changes therein as the Lender may, from time to time reasonably deem appropriate (it being hereby agreed by the Borrower that, upon such an occurrence, the Borrower shall, to the extent necessary, cause the Property Owner to permit the same). In connection with any construction of the Improvements undertaken by the Lender pursuant to the provisions of this subsection, the Lender may:

     (a) use any funds of the Borrower, including any balance which may be held by the Agent as security or in escrow, and any funds remaining unadvanced under the Loan;

     (b)  employ  existing  contractors,   including   subcontractors,   agents,
architects, engineers, and the like, or terminate the same and employ others;

     (c) employ security watchmen to protect the Mortgaged Property;

     (d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Lender, be necessary or desirable (subject to the consent of the Senior Lender);

     (e) take over and use any and all personal property contracted for or purchased by the Borrower or the Property Owner, if appropriate, or dispose of the same as the Lender sees fit;

     (f) execute all applications and certificates on behalf of the Borrower and the Property Owner which may be required by any Governmental Authority, Law or Regulation or contract documents or agreements;

     (g) pay, settle or compromise all existing or future bills and claims which are or may be Liens against the Mortgaged Property, or may be necessary for the completion of the Improvements or the clearance of title to the Mortgaged Property, including, without limitation, all taxes and assessments;

     (h) complete the marketing and leasing of leasable space in the Improvements and modify or amend existing Leases and occupancy agreements, all as the Agent shall deem to be necessary or desirable (but in each case subject to the provisions of the Senior Loan Documents);

     (i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting any part of the Mortgaged Property or the Improvements and take such action and require such performance as the Lender deems necessary under the Payment and Performance Bonds; and

     (j) take such other action hereunder, or refrain from acting hereunder, as the Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever (other than the terms of the Senior Loan Documents), to carry out the intent of this Section 9.3. The Borrower shall be liable to the Lender for all reasonable, out-of-pocket costs paid or incurred for the construction, completion and equipping of any of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of this Section 9.3 or otherwise, and all payments made or liabilities incurred by the Lender hereunder of any kind whatsoever shall be deemed advances made to the Borrower under this Agreement and shall be secured by the Pledge Agreement and the other Loan Documents.

     To the extent that any costs so paid or incurred by the Lender, together with the Advance made by the Lender hereunder in accordance with the terms hereof, exceed the Loan Amount, such excess costs shall be paid by the Borrower to the Lender on demand, with interest thereon at the Default Rate until paid; and the Borrower shall execute such notes or amendments to the Note as may be requested by the Lender to evidence the Borrower's obligation to pay such excess costs and until such notes or amendments are so executed by the Borrower, the Borrower's obligation to pay such excess costs shall be deemed to be evidenced by this Agreement. In the event the Lender takes control of the Mortgaged Property and assumes control of such construction as aforesaid, the Lender shall not be obligated to continue such construction longer than the Lender shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not the Mortgaged Property shall have been completed.

                                   ARTICLE X
                  PROPERTY MANAGEMENT AND LEASING AGREEMENT

     Section 10.1 Termination of Property Manager. (a) The Borrower represents, warrants and covenants that the Property Management Agreement now provides, and that Borrower shall cause Property Manager not to enter into any Property Management Agreement hereafter that does not provide, the Property Owner the right to terminate such Property Management Agreement without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days' notice, if there exists an Event of Default under this Agreement. Unless otherwise waived by the Lender, if an Event of Default exists, the Borrower shall cause the Property Owner, within five (5) Business Days after the Lender's written request, to issue a notice of termination with respect to the Property Management Agreement and replace the Property Manager with an Acceptable Property Manager, on commercially reasonable terms and conditions approved by the Lender. If the Property Owner fails to issue the notice of termination to the Property Manager in the manner required above within said five (5) Business Day period, then the Lender shall have the right, and each Borrower Party hereby irrevocably authorizes the Lender, at its sole option, to terminate on behalf and in the name of the Borrower and the Property Owner, the Property Management Agreement in accordance with the foregoing provisions of this Section 10.1(a); provided that the Lender shall not have any liability if the Agent shall not exercise such authority.

     (b) The Borrower represents, warrants and covenants that it shall cause the Property Owner to cause the Mortgaged Property at all times to be managed by an Acceptable Property Manager. The Borrower shall cause any Property Management Agreement entered into by the Property Owner to be in form and substance satisfactory to the Lender, to be collaterally assigned to the Lender and to be the subject of an agreement similar in form and substance to the Property Manager's Consent, executed and delivered to the Lender by the Acceptable Property Manager.

     (c) Notwithstanding anything to the contrary set forth in the Property Management Agreement, the Borrower agrees that it shall not permit the Property Owner to pay property management fees in excess of the Base Management Fee at any time that the Mezzanine Debt Service Coverage Ratio is less than 1.1x. With respect to any calendar month when the Mezzanine Debt Service Coverage Ratio is at least 1.1x, the Property Owner shall be permitted to pay the Base Management Fee plus any portion of the Accrued Management Fee, provided that the payment of such portion of the Accrued Management Fee will not result in the Mezzanine Debt Service Coverage Ratio (recalculated taking into account the payment of such portion of the Accrued Management Fee) being less than 1.1x.

     Section 10.2 Termination of Leasing Agent. (a) The Borrower represents, warrants and covenants that the Leasing Agreement now provides, and that Borrower shall cause the Property Owner not to enter into any Leasing Agreement hereafter that does not provide, the Property Owner the right to terminate such Leasing Agreement without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days' notice, if there exists an Event of Default under this Agreement. Unless otherwise waived by the Lender, if an Event of Default exists, the Borrower shall cause the Property Owner, within five (5) Business Days after the Lender's written request, to issue a notice of termination with respect to the Leasing Agreement and replace the Leasing Agent with an Acceptable Leasing Agent, on commercially reasonable terms and conditions approved by the Lender. If the Property Owner fails to issue the notice of termination to the Leasing Agent in the manner required above within said five (5) Business Day period, then the Lender shall have the right, and each Borrower Party hereby irrevocably authorizes the Lender, at its sole option, to terminate on behalf and in the name of the Borrower and the Property Owner, the Leasing Agreement in accordance with the foregoing provisions of this
Section 10.2(a); provided that the Lender shall not have any liability if the Lender shall not exercise such authority.

     (b) The Borrower represents, warrants and covenants that it shall cause the Property Owner to cause all leasing with respect to the Mortgaged Property at all times to be handled by an Acceptable Leasing Agent. The Borrower shall cause any Leasing Agreement entered into by the Property Owner to be in form and substance satisfactory to the Lender, to be collaterally assigned to the Lender and to be the subject of an agreement similar in form and substance to the Leasing Agent's Consent, executed and delivered to the Lender by the Acceptable Leasing Agent.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lender of the Loan and the execution and delivery to the Lender of the Note, and shall continue in full force and effect so long as all or any portion of the Debt is outstanding and unpaid or any Commitment to lend remains in effect hereunder.

     Section 11.2 Governing Law; Consent to Jurisdiction.

     (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, AND MADE AND ACCEPTED BY THE BORROWER IN THE STATE OF ILLINOIS, AND THE PROJECT IS LOCATED IN THE STATE OF ILLINOIS. THIS AGREEMENT WAS NEGOTIATED BY THE LENDER IN THE STATE OF FLORIDA, AND MADE BY THE LENDER IN THE STATE OF FLORIDA, THE PROCEEDS OF THE LOAN WERE DISBURSED BY THE LENDER FROM THE STATE OF FLORIDA AND THE LENDER'S MAIN OFFICE IS LOCATED IN THE STATE OF FLORIDA. BOTH THE STATES OF ILLINOIS AND FLORIDA, THE PARTIES HERETO AGREE, HAVE A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT SPECIFICALLY EXCLUDING MATTERS RELATION TO USURY, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING
UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAWS OF THE STATE OF FLORIDA SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER, EXCEPT THAT AS TO MATTERS OF USURY ONLY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS SHALL APPLY AND GOVERN. IN THE EVENT ANY COURT DETERMINES THAT THE PARTIES' CHOICE OF ILLINOIS LAW AS TO USURY MATTERS IS UNENFORCEABLE, THEN THE PARTIES HERETO AGREE THAT THE LAWS OF THE STATE OF FLORIDA SHALL GOVERN AND BE CONTROLLING AS TO USURY ISSUES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE.

     (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, THE BORROWER OR ANY OTHER BORROWER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN MIAMI, FLORIDA, AND THE BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. THE BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, WITH OFFICES IN TALLAHASSEE, FLORIDA, OR AT SUCH OTHER OFFICE IN THE STATE OF FLORIDA, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN MIAMI-DADE COUNTY, FLORIDA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO THE BORROWER AT THE ADDRESS SET FORTH AND IN THE MANNER PROVIDED IN SECTION 11.5 BELOW SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF FLORIDA. THE BORROWER (i) SHALL GIVE PROMPT NOTICE TO THE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN TALLAHASSEE, FLORIDA (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OR PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN TALLAHASSEE, FLORIDA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     Section 11.3 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on the Borrower or the Lender shall entitle the Borrower or the Lender, as the case may be, to any other or future notice or demand in the same, similar or other circumstances.

     Section 11.4 Failure to Enforce Not a Waiver. Neither any failure nor any delay on the part of the Borrower or Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, the Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Moreover, a waiver of one Default or Event of Default with respect to any Borrower Party shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to such Borrower Party or any other Borrower Party or to impair any remedy, right or power consequent thereon. Nothing herein shall be construed as prohibiting the Lender from seeking, and the Lender reserves the right to seek, a deficiency judgment or preserve a deficiency claim to the extent that the Lender deems the same necessary in connection with any foreclosure or similar proceeding.

     Section 11.5 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, (b) expedited overnight prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) facsimile transmission provided confirmation of receipt is obtained by one of the methods in clause (a) or (b) above, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this
Section 11.5):

            If to the Lender:

                  LNR Eastern Lending, LLC
                  c/o LNR Property Corporation
                  1601 Washington Avenue
                  Suite 800
                  Miami Beach, Florida 33139
                  Attn: Michael E. Wheeler
                  Facsimile No.:  (305) 695-5539

            with a copy to:

                  Bilzin Sumberg Baena Price & Axelrod LLP
                  200 South Biscayne Boulevard, Suite 2500
                  Miami, Florida 33131-5340
                  Attn:  Carey A. Stiss, Esq.
                  Facsimile No.:  (305) 351-2260

            If to the Borrower:

                  Prime/Beitler Development Company, L.L.C.
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois 60601
                  Attention: Louis Conforti and James Hoffman, Esq. Facsimile No. : (312) 917-1684

            with a copy to:

                  Jenner & Block
                  One IBM Center
                  Chicago, Illinois 60611
                  Attention:  Donald I. Resnick, Esq.
                  Facsimile No.:  (312) 840-7656

            and

                  Prime Group Realty Trust
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois  60601
                  Attention: Louis Conforti and James Hoffman, Esq. Facsimile No.: (312) 917-1684

            If to Guarantor:

                  Prime Group Realty, L.P.
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois  60601
                  Attention: Louis Conforti and James Hoffman, Esq. Facsimile No.: (312) 917-1684

            with a copy to:

                  Jenner & Block
                  One IBM Center
                  Chicago, Illinois  60611
                  Attention:  Donald I. Resnick, Esq.
                  Facsimile No.:  (312) 840-7656

     A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, two (2) Business Days after deposit in the mail; in the case of expedited overnight prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of a facsimile transmission, at the time of the confirmed receipt thereof.

     Section 11.6 Trial by Jury. EACH OF THE LENDER AND THE BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OR RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM,
COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF THE LENDER AND THE BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE LENDER AND THE BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

     Section 11.7 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 11.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws and Regulations, but if any provision of this Agreement shall be prohibited by or invalid under applicable Laws and Regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 11.9 Preferences. The Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower Party to any portion of the obligations of the Borrower Party hereunder. To the extent the Borrower or any other Borrower Party makes a payment or payments to the Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Lender.

     Section 11.10 Waiver of Notice. None of the Borrower Parties shall be entitled to any notices of any nature whatsoever from the Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Lender to the Borrower or the Guarantor and except with respect to matters for which any Borrower Party is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. The Borrower hereby expressly waives the right to receive any notice from the Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by the Lender to the Borrower or the Guarantor except to the extent any such notice is required by and not waivable under applicable Laws and Regulations.

     Section 11.11 Remedies of the Borrower; Deemed Consent. (a) In the event that, in respect of any consent or approval requested hereunder, a claim or adjudication is made that the Lender or any of its agents, has acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Agreement or the other Loan Documents, the Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower Party agrees that neither the Lender nor its agents, shall be liable for any monetary damages, and the sole remedy of each Borrower Party shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that the action of the Lender has constituted bad faith, gross negligence, fraud, willful misconduct or an illegal act, in which event the Borrower may seek any remedy available to it at law or in equity.

     (b) The parties hereto agree that, except as otherwise provided herein, in any circumstances where the Borrower requests the Lender, in writing, to provide the Lender's consent or approval to any matter for which the Lender's consent or approval is required hereunder, and the Lender fails to respond to such request for consent or approval within thirty (30) days after the Lender receives such request for consent or approval, the Borrower may send a second notice to the Lender requesting such consent or approval, in writing, and specifically referring to this Section 11.11 and the fact that the current notice is the "Second Notice" thereunder, and if the Lender does not respond to such request for its consent or approval within fifteen (15) Business Days of the Lender's receipt of such second notice, the request in question shall be deemed consented to or approved.

     Section 11.12 Expenses, Indemnity.

     (a) The Borrower covenants and agrees, subject to all the other terms of this Agreement, to reimburse the Lender upon receipt of written notice from the Lender for all (i) Lender Expenses; (ii) costs and expenses reasonably incurred by the Lender in connection with (A) each Borrower Party's performance of and compliance with each Borrower Party's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Borrower Party or by the Lender, (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower Party, this Agreement, the other Loan Documents, the Collateral or any other security given for the Loan or the Mortgaged Property and (D) enforcing any obligations of or collecting any payments due from any Borrower Party under this Agreement, the other Loan Documents or with respect to the Mortgaged Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     (b) The Borrower shall indemnify and hold harmless the Lender from and against any and all liabilities, obligations, actual losses, actual damages, penalties, assessments, actions, judgments, suits, claims, demands, out-of-pocket costs and expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether a suit is brought or whether the Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender in any manner relating to or arising out of any breach by any Borrower Party of its obligations under, or any misrepresentation by any Borrower Party contained in this Agreement or the other Loan Documents, including, without limitation, any delay in failing to pay any Taxes; provided, however, the Borrower shall not be liable for the payment of any such costs and expenses to a Person otherwise indemnified under this subsection to the extent the same are caused by or arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Person.

     (c) The provisions of this Section 11.12 shall survive the repayment of this Loan.

     Section 11.13 Exhibits and Schedules Incorporated. Any exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 11.14 Offsets, Counterclaims and Defenses. Any assignee of the Lender's interest (which assignee shall be an Eligible Assignee) in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower Party may otherwise have on the date of such assignment against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower Party in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower and each Borrower Party. The Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim in any proceeding brought against it by the Lender except to the extent that the failure of the Borrower to assert such a counterclaim would preclude the Borrower from asserting a counterclaim in a separate action against any other Person other than the Lender.

     Section 11.15 No Joint Venture or Partnership. The Borrower, on the one hand, and Lender, on the other hand, intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrower, on the one hand, and Lender.

     Section 11.16 Publicity and Confidentiality. All news releases, publicity or advertising by the Borrower or its Affiliates or the Lender through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Borrower, the Property Owner, or the Lender, shall be subject to the prior written approval of such referenced party and the Lender (such approval of the or Lender not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Borrower, its Affiliates, and the Lender shall use commercially reasonable efforts to keep all information obtained in respect of the Borrower Parties (including, without limitation, information in respect of the Property Owner's leasing program) in connection with the transaction described in this Agreement confidential, except that the Lender may disclose any such information (a) to prospective co-lenders and participants, auditors and other consultants in connection with the transaction described in this Agreement (each such recipient being informed of the confidential nature of such information and directed to keep the same confidential), (b) to the extent required by any Law or Regulation, and (c) if such information is otherwise available to the public not through a breach hereof.

     Section 11.17 Waiver of Marshaling of Assets. To the fullest extent the Borrower may legally do so, the Borrower waives all rights to a marshaling of the assets of the Borrower, its members, if any, and others with interests in the Borrower and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created or otherwise created by any of the other Loan Documents, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Lender under the Loan Documents to a sale of any of the Collateral for the collection of the related Debt without any prior or different resort for collection, or the right of the Lender to the payment of the related Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever. In addition, the Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Pledge Agreement, any equitable right otherwise available to the Borrower which would require the separate sale of the Collateral.

     Section 11.18 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

     Section 11.19 Brokers and Financial Advisors. The Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Borrower hereby indemnifies the Lender and holds the Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any financial advisors, brokers, placement agents or finders that such Person acted on behalf of the Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.19 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

     Section 11.20 No Third Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of the Lender and each Borrower Party, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrower Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of the Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of the Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender if, in the Lender's sole discretion, the Lender deems it advisable or desirable to do so.

     Section 11.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between the Borrower and the Lender are superseded by the terms of this Agreement and the other Loan Documents.

     Section 11.22 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default, the Lender is authorized at any time and from time to time, subject to and with the prior approval of the Lender, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived to the extent permitted by Laws and Regulations), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including branches, agencies or Affiliates of the Lender wherever located) to or for the credit or the account of any Borrower Party against the obligations and liabilities of the Borrower Parties to the Lender hereunder, under the Note, the other Loan Documents or otherwise, irrespective of whether the Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.

     Section 11.23 Loan Assignability.

     (a) The Loan, and all of the Lender's rights, remedies and privileges hereunder and under the other Loan Documents, shall be assignable by the Lender to an Eligible Assignee at any time and from time to time without the consent of any Borrower Party. No Borrower Party may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, the Borrowers' rights, title, interests, remedies, powers and duties hereunder and thereunder).

     (b) (i) Upon the assignment by the Lender of all or any portion of its rights, remedies and privileges hereunder and the other Loan Documents to an Eligible Assignee (and such Eligible Assignee's assumption of all or any portion of such rights, remedies and privileges), the assignee shall become a "Lender" for all purposes of this Agreement and the other Loan Documents and, to the extent of such assignment and assumption, the assigning Lender shall be relieved of its obligations hereunder to the extent of the interest being assigned. The Borrower agrees that upon any such assignment and surrender of the Note, it will promptly provide to the assignee a separate promissory Note substantially in the form of the original Note with appropriate revisions (but, if applicable, with notation thereon that it is given in substitution for and replacement of the original Note or any replacement Note thereof).

     (ii) If, pursuant to this subsection, any interest in this Agreement or the
Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (A) to represent to the transferor Lender (for the benefit of the transferor Lender and the Borrower) that under applicable law and treaties no income, franchise, corporate, capital, stamp or other taxes, levies, duties, imports, deductions, charges or fees of any nature will be required to be withheld by the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loan, (B) to furnish to the transferor Lender either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) in fully-executed and completed form and (C) to agree (for the benefit of the transferor Lender and the Borrower Parties) to provide the transferor Lender a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (c) Subject to the terms and provisions of the Intercreditor Agreement, Lender may only sell, transfer, agent or assign participations in all or any part of the Lender's interests and obligations hereunder to an Eligible Assignee (except as otherwise provided in Section 11.23(d) below); provided that such selling Lender shall remain the "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder. In the case of any such participation, the participant shall not have any rights under this
Agreement or the other Loan Documents (the participant having rights only against the selling Lender in respect of such participation as set forth in the participation agreement with the Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participations. The Borrower and the Guarantor agree that the Lender shall have the right to disclose all information it has received from the Borrower and the Guarantor to potential assignees or participants on a confidential basis, subject to the requirements set forth in Section 11.16 hereof.

     (d) Notwithstanding anything herein contained, but subject to the terms and provisions of the Intercreditor Agreement, subsequent to the occurrence of an Event of Default, Lender may sell or assign the Loan, or transfer, agent or assign participations, in all or any part of Lender's interests and obligations hereunder, to any party whatsoever, and not just to an Eligible Assignee.

     (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, the Lender may assign all or any portion of the Loan or Note to any Federal Reserve Bank of the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of the Loan or the Note made by the Borrower to or for the account of the Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of the Loan or Note to the extent of such payment. No such assignment shall release the Lender from its obligations hereunder.

     Section 11.24 Exculpation of Lender; No Petition. The Lender does not undertake or assume any responsibility or duty to any Borrower Party or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform any Borrower Party or any third party of (a) the existence, quality, adequacy or suitability or appraisals of the Collateral, the Mortgaged Property or any other collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by the Lender, is solely for the purpose of protecting the Lender's rights under the Loan Documents, and shall not render the Lender liable to any Borrower Party or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. Each of the Borrower Parties and the Lender and each other Person which becomes a party to this Agreement hereby acknowledges and agrees that (i) the Lender has originated the Loan and is responsible for all conversations and negotiations with the Borrower and each other Borrower Party with respect to the Loan Documents and for all negotiation and preparation of the Loan Documents on behalf of the Lender herein, (ii) the sole obligation of the Lender under the Loan Documents and in connection therewith is to fund the Loan in accordance with this Agreement and to perform any other obligations expressly set forth in the Loan Documents on the date hereof and the Lender has no other obligations or liabilities arising under or in connection with any Loan Document and shall not be liable or responsible to any party to act or for the failure to act in connection with any Loan Document except as provided in this clause (ii) and as expressly set forth herein or in the other Loan Documents and
(iii) prior to the date that is one (1) year and one (1) day after the payment in full of the Debt to the Lender the parties hereto will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 11.25 Limitation on Liability. The sole recourse of the Lender hereunder and under the other Loan Documents shall be limited to the Collateral and the other assets of the Borrower. Neither the Borrower nor any of the members, partners, officers, shareholders, principals, directors, employees or agents of the Borrower or any of their members, partners, officers, shareholders, principals, directors employees or agents shall have any personal liability for and on account of any nonpayment of the Loan or any amounts that may become due under any of the Loan Documents or otherwise in connection with the Loan, or for any nonperformance of any of the obligations hereunder to be performed by the Borrower, or for any breach of any covenant, representation or warranty made by the Borrower hereunder. Nothing contained in this Section 11.25, however, shall (a) be deemed to be a release or impairment of the Debt evidenced by this Agreement, the Note, or the Liens and security interests created by the Pledge Agreement or any of the other Loan Documents, (b) preclude the Lender from foreclosing on the Pledge Agreement or, except as otherwise expressly stated in this Section 11.25, from enforcing any of the other rights of the Lender, (c) be deemed to release or otherwise affect the obligations of any Person other than the Borrower under any of the Loan Documents (including, without limitation, under the Guaranties or the Environmental Indemnity), (d) be deemed to release the Borrower or the Guarantor from its liability for, and each of the foregoing shall be personally liable to the Lender for, the Lender's actual damages (which may include, without limitation, loss of principal or interest and reasonable attorneys' fees and collection costs) arising directly out of any of the following circumstances:

     (i) any fraud or material misrepresentation committed by any Borrower Party or any of its Affiliates;

     (ii) any physical waste by the Property Owner, the Borrower or the Property Manager of any portion of the Mortgaged Property;

     (iii) any misappropriation or misapplication of Rents, revenues, security deposits, Insurance Proceeds or Condemnation Proceeds relating to the Mortgaged Property in violation of the Loan Documents;

     (iv) any distributions or other payments made by the Borrower after the occurrence and during the continuance of an Event of Default (other than intentional and material breaches of Section 6.1(n) of this Agreement, which are governed by Section 11.25(e) below, without duplication of amounts payable under such Section 11.25(e));

     (v) any matters covered by the Environmental Indemnity (subject to the terms and conditions thereof);

     (vi) any violation of the covenants set forth in Section 6.1(w) (subject to the cure periods set forth in such section);

     (vii) any  intentional  and material  breach of the  covenants set forth in
Section 6.1(b) (with respect to mechanics' or materialmens' Liens only);or

     (e) be deemed to release the Borrower or the Guarantor from its liability for, and each of the foregoing shall be personally liable to the Lender for, the entire principal amount of the Loan, together with all interest thereon and all other amounts payable under the Loan Documents (including, without limitation the IRR Amount, the Make-Whole Amount, the Exit Fee and the Breakage Fee) upon the occurrence of an Event of Default with respect to any of the following:

     (i) any intentional and material breach of any of the covenants set forth in Sections 6.1(b)(other than with respect to mechanics' or materialmen's Liens only), Section 6.1(c), Section 6.1(g), Section 6.1(h) or Section 6.1(n) of this Agreement; or

     (ii) the filing of any (x) voluntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, by the Borrower, the Property Owner or the Guarantor or
(y) involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, against the Borrower, the Property Owner or the Guarantor in which any of the Borrower, the Property Owner or the Guarantor colludes, cooperates or acquiesces.

     Section 11.26 Restricted Securities Account.

     (a) Guarantor has heretofore established an interest-bearing cash account with the Lender (the "Restricted Securities Account") in the amount of $1,000,000.00.

     (b) At such time as Borrower delivers to Lender an estoppel certificate or other written evidence reasonably acceptable to Lender executed by MDI (the "MDI Estoppel") reflecting the maximum that may be claimed by the MDI under the Construction Agreement (the "MDI Claimed Amount") and such other matters as Lender shall reasonably require, all in form and substance reasonably acceptable to Lender, Lender shall release and/or apply, as applicable, the monies then on deposit in the Restricted Securities Account as follows:

     (i) Provided the MDI Claimed Amount is $183,000,000 or less, the Restricted Securities Account shall be disbursed/returned to Borrower;

     (ii) In the event the MDI Claimed Amount is greater than $183,000,000, the amount then on deposit in the Restricted Securities Account shall be retained by Lender as an additional fee (the "Additional Fee") for making the Loan (none of such amount is to be applied against the outstanding balance of the Loan, any interest or any other amount owing to Lender hereunder and any other Loan Document); and

     (iii) Upon the occurrence of an event of default under the Loan, Lender shall be entitled to retain the full amount then on deposit in the Restricted Securities Account as the Additional Fee.

     (c) Notwithstanding anything contained herein, in the event Borrower is unable to obtain the MDI Estoppel within fifteen (15) Business Days following the date of this Agreement, then the amount on deposit in the Restricted Securities Account shall be disbursed to Lender as the Additional Fee.

     Section 11.27 Register; Ownership of Interest in the Loan The Ownership of an interest in the Loan shall be registered on a record of ownership to be maintained by Lender or its agent. Notwithstanding anything else in this Loan Agreement to the contrary, the right to the principal of, and stated interest on, the Loan may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered owner of an interest in the Loan (as recorded on such record of ownership) as the owner in fact for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Loan on the part of any other person or entity.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                                          BORROWER:


                                          PRIME/BEITLER DEVELOPMENT COMPANY,
                                          L.L.C, a Delaware limited liability
                                          company


                                          By:  Prime Group Realty, L.P., a
                                               Delaware limited partnership,
                                               its sole member


                                               By:  Prime Group Realty Trust,
                                                    a Maryland real estate
                                                    investment trust, its
                                                    managing general partner


                                                By: /s/ Louis G. Conforti
                                                    --------------------------
                                                Name: Louis G. Conforti
                                                Title:Co-President

                                          LENDER:


                                          LNR EASTERN LENDING, LLC, a Georgia
                                          limited liability company


                                          By:LNR Property Corporation
                                             Eastern Region, a Georgia
                                             corporation, its member


                                             By: /s/ Shelly L. Rubin
                                                 ------------------------------
                                             Name: Shelly L.  Rubin
                                             Title:Vice President

SOLELY FOR THE PURPOSE OF ACKNOWLEDGING AND AGREEING TO ANY WAIVERS OR CONSENTS OR OTHER MATTERS SPECIFICALLY GRANTED BY THE BORROWER PARTIES IN SECTIONS 10.2, 11.11, 11.14, 11.22, 11.23, 11.24 AND 11.26

DEARBORN CENTER, L.L.C., a Delaware limited liability company

   By:   Prime/Beitler Development Company, L.L.C., a
         Delaware limited liability company, its sole member


      By: Prime Group Realty, L.P., a Delaware
          limited partnership, its sole member


         By:Prime Group Realty Trust, a Maryland
            real estate investment trust, its managing
            general partner

            By:  /s/ Louis G. Conforti
                 ---------------------
            Name:  Louis G. Conforti
            Its:   Co-President

                                    EXHIBIT A


                                    The Land

LOTS 5, 6, 7 AND THAT PART OF LOT 8 LYING EAST OF THE EAST LINE OF DEARBORN STREET (EXCEPTING THEREFROM THE NORTH 9 FEET OF SAID LOTS TAKEN FOR ALLEY), IN BLOCK 141 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

                                    EXHIBIT B

                          Approved Construction Budget

                             [Intentionally omitted]

                                    EXHIBIT C

                              Form of Project Lease

                             [Intentionally omitted]

                                 EXHIBIT D-1

                         Form of Architect's Certificate

                            [Architect's Letterhead]



Borrower:   Prime/Beitler Development Company, L.L.C.
Address:    c/o Prime Group Realty Trust
            77 Wacker Drive, Suite 3900
            Chicago, Illinois 60601



1601 Washington Avenue
Suite 800
Miami Beach, Florida 33139

Re:         Project:    Dearborn Center
            Location:   _______________, Chicago, Illinois


The undersigned ("Architect") has visited the site of the above referenced project on ____________ (Insert Date).

The Architect hereby certifies that to the best of his [her] Knowledge, information and belief, work performed on site has progressed in accordance with the requirements of the contract documents and conforms to all applicable codes, regulations and laws. The Architect further certifies that he [she] has no reason to believe that the project, upon completion, will not be able to receive all required permits to operate as its intended purpose pursuant to the contract documents.

Very truly yours,



Architect of Record, AIA

Stamp

                                  EXHIBIT D-2

                    Form of Property Manager's Certificate




                         [Property Manager's Letterhead]



                             -------------------



____________________________   (the  "Lender")  under  that  certain   Mezzanine
Construction Loan Agreement dated as of _______, 2003, between the Lender and the Borrower.
1601 Washington Avenue
Suite 800
Miami Beach, Florida



                                 Dearborn Center



Ladies and Gentlemen:

            The undersigned ("Property Manager") has been engaged by Dearborn Center, L.L.C. (the "Borrower") to act as Property Manager in connection with the Mortgaged Property and such engagement of Property Manager has been confirmed by that certain Property Management Agreement (the "Contract"), dated _________________, 2000.

1. Property Manager represents and warrants to Lender as follows:


(a) All fees and other payments due and payable to Property Manager, if any, have, on or prior to the date hereof, been paid to Property Manager.

(b) Property Manager has not sent or received any notice of default or any notice for the purpose of terminating the Contract, and to the best of Property Manager's Knowledge, there is no existing circumstance or event which, but for the lapse of time or otherwise, would constitute a default by Property Manager or Borrower under the Contract.
(c) The provisions set forth in this letter shall be binding upon Property Manager and Property Manager's successors and assigns and shall inure to the benefit of the Lender and the Lender's successors and assigns.





                                                      Very truly yours,

                                                      ------------------------

                                                      By:_____________________

                                                      Name:
Title:

                                    EXHIBIT E

                               Current Litigation

                             [Intentionally omitted]

                                    EXHIBIT F

                                Insurance Claims

                             [Intentionally omitted]

                                    EXHIBIT G

   Obligations with respect to Tenant Allowances, Free Rent Periods and Tenant
                                  Improvements

                             [Intentionally omitted]

                                    EXHIBIT H

         Rights or Interests of Real Estate Brokers under the Leases

                             [Intentionally omitted]

                                    EXHIBIT I

     Rights to Purchase, Rights of First Refusal on Purchase and Termination
                             Rights under the Leases

                             [Intentionally omitted]

                                    EXHIBIT J

                              Borrower's Structure

                             [Intentionally omitted]

                                    EXHIBIT K

                       Form of Tenant Estoppel Certificate

                             [Intentionally omitted]

                                    EXHIBIT L

                             [Intentionally Deleted]

                                    EXHIBIT M

                              Operating Agreements



                                      None

                                    EXHIBIT N

                  Schedule of Payment and Performance Bonds

                             [Intentionally omitted]